NEW WATER STREET CORP.,

Landlord

TO

BOWNE & CO., INC.,

Tenant

Lease

Dated as of February 25, 2005

EXHIBITS
A B C D E F G H I J K L M	Description of Land
Floor Plans
Building Rules and Regulations
Standard Cleaning Specifications
Landlord’s Work
Form of Letter of Credit
HVAC Specifications
Form of Sublease Consent
Building Certificate of Occupancy
Floor Plans of Offer Space
Alteration Rules and Regulations
Form of Subtenant Recognition Agreement
Lobby Desk Location

INDEX OF DEFINED TERMS

Definition	Where Defined

10th Floor ............................
11th Floor ............................
32nd Floor ............................
49th Floor ............................
50th Floor ............................
51st Floor ............................
2004/2005 Tax Average .................
2005/2006 Tax Average .................
AAA ...................................
Abatement Event .......................
Acceptance Notice .....................
Additional Charges ....................
Affiliate .............................
Alterations ...........................
Applicable Percentage .................
Arbiter ...............................
Assignment Profit .....................
Available .............................
Base Building .........................
Base Operating Amount .................
Base Operating Year ...................
Base Tax Amount .......................
Basic Electricity Amount ..............
Benefit Period ........................
Broker ................................
Building ..............................
Business Days .........................
Business Hours ........................
Capital Improvements ..................
Casualty ..............................
Change Order ..........................
Change Order Request ..................
CM ....................................
Commencement Date .....................
Communications Equipment ..............
Conduits ..............................
Control ...............................
Curing Party ..........................
Declaration ...........................
Decorative Alterations ................
DLS ...................................
Emergency Power .......................
Emergency Power Expenses ..............
Emergency Power Operating Payment .....
Emergency Power System ................
Event of Default ......................
Expiration Date .......................
Fair Market Rent ......................
Fair Offer Rental .....................
Final Completion ......................
Final Plans ...........................
Fixed Rent ............................
Fixtures ..............................
GAAP ..................................
Garage ................................
ICIP ..................................
Indemnified Party Notice ..............
Interest Rate .........................
Key Deadlines .........................
Land ..................................
Landlord ..............................
Landlord Cost Work ....................
Landlord Delay ........................
Landlord Indemnified Party ............
Landlord Obligation ...................
Landlord Services .....................
Landlord’s Determination ..............
Landlord’s Emergency Power Statement ..
Landlord’s OS Determination ...........
Landlord’s Rate .......................
Landlord’s Restoration Obligation .....
Landlord’s Statement ..................
Landlord’s Work .......................
Laws ..................................
LC Date ...............................
Letter of Credit ......................
Lobby Desk ............................
Material Alteration ...................
Monthly Rate ..........................
Named Tenant ..........................
Necessary Items .......................
Notice ................................
Offer Notice ..........................
Offer Period ..........................
Offer Space ...........................
Offer Space Inclusion Date ............
Offer Space Option ....................
Operating Expenses ....................
Operating Payment .... ..................
Operating Year ........................
Option Cancellation Notice ............< BR> Original LC Amount ....................
Other Sublease Considerations .........
Outside Offer Date ....................
Permitted Transfer ....................
Premises ..............................
Primary Rent Commencement Date ........
Prime Rate ............................
Project ...............................
Projected Delivery Date ...............
Recapture Notice ......................
Recapture Option ......................
Recognition Agreement .................
Records ...............................
Release to Proceed ....................
Renewal Notice ........................
Renewal Option ........................
Renewal Portion .......................
Renewal Premises ......................
Renewal Term ..........................
Rent ..................................
Rent Commencement Date ................
Rent Notice ...........................
Rent Request Notice ...................
Rentable Space ........................
Required Net Worth ....................
Restricted Access Areas ...............
RFB ...................................
RPTL ..................................
Sublet Payments .......................
Sublet Profit .........................
Specialty Alteration ..................
Special Occupant ......................
Subconcourse Space ....................
Substantial Completion ................
Successor Landlord ....................
Superior Lease ........................
Superior Lessor .......................
Superior Mortgage .....................
Superior Mortgagee ....................
Superior Right Holders ................
Tax Abatement .........................
Tax Payment ...........................
Tax Year ..............................
Taxes .................................
Tenant ................................
Tenant Architect ......................
Tenant Change Drawings ................
Tenant Cost Work ......................
Tenant Cure Notice ....................
Tenant Delay ..........................
Tenant Engineers ......................
Tenant Indemnified Party ..............
Tenant Mechanical Engineer ............
Tenant Special Work ...................
Tenant Structural Engineer ............
Tenant’s Basic Cost ...................
Tenant’s Determination ................
Tenant’s Notice .......................
Tenant’s Offer Notice .................
Tenant’s OS Determination .............
Tenant’s Parking Spaces ...............
Tenant’s Property .....................
Tenant’s Share ........................
Tenant’s Statement ....................
Term ..................................
Tower Premises ........................
Tranche A Commencement Date ...........
Tranche A Rent Commencement Date ......
Tranche A Space .......................
Tranche B Commencement Date ...........
Tranche B Rent Commencement Date ......
Tranche B Space .......................
Transaction Expenses ..................
Transfer Notice .......................
Transfer Profit .......................
Unavoidable Delay .....................
Untenantable
Section 1.01
Section 1.01
Section 1.05
Section 1.05
Section 1.01
Section 1.05
Section 2.04
Section 2.04
Section 2.05
Section 3.02
Section 1.05
Section 2.03
Section 5.06
Section 4.02
Section 6.10
Section 2.05
Section 5.05
Section 1.05
Section 3.02
Sect ion 2.05
Section 2.05
Section 2.04
Section 3.01
Section 2.04
Section 8.13
Recitals
Section3.02
Section 3.02
Section 2.05
Section 7.05
Exhibit E
Exhibit E
Exhibit E
Section 1.03
Section 8.19
Section 4.04
Section 5.06
Section 4.08
Section 8.18
Section 4.02
Section 2.04
Section 3.03
Section 3.03
Section 3.03
Section 3.03
Section 6.03
Section 1.02
Section 9.02
Section 1.05
Exhibit E
Exhibit E
Section 2.02
Section 4.03
Section 2.05
Section 8.22
Section 2.04
Section 6.12
Section 4.08
Exhibit E
Recitals
Introduction
Exhibit E
Exhibit E
Section 6.12
Section 4.08
Section 3.01
Section 9.02
Section 3.03
Section 1.05
Section 2.07
Section 7.05
Section 2.05
Section 4.01
Section 4.06
Section 2.09
Section 2.09
Section 8.23
Section 4.02
Section 8.22
Section 1.05
Exhibit E
Section 8.01
Section 1.05
Section 1.05
Section 1.05
Section 1.05
Section 1.05
Section 2.05
Section 2.05
Section 2.05
Section 1.05
Section 2.09
Section 5.05
Section 1.05
Section 5.06
Section 1.01
Section 2.02
Section 4.08
Recitals
Section 1.05
Section 5.02
Section 5.02
Section 5.04
Section 2.05
Exhibit E
Section 9.01
Section 9.01
Section 9.01
Section 9.01
Section 9.01
Section 2.01
Section 2.02
Section 9.02
Section 9.02
Section 2.05
Section 4.02
Section 4.04
Exhibit E
Section 2.04
Section 5.05
Section 5.05
Section 4.03
Section 5.06
Section 1.01
Exhibit E
Section 6.01
Section 6.01
Section 6.01
Section 6.01
Section 6.01
Section 1.05
Section 2.04
Section 2.04
Section 2.04
Section 2.04
Introduction
Exhibit E
Exhibit E
Exhibit E
Section 4.08
Exhibit E
Exhibit E
Section 6.12
Exhibit E
Exhibit E
Exhibit E
Section 5.05
Section 9.02
Section 9.02
Section 5.02
Section 1.05
Section 8.22
Section 4.03
Section 2.04
Section 2.05
Section 1.02
Section 1.01
Section 1.03
Section 2.02
Exhibit E
Section 1.03
Section 2.02
Exhibit E
Section 5.05
Section 5.03
Section 5.05
Exhibit E
Section 3.02

LEASE, dated as of February 25, 2005, between NEW WATER STREET CORP. (“Landlord”), a Delaware corporation whose address is 55 Water Street, New York, New York 10041 and BOWNE & CO., INC. (“Tenant”), a Delaware corporation whose address is 345 Hudson Street, New York, New York 10014 prior to the commencement of the Term, and thereafter Tenant’s address shall be that of the Building.

W I T N E S S E T H:

WHEREAS, Landlord is willing to lease to Tenant and Tenant is willing to hire from Landlord, on the terms hereinafter set forth, certain space in the office building located at 55 Water Street, New York, New York (the “Building”) on the land more particularly described in Exhibit A (the “Land”; the Land and the Building and all plazas, sidewalks and curbs adjacent thereto are collectively called the “Project”).

NOW, THEREFORE, Landlord and Tenant agree as follows:

ARTICLE 1

Premises; Term; Use

1.01 Demise. (a) Landlord hereby leases to Tenant and Tenant hereby hires from Landlord, subject to the terms and conditions of this Lease the following space in the Building:

(i)	the entire 10th floor of the south tower of the Building substantially as shown on the plan annexed hereto as Exhibit B-1 (the “10th Floor”);

(ii)	the entire 11th floor of the south tower of the Building substantially as shown on the plan annexed hereto as Exhibit B-2 (the “11th Floor”);

(iii)	the entire 50th floor of the south tower of the Building substantially as shown on the plan annexed hereto as Exhibit B-3 (the “50th Floor”; the 50th Floor, the 10th Floor and the 11th Floor are collectively called the “Tower Premises”); and

(iv)	the space on the subconcourse level of the Building substantially as shown hatched on the plan annexed hereto as Exhibit B-3 (the “Subconcourse Space;” the Tower Premises and the Subconcourse Space are collectively called the “Premises”).

(b) Landlord and Tenant agree that (i) the 10th Floor is conclusively deemed to contain 61,241 rentable square feet, (ii) the 11th Floor is conclusively deemed to contain 63,588 rentable square feet, (iii) the 50th Floor is conclusively deemed to contain 66,948 rentable square feet, (iv) the Subconcourse Space is conclusively deemed to contain 11,892 rentable square feet and (v) the Premises is conclusively deemed to contain 203,669 rentable square feet.

1.02 Term. The term of this Lease (the “Term”) shall commence on the Commencement Date and shall end, unless sooner terminated as herein provided, on the day before the 20th anniversary of the Primary Rent Commencement Date (such date, as the same may be extended pursuant to Article 9, is called the “Expiration Date”).

1.03 Commencement Date. (a) “Commencement Date” means the later of (i) the first to occur of the Tranche A Commencement Date and the Tranche B Commencement Date and (ii) January 1, 2006. “Tranche A Commencement Date” means the earlier of (A) the date on which Landlord’s Work in respect of the Tranche A Space has been Substantially Completed in accordance with Exhibit E annexed hereto and (B) the date Tenant first takes occupancy of any material portion of the Tranche A Space for the conduct of business. “Tranche B Commencement Date” means the earlier of (A) the date on which Landlord’s Work in respect of the Tranche B Space has been Substantially Completed in accordance with Exhibit E annexed hereto and (B) the date Tenant first takes occupancy of any material portion of the Tranche B Space for the conduct of business. After the occurrence of each of the Tranche A Commencement Date and Tranche B Commencement Date, upon request of either party, Landlord and Tenant shall promptly confirm by a separate instrument such date, the Tranche A Rent Commencement Date or the Tranche B Rent Commencement Date, as applicable, and the Expiration Date; provided, that the failure to execute and deliver such instrument shall not affect the determination of such dates in accordance with this Article 1. Pending the resolution of any dispute as to any of such dates, Tenant shall pay Rent based upon Landlord’s determination. Any dispute as to any of such dates shall be determined by arbitration in accordance with the provisions of Section 8.09.

(b) Subject to Sections 2.02(c) and (d) below, if for any reason Landlord shall be unable to deliver possession of the Premises to Tenant on any date specified in this Lease for such delivery, Landlord shall have no liability to Tenant therefor and the validity of this Lease shall not be impaired, nor shall the Term be extended, by reason thereof. This Section 1.03 shall be an express provision to the contrary for purposes of Section 223-a of the New York Real Property Law and any other law of like import now or hereafter in effect.

1.04 Use. The Premises shall be used and occupied by Tenant (and permitted occupants) solely as general, administrative and executive offices, which may include a client service center for the coordination of production of documents for Tenant’s clients, including conference rooms, lounge areas, media entertainment room, word processing and data facilities, client dining area and shower rooms (including ancillary uses in connection therewith, including, without limitation, word processing center, data center, telecommunications center, pantries and eating areas (including vending machines) for Tenant’s personnel and business visitors); provided, that in no event shall the Premises be used for any of the following: (a) a banking, trust company, or safe deposit business, in each case open for business to the general public, (b) a savings bank, a savings and loan association, or a loan company, in each case open for business to the general public, (c) the sale of travelers’ checks and/or foreign exchange, in each case open for business to the general public, (d) a stock brokerage office whose business involves off-the-street retail sales to the general public, (e) a restaurant, bar or for the sale of food or beverages (except as permitted above), (f) photographic reproductions and/or offset printing, except in connection with Tenant’s business, (g) an employment or travel agency (other than an executive search firm or a travel office serving Tenant’s personnel or otherwise ancillary to Tenant’s business), (h) a school or classroom (other than training facilities for Tenant’s personnel or otherwise ancillary to Tenant’s business), (i) medical or psychiatric offices, (j) conduct of an auction, (k) gambling activities, (l) conduct of obscene, pornographic or illegal activities and (m) offices of an agency, department or bureau of the United States Government, any state or municipality within the United States or any foreign government, or any political subdivision of any of them. The Premises shall not be used for any purpose which will lower the first-class character of the Building, impair or interfere in any material respect with any of the Building operations, constitute a public or private nuisance, unreasonably interfere with or disturb Landlord, actually interfere with or disturb another tenant or occupant of the Project or impair the appearance of the Building.

1.05 Offer Space Option. (a) As used herein:

“Available” means, as to any space, that such space is vacant and free of any present or future possessory right now or hereafter existing in favor of any third party. Anything to the contrary contained herein notwithstanding, Tenant’s right of first offer pursuant to this Section 1.05 is subordinate to (x) rights of offer existing as of the date of this Lease in favor of The McGraw-Hill Companies, Inc. and, in the case of the 32nd floor of the Building, Federal Insurance Company (collectively, the “Superior Right Holders”), but in each case only substantially in accordance with the terms and conditions of such right of offer and (y) Landlord’s right to renew or extend the term of any lease to another tenant, whether or not pursuant to an option or right set forth in such other tenant’s lease.

“Offer Period” means the period commencing on the Commencement Date to and including the date that is 3 years before the Expiration Date; provided, that in the case of the initial term of this Lease, if Tenant does not timely exercise the Renewal Option in accordance with the provisions of Article 9, then the Offer Period shall end on the date that is 18 months before the scheduled expiration of the initial term of this Lease, but if less than 3 years and more than 18 months remain in the initial Term, then Tenant shall be permitted to exercise any Offer Space Option only if, simultaneously with the giving of the Acceptance Notice, Tenant exercises the Renewal Option in accordance with the provisions of Article 9.

“Offer Space” means (i) the entire 32nd floor of the Building (the “32nd Floor”), (ii) the entire 49th floor of the Building (the “49th Floor”) and (iii) the entire 51st floor of the Building (the “51st Floor”); provided, that if at any time Tenant shall no longer be leasing the 50th Floor, then the 49th Floor and the 51st Floor shall no longer constitute Offer Space, and Landlord shall have no obligation to give an Offer Notice to Tenant in respect of the 49th Floor and/or the 51st Floor. Landlord and Tenant confirm that (A) the 32nd Floor is conclusively deemed to contain 65,276 rentable square feet, (B) the 49th Floor is conclusively deemed to contain 66,272 rentable square feet and (C) the 51st Floor is conclusively deemed to contain 66,948 rentable square feet.

(b) If at any time during the Offer Period any Offer Space either becomes, or Landlord reasonably anticipates that within the next 14 months (but not later than the last day of the Offer Period) any Offer Space will become, Available, then provided (i) this Lease shall not have been terminated, (ii) no Event of Default shall have occurred and be continuing, and (iii) Tenant shall occupy at least 75% of the Premises, Landlord shall give to Tenant notice (an “Offer Notice”) thereof, specifying (A) Landlord’s determination of the Fair Offer Rental for such Offer Space (“Landlord’s OS Determination”), (B) the date or estimated date that such Offer Space has or shall become Available (the “Projected Delivery Date”) and (C) such other matters as Landlord may deem appropriate for such Offer Notice. “Fair Offer Rental” means the Fair Market Rent for the applicable Offer Space as of the date of the Offer Notice therefor. Tenant may at any time inquire of Landlord as to when Landlord anticipates that any Offer Space shall become Available and Landlord shall promptly advise Tenant thereof.

(c) Provided that on the date that Tenant exercises an Offer Space Option and on the applicable Offer Space Inclusion Date (i) this Lease shall not have been terminated, (ii) no Event of Default shall have occurred and be continuing, and (iii) Tenant shall occupy at least 75% of the Premises, Tenant shall have the option (the “Offer Space Option”), exercisable by notice (an “Acceptance Notice”) given to Landlord on or before the date that is 30 days after the giving of the applicable Offer Notice (time being of the essence) to include the applicable Offer Space in the Premises. It is expressly understood that the Offer Space Option is a continuing option of Tenant applicable throughout the entire Offer Period, and Tenant’s failure to exercise the Offer Space Option when any Offer Space becomes Available shall not be deemed a waiver of Tenant’s Offer Space Option any other time such Offer Space or any other Offer Space becomes Available. Tenant shall notify Landlord in the Acceptance Notice whether Tenant accepts or disputes Landlord’s determination of the Fair Offer Rental, and if Tenant disputes Landlord’s determination of the Fair Offer Rental, the Acceptance Notice shall set forth Tenant’s determination thereof (“Tenant’s OS Determination”). If Tenant fails to object to Landlord’s determination in the Acceptance Notice and to set forth Tenant’s OS Determination, then Tenant shall be deemed to have accepted Landlord’s OS Determination. If the Offer Space consists of the 32nd Floor, Tenant may also notify Landlord in the Acceptance Notice that Tenant elects to exercise the Offer Space Option as to only one-half of the 32nd Floor. In such event, Landlord shall notify Tenant within 30 days after the giving of the Acceptance Notice as to how Landlord intends to demise the 32nd Floor; provided, that such demising plan shall not result in Tenant being required to lease more than 37,638 rentable square feet or less than 27,638 rentable square feet on the 32nd Floor (computed using the same standard of measurement as that used to measure the rentable square footage of the entire 32nd floor as having 65,276 rentable square feet). If Tenant does not so notify Landlord in the Acceptance Notice that Tenant elects to exercise the Offer Space Option as to only one-half of the 32nd Floor, then Tenant shall be deemed to have exercised the Offer Space Option as to the entire 32nd Floor.

(d) If Tenant timely delivers an Acceptance Notice, then, on the latest of (i) the Projected Delivery Date, (ii) the date that is 180 days (or 60 days, if the Offer Space in question became Available other than as a result of the scheduled expiration of the prior Lease of such space) after the later of (A) the date of the giving of the Acceptance Notice in respect of such Offer Space and (B) the last date on which any right of a Superior Right Holder to lease the Offer Space in question shall have lapsed or been waived and (iii) the date on which Landlord delivers vacant possession of the applicable Offer Space to Tenant in the condition set forth in clause (y) below (the latest of the dates in clauses (i), (ii) and (iii) is called the “Offer Space Inclusion Date”), the applicable Offer Space shall become part of the Premises, upon all of the terms and conditions set forth in this Lease, except (w) from and after the Offer Space Inclusion Date, Fixed Rent shall be increased by the Fair Offer Rental for the applicable Offer Space, (x) from and after the Offer Space Inclusion Date, Tenant’s Share shall be increased by a fraction, expressed as a percentage, the numerator of which shall be the rentable square footage of the applicable Offer Space and the denominator of which shall be 3,812,963, (y) Landlord shall not be required to perform Landlord’s Work or any other work, to pay any amount or to render any services to make the Building or the Offer Space ready for Tenant’s use or occupancy, or to provide any abatement of Fixed Rent or Additional Charges, and Tenant shall accept the Offer Space in its “as is” condition on the Offer Space Inclusion Date, except that on the Offer Space Inclusion Date the Offer Space shall be (1) broom clean, with all personalty, debris and containers having been removed, (2) separately demised with no material penetrations to areas outside the Offer Space, (3) free of asbestos, and Landlord shall deliver to Tenant a Form ACP-5 certifying that demolition of the Offer Space will not constitute an “asbestos job” and (4) submetered to measure Tenant’s electric consumption in a manner comparable to the rest of the Premises and (z) as may be otherwise set forth in the applicable Offer Notice so long as such terms shall not be inconsistent with the provisions of this Lease.

(e) If Tenant disputes Landlord’s determination of Fair Offer Rental, and Landlord and Tenant fail to agree as to the amount thereof within 30 days after the giving of the Acceptance Notice, then the dispute shall be resolved by arbitration in the same manner as a dispute involving Fair Market Rent. If the dispute shall not have been resolved on or before the applicable Offer Space Inclusion Date, then pending such resolution, Tenant shall pay as Fixed Rent for the applicable Offer Space an amount equal to Landlord’s OS Determination. If, based upon the final determination of the Fair Offer Rental, the Fixed Rent payments made by Tenant for the applicable Offer Space were greater than the Fair Offer Rental, then Landlord shall refund to Tenant the amount of such excess within 30 days, together with interest thereon at the Prime Rate from the date of each overpayment until refunded.

(f) Except as expressly provided below, if Landlord is unable to deliver possession of any Offer Space to Tenant for any reason on or before the Projected Delivery Date therefor, then the Offer Space Inclusion Date shall be the date on which Landlord is able to so deliver possession and Landlord shall have no liability to Tenant therefor and this Lease shall not in any way be impaired. This Section 1.05(f) constitutes “an express provision to the contrary” within the meaning of Section 223(a) of the New York Real Property Law and any other law of like import now or hereafter in effect. Notwithstanding the foregoing, Landlord shall use diligent efforts, including institution and prosecution of holdover or other appropriate proceedings against any occupant of the applicable Offer Space, to cause such Offer Space to be delivered on the Projected Delivery Date. If Landlord, having used such diligent efforts, fails to deliver possession of such Offer Space as required hereunder within 180 days after the Projected Delivery Date (the “Outside Offer Date”), then Tenant shall have the right to cancel Tenant’s exercise of the Offer Space Option in question by notice (an “Option Cancellation Notice”) to Landlord given within 30 days after the Outside Offer Date, in which event (unless the Offer Space Inclusion Date has occurred before the giving of the Option Cancellation Notice) the applicable Offer Space shall not be included in this Lease and Landlord shall be free to lease the Offer Space to third parties, subject to Section 1.05(g) below.

(g) If Tenant fails timely to give an Acceptance Notice, then (i) Landlord may enter into one or more leases of the applicable Offer Space with third parties on such terms and conditions as Landlord shall determine, and, except as set forth in the last sentence of this Section 1.05(g), Landlord shall have no further obligation to offer such Offer Space to Tenant unless and until such space shall have been leased and shall again become Available, and (ii) Tenant shall, upon demand by Landlord, execute an instrument confirming Tenant’s waiver of the Offer Space Option in question, but the failure by Tenant to execute any such instrument shall not affect the provisions of clause (i) above. Anything contained in this Section 1.05 to the contrary notwithstanding, Tenant may at any time notify Landlord of Tenant’s desire to lease any Offer Space as to which Tenant failed timely to give an Acceptance Notice or gave an Option Cancellation Notice, and, if the applicable Offer Space shall then be Available and Landlord shall not be in active negotiations to lease all or a portion of such Offer Space to another party, Landlord shall again give Tenant an Offer Notice with respect to such space, and the provisions of this Section 1.05 shall again apply.

(h) Promptly after the occurrence of any Offer Space Inclusion Date, Landlord and Tenant shall confirm the occurrence thereof and the inclusion of the applicable Offer Space in the Premises by executing an instrument reasonably satisfactory to Landlord and Tenant; provided, that failure by Landlord or Tenant to execute such instrument shall not affect the inclusion of such Offer Space in the Premises in accordance with this Section 1.05.

(i) Anything in this Lease to the contrary notwithstanding, this Section 1.05 shall be null and void and of no force or effect if Named Tenant is no longer the Tenant under this Lease. “Named Tenant” means Bowne & Co., Inc. and any entity directly or indirectly succeeding to the interests of Bowne & Co., Inc. as tenant under this Lease by operation of the provisions of Sections 5.06(a) through (f) below.

ARTICLE 2

Rent

2.01 Rent. “Rent” shall consist of Fixed Rent and Additional Charges.

2.02 Fixed Rent. (a) The fixed rent (“Fixed Rent”) shall be as follows:

(i) with respect to the 50th Floor:

(A) for the period commencing on the Tranche A Rent Commencement Date and ending on the day immediately preceding the fifth anniversary of the Primary Rent Commencement Date at the rate of $1,941,492.00 per annum payable in equal monthly installments of $161,791.00;

(B) for the period commencing on the fifth anniversary of the Primary Rent Commencement Date and ending on the day immediately preceding the tenth anniversary of the Primary Rent Commencement Date at the rate of $2,142,336.00 per annum payable in equal monthly installments of $178,528.00; and

(C) for the period commencing on the tenth anniversary of the Primary Rent Commencement Date and ending on the day immediately preceding the fifteenth anniversary of the Primary Rent Commencement Date at the rate of $2,343,180.00 per annum payable in equal monthly installments of $195,265.00; and

(D) for the period commencing on the fifteenth anniversary of the Primary Rent Commencement Date and ending on the Expiration Date $2,544,024.00 per annum, payable in equal monthly installments of $212,002.00.

(ii) with respect to the 10th Floor and the 11th Floor:

(A) for the period commencing on the Tranche B Rent Commencement Date and ending on the day immediately preceding the fifth anniversary of the Primary Rent Commencement Date at the rate of $3,620,041.00 per annum payable in equal monthly installments of $301,670.08;

(B) for the period commencing on the fifth anniversary of the Primary Rent Commencement Date and ending on the day immediately preceding the tenth anniversary of the Primary Rent Commencement Date at the rate of $3,994,528.00 per annum payable in equal monthly installments of $332,877.33; and

(C) for the period commencing on the tenth anniversary of the Primary Rent Commencement Date and ending on the day immediately preceding the fifteenth anniversary of the Primary Rent Commencement Date at the rate of $4,369,015.00 per annum payable in equal monthly installments of $364,084.58; and

(D) for the period commencing on the fifteenth anniversary of the Primary Rent Commencement Date and ending on the Expiration Date $4,743,502.00 per annum, payable in equal monthly installments of $395,291.83.

(iii) with respect to the Subconcourse Space:

(A) for the period commencing on the Tranche A Rent Commencement Date and ending on the day immediately preceding the fifth anniversary of the Primary Rent Commencement Date at the rate of $202,164.00 per annum payable in equal monthly installments of $16,847.00;

(B) for the period commencing on the fifth anniversary of the Primary Rent Commencement Date and ending on the day immediately preceding the tenth anniversary of the Primary Rent Commencement Date at the rate of $234,867.00 per annum payable in equal monthly installments of $19,572.25; and

(C) for the period commencing on the tenth anniversary of the Primary Rent Commencement Date and ending on the day immediately preceding the fifteenth anniversary of the Primary Rent Commencement Date at the rate of $267,570.00 per annum payable in equal monthly installments of $22,297.50; and

(D) for the period commencing on the fifteenth anniversary of the Primary Rent Commencement Date and ending on the Expiration Date $300,273.00 per annum, payable in equal monthly installments of $25,022.75.

Fixed Rent shall be payable by Tenant in advance on the Primary Rent Commencement Date and on the first day of each calendar month thereafter.

(b) “Primary Rent Commencement Date” means the first to occur of the Tranche A Rent Commencement Date and the Tranche B Rent Commencement Date.

(c) “Tranche A Rent Commencement Date” means the later of (i) June 1, 2006 and (ii) the date that is 150 days after the Tranche A Commencement Date; provided, that if Landlord’s Work in respect of the Tranche A Space shall not be Substantially Completed on or before January 1, 2006 (as such date shall be extended by Tenant Delay and Unavoidable Delay), then, as Tenant’s sole and exclusive remedy therefor, the Tranche A Rent Commencement Date shall be postponed by (A) one-half of one additional day for each day during the period commencing on January 1, 2006 to and including January 31, 2006, that the Tranche A Commencement Date has not occurred and (B) two additional days for each day during the period, if any, commencing on February 1, 2006 to and including the day before the Tranche A Commencement Date; provided further, that the “January 1,” “January 31” and “February 1” dates in the preceding proviso shall each be postponed by one day (but not in excess of 15 days) for each day after June 15, 2005, that the tenant occupying the 50th Floor on the date of this Lease (“DTC”) fails to vacate the 50th Floor. By way of example only (assuming that the second proviso in the preceding sentence does not apply), (x) if the Tranche A Commencement Date is January 31, 2006 (30 days after January 1), then the Tranche A Rent Commencement Date will be 165 days after January 31, 2006 (adding 15 additional days (0.5 x 30) to the 150 day period described in clause (ii) above) and (y) if the Tranche A Commencement Date is February 15, 2006 (45 days after January 1), then the Tranche A Rent Commencement Date will be 195 days after February 15, 2006 (adding 45 additional days (0.5 x 30 + 2 x 15) to the 150 day period described in clause (ii) above). Landlord represents to Tenant that, as of the date of this Lease, Landlord has offered to abate a portion of DTC’s rental obligation on the 50th Floor if DTC vacates such floor prior to June 30, 2005, but Tenant acknowledges that DTC is under no obligation to accept such offer.

(d) “Tranche B Rent Commencement Date” means the later of (i) June 1, 2006 and (ii) the date that is 120 days after the Tranche B Commencement Date; provided, that if Landlord’s Work in respect of the Tranche B Space shall not be Substantially Completed on or before March 15, 2006 (as such date shall be extended by Tenant Delay and Unavoidable Delay), then, as Tenant’s sole and exclusive remedy therefor, the Tranche B Rent Commencement Date shall be postponed by one-half of one additional day for each day during the period commencing on March 15, 2006 to and including the day before the Tranche B Commencement Date. The Tranche A Rent Commencement Date and the Tranche B Rent Commencement Date are each called a “Rent Commencement Date”.

2.03 Additional Charges. “Additional Charges” means Tax Payments, Operating Payments and all other sums of money, other than Fixed Rent, at any time payable by Tenant under this Lease, all of which Additional Charges shall be deemed to be rent.

2.04 Tax Payments. (a) “Base Tax Amount” means the sum of (i) one-half of the 2004/2005 Tax Average and (ii) one-half of the 2005/2006 Tax Average. “2004/2005 Tax Average” means the sum of (A) one-half of the Taxes (excluding any amounts described in Section 2.04(b)(iii)) for the Tax Year commencing on July 1, 2004, taking into account any benefits or reduction received by Landlord from the ICIP for such Tax Year and (ii) one-half of the Taxes (excluding any amounts described in Section 2.04(b)(iii)) for the Tax Year commencing on July 1, 2004, determined without taking into account any benefits or reduction received by Landlord from the ICIP for such Tax Year. “2005/2006 Tax Average” means the sum of (A) one-half of the Taxes (excluding any amounts described in Section 2.04(b)(iii)) for the Tax Year commencing on July 1, 2005, taking into account any benefits or reduction received by Landlord from the ICIP for such Tax Year and (ii) one-half of the Taxes (excluding any amounts described in Section 2.04(b)(iii)) for the Tax Year commencing on July 1, 2005, determined without taking into account any benefits or reduction received by Landlord from the ICIP for such Tax Year.

(b) “Taxes” means (i) the real estate taxes, vault taxes, assessments and special assessments levied, assessed or imposed upon or with respect to the Project by any federal, state, municipal or other government or governmental body or authority, (taking into account (other than for purposes of determining the Base Tax Amount which is governed by the provisions of Section 2.04(a) above) any benefits or reduction received by Landlord from the ICIP), (ii) all taxes assessed or imposed with respect to the rentals payable under this Lease other than general income and gross receipts taxes; provided, that any such tax shall exclude Commercial Rent or Occupancy Taxes imposed pursuant to Title 11, Chapter 7 of the New York City Administrative Code so long as such tax is required to be paid by tenants directly to the taxing authority and (iii) any assessments, dues, levies or charges paid to any business improvement district or similar organization and (iv) any customary out-of-pocket expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Project, which expenses shall be allocated to the Tax Year to which such expenses relate. Special assessments shall be paid in the maximum number of installments permitted by law and shall only be included in Taxes to the extent such installments fall within the Term. Taxes shall not include any interest or penalties arising from late payment. If at any time the method of taxation shall be altered so that in lieu of or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate, there shall be levied, assessed or imposed (x) a tax, assessment, levy, imposition, fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (y) any other such substitute tax, assessment, levy, imposition, fee or charge, including without limitation, business improvement district and transportation taxes, fees and assessments, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be included in “Taxes”. If the owner, or lessee under a Superior Lease, of all or any part of the Building and/or the Land is an entity exempt from the payment of taxes described in clauses (i) and (ii), there shall be included in “Taxes” the taxes described in clauses (i) and (ii) which would be so levied, assessed or imposed if such owner or lessee were not so exempt and such taxes shall be deemed to have been paid by Landlord on the dates on which such taxes otherwise would have been payable if such owner or lessee were not so exempt. Except as permitted in this Section 2.04(b), “Taxes” shall not include any income, franchise, corporate, estate, inheritance, succession, capital stock or transfer tax.

(c) “Tax Year” means each period of 12 months, commencing on the first day of July of each such period, in which occurs any part of the Term, or such other period of 12 months occurring during the Term as hereafter may be adopted as the fiscal year for real estate tax purposes of the City of New York.

(d) “Tenant’s Share” means 5.341% (calculated by dividing (i) 203,669 by (ii) 3, 812, 963).

(e) If Taxes for any Tax Year, including the Tax Year in which the Commencement Date occurs, shall exceed the Base Tax Amount, Tenant shall pay to Landlord (each, a “Tax Payment”) Tenant’s Share of the amount by which Taxes for such Tax Year are greater than the Base Tax Amount. The Tax Payment for each Tax Year shall be due and payable in installments in the same manner that Taxes for such Tax Year are due and payable by Landlord to the City of New York. Tenant shall pay Tenant’s Share of each such installment within 30 days after the rendering of a statement therefor by Landlord to Tenant, which statement may be rendered so as to require Tenant’s Share of Taxes to be paid by Tenant 30 days prior to the date such Taxes first become due. The statement to be rendered by Landlord shall set forth in reasonable detail the computation of Tenant’s Share of the particular installment(s) being billed. If there shall be any increase in the Taxes for any Tax Year, whether during or after such Tax Year, or if there shall be any decrease in the Taxes for any Tax Year, the Tax Payment for such Tax Year shall be appropriately adjusted and paid or refunded, as the case may be, in accordance herewith. In no event, however, shall Taxes be reduced below the Base Tax Amount.

(f) If, with respect to any Tax Year for which Tenant has paid to Landlord a Tax Payment, Landlord shall receive a refund of or credit against Taxes with respect to such Tax Year, Landlord shall pay to Tenant Tenant’s Share of such refund or credit within 30 days of receiving such refund, or shall permit Tenant to take Tenant’s Share of such credit at the same time that Landlord is entitled to take such credit (after deducting from such refund or credit the actual costs and expenses of obtaining the same, including, without limitation, appraisal, accounting and legal fees); provided, that such payment to Tenant shall in no event exceed Tenant’s Tax Payment paid for such Tax Year. The reference to “Tenant’s Share” in this Section 2.04(f) shall be deemed to mean Tenant’s Share in effect during the Tax Year to which the applicable refund relates; provided, that if Tenant’s Share changed during such Tax Year, any refund to which Tenant is entitled under this Section 2.04(f) shall be appropriately adjusted.

(g) If the Taxes comprising the Base Tax Amount are reduced as a result of an appropriate proceeding or otherwise, the Taxes as so reduced shall for all purposes be deemed to be the Base Tax Amount and Landlord shall notify Tenant of the amount by which the Tax Payments previously made were less than the Tax Payments required to be made under this Section 2.04, and Tenant shall pay the deficiency within 30 days after demand therefor.

(h) (i) Tenant hereby requests that an application for abatement of real property taxes pursuant to Title 4 of the Real Property Tax Law (the “RPTL”) be filed by Landlord and Tenant (any abatement granted pursuant to said Title 4 being hereinafter referred to as the “Tax Abatement”) for the Premises. Tenant hereby acknowledges that Tenant shall be solely responsible for the preparation and filing of the application, the annual reports and other documentation required pursuant to Title 4 of the RPTL (including, without limitation, pursuant to Sections 499-d and 499-f of the RPTL). All fees, charges and other expenses incurred in connection with the application and continuing eligibility for the Tax Abatement shall be the sole responsibility of Tenant.

(ii) Pursuant to Section 499-c.5. of the RPTL, Tenant is hereby informed that:

(v) the percentage of the Building’s aggregate floor area allocated to the Premises, and “tenant’s percentage share” for the purposes of Title 4 of the RPTL, is, as of the date hereof, 5.341%;

(w) an application for abatement of real property taxes pursuant to Title 4 of the RPTL will be made for the Premises;

(x) the Fixed Rent and additional rent payable by Tenant under this Lease, including amounts payable by Tenant for real property taxes, will accurately reflect any abatement of real property taxes granted pursuant to Title 4 of the RPTL for the Premises;

(y) at least $35 per square foot must be spent on improvements to the Premises and the common areas of the Building; and

(z) all abatements granted with respect to a building pursuant to Title 4 of the RPTL will be revoked if, during the benefit period, real estate taxes or water or sewer charges or other lienable charges are unpaid for more than one year, unless such delinquent amounts are paid as provided in subdivision 4 of Section 499-f of the RPTL.

(iii) If the Tax Abatement shall be granted to Tenant, and for so long as such Tax Abatement shall remain in effect (the “Benefit Period”), Tenant shall be entitled to receive a credit against Fixed Rent and Additional Charges payable under this Lease, in an amount equal to the Tax Abatement applicable to the Premises. During each Tax Year occurring during the Benefit Period, Landlord shall credit against the installments of Fixed Rent and Additional Charges payable under this Lease during such period, the portion of the tax abatement applicable to such period. If the Tax Abatement shall be granted and is thereafter terminated or reduced or recalculated as a result of a change in the billable assessed value of the Building or for any other reason, Tenant shall be responsible for and shall pay to Landlord within 30 days after demand the entirety of the resulting increase in Taxes payable by Landlord (including any retroactive increase), and all interest and penalties relating thereto charged by the taxing authority. Tenant shall notify Landlord within 30 days after Tenant obtains knowledge of the occurrence of any event which may cause the Tax Abatement to be terminated, reduced or recalculated.

(iv) Without in any way limiting the provisions of Section 6.12, each party shall indemnify and hold the other harmless from and against any and all liability, damages, claims, costs or expenses relating to the payment of Taxes (including penalties and interest thereon) or other payments required to be paid in connection with or relating to the Tax Abatement arising from the acts, failure to perform any acts required under Title 4 of the RPTL or misrepresentations of the indemnifying party, together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses. The provisions of this Section 2.04(h)(iv) shall survive the expiration or earlier termination of this Lease.

(v) Upon the request of Tenant, Landlord shall complete, execute and submit with Tenant all applications (including any revised applications therefor), evidence of expenditures in excess of $35 per square foot in improvements, certificates of continuing eligibility and such other documents, certificates and instruments that the New York City Department of Finance may require in order to issue a certificate of abatement granting the Tax Abatement or in order to maintain the Tax Abatement in effect, and Tenant shall pay to Landlord, within 30 days after demand, Landlord’s reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in reviewing such applications, certificates of continuing eligibility and such other documents, certificates and instruments.

(vi) Tenant hereby acknowledges that Landlord has made no representations or warranties to Tenant with respect to Title 4 of the RPTL or of any potential Tax Abatement. Tenant’s obligation to pay Tenant’s Share of Taxes shall not in any way be affected, reduced or impaired by reason of Tenant’s failure to qualify for, or obtain, any potential Tax Abatement.

(vii) Landlord shall not perform any acts or fail to perform any acts required under Title 4 of the RPTL (provided Tenant shall fully pay to Landlord the payments of the Tax Payment when due) or under this Section 2.04(h) which shall cause the Tax Abatement granted to Tenant to be revoked or terminated. If Landlord’s acts or omissions (including, without limitation, failure timely to pay Taxes, failure to provide certificates of continued eligibility or misrepresentations made by Landlord on any filings or submissions) cause the Tax Abatement to be revoked or terminated, then Landlord shall pay to Tenant, or credit against Tenant’s Tax Payments, each year the amount of the Tax Abatement that Tenant would have received absent such revocation or termination, such payment or credit to be made on each date that Tenant would have received the benefit of such Tax Abatement during the Term.

(i) As of the date of this Lease, the Building is benefiting from the Industrial and Commercial Incentive Program (“ICIP”). In connection with the Building’s ICIP benefits, all of Tenant’s construction managers, contractors and subcontractors employed in connection with construction work at the Building shall be contractually required by Tenant to comply with the New York City Department of Small Business/Division of Labor Services (“DLS”) requirements applicable to construction projects benefiting from the ICIP. Such compliance, as of the date hereof, includes the following: the submission and approval of a Construction Employment Report, attendance at a pre-construction conference with representatives of the DLS and adherence to the provisions of Article 22 of the ICIP Rules and Regulations, the provisions of New York City Charter Chapter 13-B and the provisions of Executive Order No. 50 (1980). Furthermore, at Landlord’s request, Tenant shall (A) report to Landlord the number of workers permanently engaged in employment in the Premises, the nature of each worker’s employment and, to the extent applicable, the New York City residency of each worker, (B) provide access to the Premises by employees and agents of the Department (as such term is defined in the ICIP Rules and Regulations) at all reasonable times, and (C) enforce the contractual obligations of Tenant’s construction managers, contractors and subcontractors to comply with the DLS requirements.

2.05 Operating Payments. (a) “Base Operating Amount” means Operating Expenses for the Base Operating Year.

(b) “Base Operating Year” means calendar year 2005.

(c) “Landlord’s Statement” means an instrument, certified by an officer of Landlord to be true and correct, setting forth in reasonable detail, the Operating Payment payable by Tenant for a specified Operating Year.

(d) “Operating Expenses” means, without duplication, all expenses paid or incurred by or on behalf of Landlord in respect of the repair, replacement, maintenance, operation and security of the Project, including, without limitation, (i) salaries, wages, medical, surgical, insurance (including, without limitation, group life and disability insurance), union and general welfare benefits, pension payments, severance payments, sick day payments and other fringe benefits of employees of Landlord, Landlord’s Affiliates and their respective contractors engaged in such repair, replacement, maintenance, operation and/or security; (ii) payroll taxes, worker’s compensation, uniforms and related expenses (whether direct or indirect) for such employees; (iii) Landlord’s actual cost of fuel, gas, steam, electricity, heat, ventilation, air-conditioning and chilled or condenser water, water, sewer and other utilities, together with any taxes and surcharges on, and fees paid to third parties in connection with the calculation and billing of, such utilities, in each case provided to Building systems and to portions of the Building other than Rentable Space; (iv) the cost of painting and/or decorating all areas of the Project, excluding, however, any space contained therein which is demised to tenants or available for lease to tenants, whether or not such space is then being marketed (“Rentable Space”); (v) the cost of casualty, liability, fidelity, rent and all other insurance regarding the Project, to the extent consistent with the insurance carried by prudent landlords with respect to comparable buildings in the vicinity of the Project; (vi) the cost of all supplies, tools, materials and equipment, whether by purchase or rental, used in the repair, replacement, maintenance, operation and/or security of the Project, and any sales and other taxes thereon; (vii) the rental value (provided such rental value is included in Operating Expenses for substantially all of the office tenants in the Building), and all office expenses, such as telephone, utility, stationery and similar expenses, incurred in connection with Landlord’s Building office and any other premises in the Building utilized by the personnel of either Landlord, Landlord’s Affiliates or Landlord’s contractors, in connection with the repair, replacement, maintenance, operation and/or security thereof; (viii) the cost of cleaning, janitorial and security services, including, without limitation, glass cleaning, snow and ice removal and garbage and waste collection and disposal; (ix) the cost of maintaining (including replacing) all interior and exterior landscaping located at or within the Project, but excluding the initial cost of any additional landscaping; (x) the cost of all alterations, repairs, replacements and/or improvements made at any time following the Base Operating Year by or on behalf of Landlord, whether structural or non structural, ordinary or extraordinary, foreseen or unforeseen, and whether or not required by this Lease, and all tools and equipment related thereto; provided, that if under generally accepted accounting principles consistently applied (“GAAP”), any of the costs referred to in this clause (x) are required to be capitalized, then the costs of such alterations, repairs, replacements and/or improvements (“Capital Improvements”) shall not be included in Operating Expenses unless they (I) are required by any Laws that first became effective (1) on or after the date of this Lease or (2) before the date of this Lease but with respect to which the obligation to comply first arises after the date of this Lease, (II) have the effect of reducing expenses that would otherwise be included in Operating Expenses or (III) consist of items of equipment costing not more than $50,000.00 per item and which are depreciable in accordance with GAAP over a period of not more than 10 years, in which event (in the case of clauses (I), (II) and (III)) the cost thereof, together with interest thereon at either (A) if Landlord shall not finance such Capital Improvements, the Prime Rate in effect on December 31 of the Operating Year in which such costs were incurred or (B) if Landlord shall finance such Capital Improvements, the actual costs incurred by Landlord to finance such Capital Improvements, shall be amortized and included in Operating Expenses over the useful life of the item in question, as reasonably determined by Landlord in accordance with GAAP; provided, that the amount included in Operating Expenses in any Operating Year in respect of costs described in clause (II) of this clause (x) shall not exceed the amount of the reduction in Operating Expenses resulting from such costs; (xi) management fees not to exceed 3% of the aggregate rents, additional rents and other charges (to the extent such rents and charges are customarily treated as gross rentals upon which property managers of downtown New York City office buildings are paid a management fee) payable to Landlord by tenants of the Building; (xii) all reasonable costs and expenses of third-party legal, bookkeeping, accounting and other professional services; and (xiii) all other fees, costs, charges and expenses properly allocable to the repair, replacement, maintenance, operation and/or security of the Project, and customarily treated as operating expenses in first-class office buildings in the Borough of Manhattan, City of New York. All Operating Expenses shall be determined on a “net” basis, net of any reimbursements, recoupments, payments, discounts, credits, reductions, allowances, insurance proceeds or similar items received by Landlord. Notwithstanding the foregoing, “Operating Expenses” shall not include the following:

(A) depreciation and amortization (except with respect to Capital Improvements described in clause (x) of this Section 2.05(d));

(B) principal and interest payments and other costs incurred in connection with any financing or refinancing of the Project or any portion thereof or any direct or indirect interest therein (except as provided in clause (x) of this Section 2.05(d));

(C) the cost of improvements made for tenant(s) of the Building or in contemplation of leasing a particular space to a tenant (but including in Operating Expenses any amount in respect of the Building systems or structural components of the Building that would be incurred by Landlord whether or not such space was leased and are otherwise includable in Operating Expenses);

(D) all costs and expenses incurred in procuring tenants for the Building, including, without limitation, brokerage commissions, marketing and advertising expenses, lease concessions, lease takeover or rental assumption obligations;

(E) cost of any work or service performed for any tenant of the Building (including Tenant), whether at the expense of Landlord or such tenant, to the extent that such work or service is in excess of the work or service that Landlord is required to furnish Tenant under this Lease at the expense of Landlord;

(F) the cost of any electricity consumed in the Premises or in any other Rentable Space in the Building, together with any taxes and surcharges on, and fees paid to third parties in connection with the calculation and billing of such electricity, the cost of any separate electric meters serving any Rentable Space and the cost of any surveys prepared to determine the electrical costs to be charged for any Rentable Space;

(G) Taxes, and any income, franchise, corporate, estate, inheritance, succession, capital stock or transfer tax;

(H) legal fees and disbursements incurred in preparing, negotiating and approving leases and related documents for tenants (including amendments or modifications of leases, assignments of leases, surrenders, extensions or renewals of leases, subleases, consents, estoppel certificates, subordination, nondisturbance and attornment agreements, tenant improvements and tenant improvement plans and specifications) or in enforcing the terms of any lease;

(I) any cost for restoration or repair of the Project the need for which arises from condemnation or casualty (but including in Operating Expenses the amount of any deductible, to the extent such deductible is not in excess of deductibles customarily carried by prudent landlords of first-class office buildings in lower Manhattan);

(J) any cost to the extent Landlord is entitled to be reimbursed therefor by any tenant or otherwise (other than by means of operating expense reimbursement provisions contained in the leases of other tenants.);

(K) the cost of any Capital Improvements other than as expressly provided in clause (x) of this Section 2.05(d), and the cost of any lease payments for improvements which, if purchased, would constitute a Capital Improvement that is not includable in Operating Expenses under clause (x) of this Section 2.05(d);

(L) salaries, fringe benefits and other compensation (including termination or severance expenses) for personnel above the grade of building manager;

(M) rent and all other sums payable under any Superior Lease (other than amounts which constitute a reimbursement to the Superior Lessor for items which would have been included in Operating Expenses under this Lease if the same were paid directly by Landlord);

(N) damage awards, legal fees and disbursements and other costs in connection with any litigation with respect to alleged negligence or willful misconduct of Landlord, disputes with tenants or occupants of the Project, disputes with brokers, disputes with purchasers, lenders or Superior Lessors;

(O) advertising and promotional costs;

(P) any fee or expenditure that is paid or payable to any Affiliate of Landlord to the extent that such fee or expenditure exceeds the amount that would be reasonably expected to be paid to an unaffiliated third party on a competitive basis;

(Q) interest, penalties and late charges imposed on late payments, and any fines imposed for failure timely to cure noticed violations;

® costs incurred in the removal, abatement, encapsulation or other treatment of asbestos or other hazardous materials (exclusive of any such costs with respect to hazardous materials (other than asbestos) used in compliance with all applicable Laws in the ordinary course of operating and maintaining the Project, which costs may be included in Operating Expenses);

(S) the costs of acquiring, leasing, removing or replacing sculptures, paintings and other works of art located at the Project (but including in Operating Expenses the costs of maintaining, securing and insuring same);

(T) any costs incurred principally in connection with portions of the building leased or used for retail purposes, including any food court;

(U) costs incurred with respect to a sale of the Project, any portion thereof or any interest therein;

(V) any costs includable in Operating Expenses that are incurred with respect to both the Project and other property (including salaries, fringe benefits and other compensation of personnel who provide service to the Project and other property), except to the extent of the fair and reasonable share of such Operating Expenses that are properly allocable to the Project;

(W) dues to professional and lobbying associations, or contributions to political or charitable organizations;

(X) costs relating to withdrawal liability or unfunded pension liability under the Multi-Employer Pension Plan Act or similar law;

(Y) the cost of installing, operating and maintaining any special facility or amenity at the Building, including broadcasting facilities, athletic clubs and dining facilities;

(Z) general administrative and overhead costs of Landlord and its Affiliates, as distinguished from the costs of the management, operation, repair and maintenance of the Building;

(AA) assessments, common charges and similar charges imposed by any condominium board to the extent such costs (i) are imposed to pay for, or as reimbursement for, costs which would not otherwise constitute Operating Expenses, or (ii) are materially in excess of those that would have been incurred if the Project were not subject to a condominium regime; and

(BB) costs arising from the negligence of, or breach of lease by, another tenant of the Building.

(e) “Operating Year” means each calendar year in which occurs any part of the Term.

(f) For each Operating Year, including the Operating Year in which the Commencement Date occurs, Tenant shall pay (each, an “Operating Payment”) Tenant’s Share of the amount, if any, by which Operating Expenses for such Operating Year exceed the Base Operating Amount.

(g) If during any relevant period, including the Base Operating Year, (i) any Rentable Space in the Building shall be unoccupied, and/or (ii) the tenant or occupant of any space in the Building undertook to perform work or services therein in lieu of having Landlord perform the same and the cost thereof would have been included in Operating Expenses, then, in any such event, the Operating Expenses for such period shall be increased to reflect the Operating Expenses that would have been incurred if such space had been occupied or if Landlord had performed such work or services, as the case may be.

(h) Landlord shall furnish to Tenant, prior to the commencement of each Operating Year, a statement setting forth Landlord’s reasonable estimate of the Operating Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year, an amount equal to 1/12th of Landlord’s estimate of the Operating Payment for such Operating Year. If Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (A) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 2.05 in respect of the last month of the preceding Operating Year; (B) after such estimate is furnished to Tenant, Landlord shall notify Tenant whether the installments of the Operating Payment previously made for such Operating Year were greater or less than the installments of the Operating Payment to be made in accordance with such estimate, and (x) if there is a deficiency, Tenant shall pay the amount thereof within 30 days after delivery of such estimate, or (y) if there is an overpayment, Landlord shall, within 30 days after delivery of such estimate, refund to Tenant the amount thereof; and (C) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout such Operating Year Tenant shall pay to Landlord an amount equal to 1/12th of the Operating Payment shown on such estimate. Landlord may, during each Operating Year, furnish to Tenant a revised statement of Landlord’s estimate of the Operating Payment for such Operating Year, and in such case, the Operating Payment for such Operating Year shall be adjusted and paid or refunded as the case may be, substantially in the same manner as provided in the preceding sentence.

(i) Landlord shall furnish to Tenant a Landlord’s Statement for each Operating Year (and shall endeavor to do so within 150 days after the end of each Operating Year). If Landlord’s Statement shall show that the sums paid by Tenant, if any, under Section 2.05(h) exceeded the Operating Payment to be paid by Tenant for the applicable Operating Year, Landlord shall, within 30 days after delivery of Landlord’s Statement, refund to Tenant the amount of such excess; and if the Landlord’s Statement shall show that the sums so paid by Tenant were less than the Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within 30 days after delivery of Landlord’s Statement.

(j) (i) Tenant, upon notice given within 120 days after Tenant’s receipt of a Landlord’s Statement or a Landlord’s Emergency Power Statement, may elect to have Tenant’s designated certified public accountant (who may be an employee of Tenant but who may not, in any case, be retained by Tenant primarily on a contingency fee basis or any other fee basis by which such accountant’s compensation is based primarily upon the amount refunded or by credited Landlord to Tenant as a result of such audit) examine such of Landlord’s books and records (collectively, “Records”) as are directly relevant to such Landlord’s Statement or Landlord’s Emergency Power Statement, and Landlord shall provide access to the Records at the offices of Landlord or its property manager or accountant within New York City, upon reasonable prior notice and during normal business hours. Landlord shall maintain its Records of Operating Expenses and Emergency Power Expenses in a single location for a period of at least 3 years after the date of the applicable Landlord’s Statement or Landlord’s Emergency Power Statement. As a condition to Tenant’s right to review the Records, Tenant shall pay all sums required to be paid in accordance with the Landlord’s Statement or the Landlord’s Emergency Power Statement in question. If Tenant shall not give such notice within such 120-day period, then such Landlord’s Statement or Landlord’s Emergency Power Statement shall be conclusive and binding upon Tenant. Tenant and Tenant’s employees, accountants and agents shall treat all Records as confidential (other than disclosure required by Laws, and subject to the right to use such information in any proceeding against Landlord with respect thereto), and, upon request by Landlord, shall confirm such confidentiality obligation in writing.

(ii) Tenant, within 120 days after the date on which the Records are made available to Tenant, may send a notice (“Tenant’s Statement”) to Landlord that Tenant disagrees with the applicable Landlord’s Statement or Landlord’s Emergency Power Statement, specifying in reasonable detail the basis for Tenant’s disagreement and the amount of the Operating Payment or the Emergency Power Operating Payment Tenant claims is due. If Tenant fails timely to deliver a Tenant’s Statement, then such Landlord’s Statement or Landlord’s Emergency Power Statement shall be conclusive and binding on Tenant. Landlord and Tenant shall attempt to adjust such disagreement. If they are unable to do so within 60 days after delivery of the Tenant’s Statement, then such disagreement shall be determined by an Arbiter in accordance with this Section 2.05(j), and promptly thereafter Landlord and Tenant shall jointly designate a certified public accountant (the “Arbiter”) whose determination made in accordance with this Section 2.05(j)(ii) shall be binding upon the parties. If the determination of the Arbiter shall substantially confirm the determination of Landlord, then Tenant shall pay the cost of the Arbiter. If the Arbiter shall substantially confirm the determination of Tenant, then Landlord shall pay the cost of the Arbiter. In all other events, the cost of the Arbiter shall be borne equally by Landlord and Tenant. The Arbiter shall be a member of an independent certified public accounting firm having at least 50 accounting professionals, and shall have at least 15 years’ experience as a certified public accountant in the field of commercial real estate accounting. If Landlord and Tenant shall be unable to agree upon the designation of the Arbiter within 15 days after receipt of notice from the other party requesting agreement as to the designation of the Arbiter, which notice shall contain the names and addresses of two or more certified public accountants who are acceptable to the party sending such notice, then either party shall have the right to request the American Arbitration Association (or any organization which is the successor thereto) (the “AAA”) to designate as the Arbiter a certified public accountant meeting the above requirements whose determination made in accordance with this Section 2.05(j)(ii) shall be conclusive and binding upon the parties, and the cost of such certified public accountant shall be borne as provided above in the case of the Arbiter designated by Landlord and Tenant. Any determination made by an Arbiter shall not exceed the amount determined to be due in the first instance by Landlord’s Statement or Landlord’s Emergency Power Statement, nor shall such determination be less than the amount claimed to be due by Tenant in Tenant’s Statement, and any determination which does not comply with the foregoing shall be null and void and not binding on the parties. In rendering such determination such Arbiter shall not add to, subtract from or otherwise modify the provisions of this Lease, including the immediately preceding sentence. Pending the resolution of any contest pursuant to this Section 2.05(j)(ii), and as a condition to Tenant’s right to prosecute such contest, Tenant shall pay all sums required to be paid in accordance with the Landlord’s Statement or the Landlord’s Emergency Power Statement in question. If Tenant shall prevail in such contest, an appropriate refund shall be made by Landlord to Tenant, together with interest thereon at the Prime Rate for the period commencing at the end of the preceding Operating Year and ending upon the payment of such refund to Tenant. The term “substantially confirm” as used in this Section 2.05(j)(ii), shall mean a variance of 5% or less. The right to examine the Records shall survive the expiration of the Term (subject to the other provisions of this Section 2.05(j)).

(iii) If it is determined pursuant to the provisions of this Section 2.05(j) that there was an overpayment of any Operating Payment or Emergency Power Operating Payment by more than 5%, then Landlord shall refund to Tenant the amount of the overpayment together with interest thereon at the Interest Rate from the date of payment by Tenant until refunded by Landlord.

(iv) Notwithstanding the preceding provisions of this Section 2.05(j), the time periods within which Tenant may review the Records and contest Operating Expenses for the Base Operating Year shall be the same as those applicable to the 2007 Operating Year.

(k) Landlord shall deliver to Tenant, at the same time that Landlord delivers to the other tenants of the Building, a Landlord’s Statement of the Operating Expenses for the Project for each of the 2004 and 2005 Operating Years.

2.06 Tax and Operating Provisions. (a) In any case provided in Section 2.04, 2.05 or 3.02 in which Tenant is entitled to a refund, Tenant may elect to receive such refund in the form of a credit against future installments of Rent. Nothing in this Article 2 or Section 3.03 shall be construed so as to result in a decrease in the Fixed Rent. If this Lease shall expire before any such credit shall have been fully applied, then (provided Tenant is not in default under this Lease) Landlord shall refund to Tenant the unapplied balance of such credit within 30 days following expiration of the Term.

(b) Landlord’s failure to render or delay in rendering a Landlord’s Statement or Landlord’s Emergency Power Statement with respect to any Operating Year or any component of the Operating Payment or Emergency Power Operating Payment shall not prejudice Landlord’s right to thereafter render a Landlord’s Statement or Landlord’s Emergency Power Statement with respect to any such Operating Year or any such component; provided, that such Landlord’s Statement or Landlord’s Emergency Power Statement is delivered within 2 years after the end of the Operating Year in question, nor shall the rendering of a Landlord’s Statement or Landlord’s Emergency Power Statement for any Operating Year prejudice Landlord’s right to thereafter render a corrected Landlord’s Statement or Landlord’s Emergency Power Statement for such Operating Year. Landlord’s failure to render or delay in rendering any statement with respect to any Tax Payment or installment thereof shall not prejudice Landlord’s right to thereafter render such a statement, provided such statement is delivered within 2 years following the later of (i) the end of the Tax Year in question or (ii) the final determination of the Taxes for the Tax Year in question, nor shall the rendering of a statement for any Tax Payment or installment thereof prejudice Landlord’s right to thereafter render a corrected statement therefor within such 2-year period. If Landlord shall not render any statement (or corrected statement) within the relevant 2-year period, then Landlord shall be deemed to have waived any right to render such statement (or corrected statement).

(c) None of Tenant’s Tax Payment, Operating Payment or Emergency Power Operating Payment shall exceed Tenant’s Share of 100% of the actual increase in Taxes, Operating Expenses or Emergency Power Expenses, as applicable, as determined in accordance with Sections 2.04 and 2.05 above. If the Building shall be condominiumized, or if ownership of the north and south towers of the Building shall be separated, or if Landlord shall elect to treat the south tower of the Building and the north tower of the Building separately for purposes of calculating Taxes and Operating Expenses, then Tenant’s Operating Payments and Tax Payments shall, if necessary, be equitably adjusted such that Tenant shall thereafter continue to pay the same share of the Taxes and Operating Expenses of the Building as Tenant would pay in the absence of such condominiumization, separate ownership or separate treatment.

(d) Each Tax Payment in respect of a Tax Year, and each Operating Payment or Emergency Power Payment in respect of an Operating Year, which begins prior to the Commencement Date or ends after the expiration or earlier termination of this Lease, and any tax refund pursuant to Section 2.04(f), shall be prorated to correspond to that portion of such Tax Year or Operating Year occurring within the Term, based upon the actual number of days in such Tax Year or Operating Year.

2.07 Electric Charges. (a) Tenant’s demand for, and consumption of, electricity in the Premises shall be determined by meter or meters specified in the Plans installed within the Premises as part of Landlord’s Work (or, if existing within the Premises, retrofitted as specified in the Plans as part of Landlord’s Work) by Landlord at Landlord’s expense. Tenant shall pay for such electric consumption within 30 days after rendition of bills therefor. Such bills shall include a statement of the readings from Tenant’s submeters, which shall be totalized, a calculation of the amount due from Tenant and a copy of Landlord’s electric bill. Tenant shall have the right from time to time to confirm the accuracy and functioning of the submeters, and should any discrepancy or inaccuracy be identified, Tenant shall be entitled to a refund of any overpayment.

(b) The amount payable by Tenant per “KW” and “KWHR” for electricity consumed within the Premises, shall be 104% of the amount (as adjusted from time to time, “Landlord’s Rate”) at which Landlord from time to time purchases each KW and KWHR of electricity for the same period from the utility company and/or alternate providers who either are not Affiliates of Landlord, or if Affiliates of Landlord, whose charges are not in excess of what would be charged by the public utility servicing the Building (including all surcharges, taxes, fuel adjustments, market supply and market adjustment charges, taxes passed on to consumers by the public utility, and other sums payable in respect thereof), plus all surcharges, taxes and other sums payable in respect of Landlord’s sale of electricity to Tenant. Landlord’s Rate shall be determined by applying KW and KWHR (e.g., on-peak and off-peak) as derived from Tenant’s submeter(s) to the same cost components applicable to Landlord’s electricity purchase.

(c) At Landlord’s option, Landlord shall furnish and install all replacement lighting, tubes, lamps, bulbs and ballasts required in the Premises, and Tenant shall pay to Landlord or its designated contractor, within 30 days after demand, Landlord’s then established reasonable charges therefor, but not in excess of the market price for such items.

(d) Any dispute with respect to the determination of Additional Charges for electric consumption at the Premises shall be determined by arbitration as set forth in Section 8.09 hereof.

2.08 Manner of Payment. Tenant shall pay all Rent as the same shall become due and payable under this Lease (a) in the case of Fixed Rent and those regularly recurring Additional Charges set forth in Section 2.05(h) and Section 3.03(g)(v), by wire transfer of immediately available federal funds as directed by Landlord in writing from time to time (and absent such direction, then in the manner set forth in clause (b) below), and (b) in the case of all other sums, either by wire transfer as aforesaid or by check (subject to collection) drawn on a New York Clearing House Association member bank, in each case at the times provided herein without notice or demand (except as otherwise provided herein) and without setoff (except as otherwise provided herein) or counterclaim. All Rent shall be paid in lawful money of the United States to Landlord at its office or such other place as Landlord may from time to time designate. If Tenant fails timely to pay any Rent, Tenant shall pay interest thereon from the date when such Rent became due to the date of Landlord’s receipt thereof at the Interest Rate; provided, that in the case of the first such failure in any 12 month period, Tenant shall not be obligated to pay such interest unless Tenant’s failure to pay continues for more than 10 days after notice from Landlord (in which case such interest shall be payable from the due date of the payment in question). Any Additional Charges for which no due date is specified in this Lease shall be due and payable on the 30th day after the date of invoice.

2.09 Security. (a) Tenant shall deliver to Landlord, in accordance with the further provisions of this Section 2.09(a), as security for the performance of Tenant’s obligations under this Lease, an unconditional, irrevocable letter of credit, in the amount (the “Original LC Amount”) of $9,391,842.50 substantially in the form annexed hereto as Exhibit F and issued by Bank of America, JP Morgan Chase or another bank that has a Standard & Poor’s rating of at least “AA” (or, if Standard & Poor’s hereafter ceases the publication of ratings for banks, a rating of a reputable rating agency as reasonably designated by Landlord that most closely approximates a Standard & Poor’s rating of “AA” as of the date hereof) (the “Letter of Credit”). The Letter of Credit shall provide that it is transferable by Landlord upon payment of the issuer’s standard charge, which charge shall be paid by Tenant provided it is not incurred more than once in any 2 year period, and shall either (x) expire (1) on the date which is 30 days after the expiration or earlier termination of this Lease (the “LC Date”) or (2) no earlier than one year from issuance or (y) be automatically self-renewing until the LC Date unless the issuer thereof otherwise advises Landlord on or prior to the 30th day before the applicable expiration date. If any Letter of Credit is due to expire in less than 30 days and Tenant has not delivered either an extension of the Letter of Credit for a term of at least one year, or one or more new letters of credit meeting the requirements set forth above or a cash security deposit (or any combination of the foregoing such that the full amount of security posted with Landlord is at least the amount set forth above, as reduced from time to time pursuant to this Section 2.09), then Landlord may draw upon the Letter of Credit and hold the proceeds thereof as security for the performance of Tenant’s obligations under this Lease and apply the same as set forth the next sentence. If an Event of Default occurs and is continuing, Landlord may draw on the Letter of Credit and apply the proceeds thereof (i) to the payment of any Rent that then remains unpaid, or (ii) to any damages, costs and expenses that Landlord incurs by reason of such Event of Default. If Landlord shall have so drawn upon the Letter of Credit and applied the proceeds thereof, Tenant shall upon written demand deposit with Landlord an additional letter of credit equal to the amount so applied by Landlord.

(b) Tenant shall deliver to Landlord (i) a Letter of Credit in the amount of $2,700,000.00 on or before the 30th day after the date of this Lease and (ii) a Letter of Credit for the balance of the Original LC Amount on or before the first to occur of (A) July 1, 2005 and (B) the date Landlord commences construction of Landlord’s Work. If Tenant fails to post any Letter of Credit in accordance with this Section 2.09(b), Landlord shall have no obligation to commence or continue construction of Landlord’s Work, and any resulting delay in the Substantial Completion of Landlord’s Work shall be a Tenant Delay.

(c) Provided there is no outstanding Event of Default under this Lease, on or before the LC Date: (i) Landlord shall return to Tenant the Letter of Credit (or the proceeds thereof, with interest as provided below) then held by Landlord or (ii) if Landlord shall have drawn upon the Letter of Credit and applied proceeds as provided in Section 2.09(a), Landlord shall return to Tenant that portion, if any, of the proceeds of the Letter of Credit remaining in Landlord’s possession, with interest as provided below.

(d) Provided that on each applicable anniversary of the Primary Rent Commencement Date, no Event of Default has occurred and is continuing, the amount of the Letter of Credit (or cash security held in lieu thereof) shall be reduced, and the Letter of Credit shall provide that it shall be reduced automatically (unless Landlord has notified the bank of an outstanding Event of Default hereunder), on the first anniversary of the Primary Rent Commencement Date and on each of the next succeeding nine anniversaries of the Primary Rent Commencement Date by 10% of the Original LC Amount, such that after the 10th anniversary of the Primary Rent Commencement Date (but subject to the proviso at the beginning of this Section 2.09(c)) Tenant shall have no further obligation to post a Letter of Credit or other security under this Section 2.09.

(e) Anything contained in this Section 2.09 to the contrary notwithstanding, if (i) Named Tenant shall be the tenant under this Lease, (ii) the entire outstanding amount of those certain 5% Convertible Subordinated Debentures of Bowne & Co., Inc. due October 1, 2033, shall be (A) converted into stock of Tenant and/or (B) repaid and refinanced (either upon repayment, or as a result of a subsequent refinancing) for a term ending not earlier than October 1, 2010, and/or (C) remain outstanding beyond October 1, 2008, in accordance with their terms by reason of the failure of Bowne & Co., Inc. and the holders of such debentures to elect to redeem or repurchase such debentures as of October 1, 2008, and (iii) there shall be no outstanding Event of Default under this Lease, then Tenant shall have no further obligation to post a Letter of Credit under this Section 2.09, and Landlord shall return to Tenant the Letter of Credit (or the proceeds thereof) then held by Landlord.

(f) If at any time Landlord draws the Letter of Credit or Tenant delivers cash security in substitution in whole or in part for a Letter of Credit, the proceeds thereof, except to the extent permitted by this Lease to be retained by Landlord, shall be held in an interest bearing account and Landlord shall remit interest to Tenant at least quarterly, less an annual administrative fee in an amount equal to 1% of such proceeds. At any time and from time to time Tenant may replace the cash security deposit with a new Letter of Credit, and may substitute a new Letter of Credit for any existing Letter of Credit, provided that each such substitute Letter of Credit meets the requirements for a Letter of Credit set forth in this Section 2.09.

(g) If at any time Tenant replaces the Letter of Credit with one or more substitute letters of credit as provided herein, or if Landlord returns the Letter of Credit in accordance with Section 2.09(e) above, Landlord shall cooperate in connection with such substitution or return, and shall execute such documents of cancellation as may be reasonably required by the issuer. If at any time Tenant replaces cash security with a letter of credit, Landlord shall promptly return the cash security to Tenant together with accrued but unpaid interest thereon.

ARTICLE 3

Landlord Covenants

3.01 Landlord Services. From and after (x) the Tranche A Commencement Date, in the case of the Tranche A Space and (y) the Tranche B Commencement Date, in the case of the Tranche B Space, Landlord shall furnish Tenant with the following services (collectively, “Landlord Services”):

(a) heat, ventilation and air-conditioning to the Premises from 8:00 a.m. on each Business Day to 1:00 a.m. on the following day (whether or not such following day is a Business Day) and from 8:00 a.m. to 6:00 p.m. on Saturdays and Sundays substantially in accordance with the design specifications set forth in Exhibit G attached hereto; if Tenant shall require heat, ventilation or air conditioning services at any other times, Landlord shall furnish such service (i) in the case of a Business Day, upon receiving notice from Tenant by 3:00 p.m. of such Business Day and (ii) in the case of a day other than a Business Day, upon receiving notice from Tenant by 1:00 p.m. of the immediately preceding Business Day (and in each case, in the event of an emergency, Tenant shall give to Landlord such notice as may be practicable under the circumstances and Landlord shall endeavor to provide same on such shorter notice), and Tenant shall pay to Landlord, within 30 days after demand, Landlord’s then established charges therefor which are consistently applied to substantially all office tenants;

(b) steam, if required by Tenant for any additional heating or permitted kitchen use, in which event Tenant shall pay to Landlord the cost of such steam as well as the cost of piping and other equipment or facilities required to supply steam to and distribute steam within the Premises; Landlord may install and maintain, at Tenant’s expense, meters to measure Tenant’s consumption of steam and Tenant shall reimburse Landlord for the quantities of steam shown on such meters and Landlord’s charge for the production or purchase of such steam, within 30 days after demand;

(c) (i) passenger elevator service with six cars (which shall be fully operational on the Commencement Date with no activation fee to be paid by Tenant) serving each floor of the Premises at all times during Business Hours on Business Days and with at least one passenger elevator subject to call at all other times; as part of Landlord’s Work in respect of the Tranche B Space, Landlord shall cause 2 of the elevator cabs in the Building’s “J” bank (which serves the 50th Floor) to stop (on a 24 hour per day, 7 day per week basis) on the 10th Floor and the 11th Floor; Landlord shall not otherwise reconfigure the elevator banks serving the Premises without Tenant’s consent;

(ii) freight elevator service to the Premises on a first come-first served basis (i.e, no advance scheduling) during Business Hours on Business Days, and on a reserved basis at all other times upon the payment of Landlord’s then established charges therefor, consistently applied to substantially all office tenants; as of the date of this Lease, such charges are $79.50 per hour;

(iii) Tenant’s use of all elevators shall be on a non-exclusive basis;

(d) reasonable quantities of hot and cold water to the floor(s) on which the Premises are located for core lavatory, pantry, drinking fountain and cleaning purposes only; if Tenant requires water for any other purpose, Landlord shall furnish cold water at the Building core riser through a capped outlet located on the floor on which the Premises is located (within the core of the Building), and the cost of heating such water, as well as the cost of piping and supplying such water to the Premises, shall be paid by Tenant; Landlord may install and maintain, at Tenant’s expense, meters to measure Tenant’s consumption of cold water and/or hot water for such other purposes in which event Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters based upon the rates paid by Landlord to the City of New York or other provider (including Landlord’s standard charge for the production of such hot water, if produced by Landlord), within 30 days after demand;

(e) electric energy on a submetered basis for Tenant’s use of lighting and other electrical fixtures, appliances and equipment at a level of not less than 6 watts demand load per usable square foot of space in the Premises (exclusive of electricity for the Building HVAC system); provided, that Landlord shall provide up to 6 watts demand load per rentable square foot of space in the Premises (exclusive of electricity for the Building HVAC system) if Tenant can reasonably demonstrate to Landlord in the Plans that Tenant requires or will require such additional electric capacity (such 6 watts per usable square foot or per rentable square foot, as applicable, is called the “Basic Electricity Amount”). In no event shall Tenant’s consumption of electricity exceed the capacity of existing feeders to the Building or the risers or wiring serving the Premises (and Landlord represents and warrants to Tenant that the capacity of the existing feeders and risers is sufficient to provide the Basic Electricity Amount), nor shall Tenant be entitled to any unallocated power available in the Building unless, in Landlord’s reasonable judgment (taking into account the then existing and future needs of other then existing and future tenants, and other needs of the Building), the same is available and necessary for Tenant’s use (provided that if Tenant does not add the additional electric capacity as set forth in the proviso above, then Landlord shall in all events make an additional 0.75 watts demand load per rentable square foot of space in the Premises (exclusive of electricity for the Building HVAC system) available to Tenant promptly following written notice from Tenant). If Landlord shall provide any such additional power, Tenant shall pay Landlord, within 30 days after demand, the reasonable market-rate cost of installing additional risers, meters, switches and related equipment necessary to provide such additional power (but there shall be no additional connection charge). In addition to the Basic Electricity Amount, Tenant, by notice given to Landlord on or before the Commencement Date, may elect to tap into the Building’s supplemental electric riser on the 50th Floor and receive on the 50th Floor from such riser up to an additional 175 amps of electricity. If Tenant so elects, Tenant, at Tenant’s expense, in accordance with all applicable provisions of this Lease, shall install all equipment necessary for Tenant to obtain such additional electric power, and Tenant shall pay to Landlord, within 30 days after invoice, a one-time fee of (i) $1,200.00 multiplied by (ii) the number of amps of electricity actually drawn by Tenant from such riser. Subject to any other applicable provisions of this Lease, Tenant may redistribute electric power throughout the Premises; provided, that (A) if Tenant desires to redistribute power between the 50th Floor on the one hand, and the 10th Floor and/or the 11th Floor on the other hand, Tenant, at Tenant’s expense, must install a separate electric riser between such floors to effect such redistribution and (B) if under any circumstance whatsoever this Lease terminates or expires as to only a portion of the Premises, the portion of the Premises as to which this Lease expires or terminates must have available to it from the electricity allocated under this Lease to Tenant not less than the Basic Electricity amount applicable to such space;

(f) cleaning services in accordance with Exhibit D attached hereto. Tenant shall pay to Landlord, within 30 days after demand, the costs incurred by Landlord for cleaning and removal from the Premises and the Building of any refuse of Tenant in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse, or otherwise in excess of that set forth on Exhibit D attached hereto. Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Premises used for preparation, serving or consumption of food or beverages, training rooms, trading floors, data processing or reproducing operations (except for removal of ordinary office refuse therefrom), private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas and Tenant shall retain Landlord’s cleaning contractor (whose rates shall be competitive) to perform any cleaning of such areas at Tenant’s expense. Landlord’s cleaning contractor shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises provided such lights are turned off upon completion of nightly cleaning;

(g) up to (i) 175 tons of condenser water for use on the 10th Floor, 11th Floor and Subconcourse Space, and (ii) up to100 tons of condenser water for use on the 50th Floor, in each case for Tenant’s supplemental HVAC system from the common cooling tower unit serving the Building shall be provided 24 hours a day, 7 days a week. Tenant, at Tenant’s expense, shall have the right to install (A) one or more water-cooled supplemental air-conditioning units in the Premises and (B) a 6” wet tap to service the 50th Floor. Tenant shall perform all necessary work and install all required equipment to permit Tenant to tap into Landlord’s condenser water riser on the 10th Floor and/or the 50th Floor (except for the valved outlet on such floors (other than the wet tap described above) and meter measuring Tenant’s consumption of condenser water which shall be installed by Landlord at Landlord’s expense). Notwithstanding the foregoing, any such work and equipment (other than such valve outlets and meters) that is installed prior to the Commencement Date shall be part of Landlord’s Work and shall be paid as provided in Exhibit E. Tenant shall pay, as additional rent, for Tenant’s usage of condenser water (as measured by the meter installed by Landlord) an amount equal to the Building standard charge for condenser water usage in effect from time to time and consistently applied to substantially all office tenants (which is as of the date of this Lease $0.07 per ton of connected load per hour), which amount shall be payable within 30 days after rendition of a bill therefor. There shall be no tap-in fee;

(h) the use of the loading docks in the south tower of the Building on a first come first served basis (i.e., no advance scheduling) during Business Hours on Business Days, and on a reserved basis at all other times upon the payment of Landlord’s then established charges therefor, consistently applied to substantially all office tenants, which charges are, as of the date of this Lease, $79.50 per hour; Tenant’s use of the loading dock shall be on a non-exclusive basis;

(i) water to the main sprinkler loop on each floor of the Premises in accordance with the code (all distribution therefrom shall be performed as part of Landlord’s Work in accordance with the Plans);

(j) the right, subject to approval of Tenant’s plans therefor and compliance with all applicable provisions of Section 4.02 below, to install louvers for exhaust or fresh air intake between columns 4 and 5 on the north side of the south tower of the Building; and

(k) 3 digital points in, and 3 digital points out, on each floor of the Premises for Tenant to tie in and connect life safety devices to the Building’s class E system.

3.02 General Service Provisions; Landlord’s Repairs. (a) Subject to the provisions of this Section 3.02(a) and Section 3.02(e), Landlord may stop or interrupt any Landlord Service, electricity, or other service and may stop or interrupt the use of any Building facilities and systems at such times as Landlord may reasonably deem necessary, and only for as long as may reasonably be required, in each case by reason of accidents, strikes, or the making of repairs, alterations or improvements, or inability to secure a proper supply of fuel, gas, steam, water, electricity, labor or supplies, or by reason of any other cause beyond the reasonable control of Landlord. Landlord shall give Tenant at least 10 days prior written notice of any such stoppage or interruption if such stoppage or interruption is within Landlord’s control, except in an emergency. Except as otherwise expressly provided for herein, Landlord shall have no liability to Tenant by reason of any stoppage or interruption of any Landlord Service, electricity or other service or the use of any Building facilities and systems for any reason. Landlord shall use reasonable diligence (which shall not include incurring overtime charges, except as set forth below) to make such repairs as may be required to machinery or equipment within Landlord’s control to provide prompt restoration of any Landlord Service and, where the cessation or interruption of such Landlord Service has occurred due to circumstances or conditions beyond Landlord’s control, to cause the same to be restored by diligent application or request to the provider. Notwithstanding the foregoing, Landlord shall, if necessary to avoid unreasonable interference with Tenant’s business operations, make any repairs, alterations or improvements at times other than Business Hours, other than in the event of an emergency. Landlord shall schedule and coordinate all stoppages and service interruptions, and shall perform any repairs, alterations and improvements, in a manner that minimizes interference with Tenant’s business operations at the Premises.

(b) “Business Hours” means 8:00 a.m. to 6:00 p.m. “Business Days” means all days except Saturday, Sundays, New Year’s Day, Washington’s Birthday, Memorial Day, Independence Day, Labor Day, Thanksgiving, the day following Thanksgiving, Christmas and any other days which are either (i) observed by both the federal and the state governments as legal holidays or (ii) designated as a holiday by the applicable Building Service Union Employee Service contract or Operating Engineers contract.

(c) At the request of Tenant from time to time, Landlord shall list in the Building’s directory the name of Tenant and any trade name under which Tenant has the right to operate and that of any subtenant or any assignee or other person or entity occupying the Premises pursuant to, and in accordance with, this Lease, and their respective officers, directors and employees. Tenant shall have a number of listings in the Building’s directory equal to Tenant’s Share of the total number of listing spaces/slots in the Building’s directory.

(d) Landlord shall keep and maintain in good working order, condition and repair consistent with a first class downtown office building, and shall make all repairs, structural and otherwise, interior and exterior, as and when needed, in or about the Project including the Premises (other than repairs for which Tenant is responsible pursuant to any provision of this Lease), including with respect to the following (the “Base Building”): (i) the structural elements of the Building, including the roof, façade and foundation, (ii) the walkways, plazas, stairways and other improvements or landscaping at the Project, (iii) the pedestrian and freight elevators and pedestrian and service entrances to the Building, (iv) the ground floor lobby(ies) and all fixtures, furnishings and equipment therein, (v) the common areas of the Project available for use by all tenants of the Project, (vi) the Building’s core and all equipment, improvements and fixtures therein, including shafts, stacks, pipes, chases, ducts and other conduits, (vii) fixtures in the core restrooms, and (viii) Building systems and all facilities and equipment used for providing the services required to be provided by Landlord hereunder, including the mechanical, electrical, plumbing, HVAC, sprinkler and life safety systems and the Emergency Power System.

(e) If at any time there is an Abatement Event with respect to all or any substantial portion of the Premises, then Tenant shall receive an abatement of all Rent otherwise due hereunder with respect to the Premises, or the portion thereof affected by the Abatement Event, commencing on the 6th Business Day of such Abatement Event until the Abatement Event ceases. For purposes hereof, “Abatement Event” means a cessation or interruption in the provision of the repairs, maintenance and/or services required to be provided by Landlord under this Lease or in access to the Premises (other than as a result of a casualty, or of the negligent or wilful acts or omissions of Tenant or any occupant of the Premises or as a result of a breach by Tenant of this Lease), whether or not due to force majeure, which failure renders the Premises, or substantial portion thereof, Untenantable for more than 5 Business Days in any 30-day period. For purposes of this Lease, “Untenantable” means that Tenant (or any occupant claiming by, through or under Tenant) shall be unable to occupy (including, without limitation, because there is no access via the passenger elevators), and shall not be occupying the Premises or the applicable portion thereof for the purposes for which Tenant (or such occupant) was using the Premises or such portion thereof (as permitted pursuant to this Lease). Any dispute with respect to whether or not a failure to provide services renders the Premises Untenantable shall be determined by arbitration as set forth in Section 8.09.

3.03 Emergency Power. (a) “Emergency Power System” means the emergency power plant in the Building which provides backup emergency power to the major Building systems (including the elevators, HVAC, Class E and life safety systems and the water pumps) and to tenants of the Building. Landlord shall make the Emergency Power System available to Tenant at the emergency power buss duct located on each floor of the Premises. All taps, switches and other equipment and the distribution of the Emergency Power in the Premises shall be provided and installed as part of Landlord’s Work, and shall be paid as provided in Exhibit E. Any automatic transfer switches shall be ASCO 7000 series, with ancillary devices and communication packages that are compatible with the existing generator infrastructure, and no such equipment shall be installed unless approved by Landlord in accordance with Section 4.02 below.

(b) The Emergency Power System shall be capable of providing by means of the emergency buss ducts 3 watts demand load per usable square foot of space in the Premises of emergency electrical power (exclusive of electricity for the Building HVAC system) to the Premises (the “Emergency Power”). Tenant’s use of the Emergency Power shall not at any time exceed 3 watts demand load per usable square foot of space in the Premises of emergency electrical power (exclusive of electricity for the Building HVAC system). Subject to any other applicable provisions of this Lease, Tenant may redistribute Emergency Power throughout the Premises; provided, that (i) if Tenant desires to redistribute Emergency Power between the 50th Floor on the one hand, and the 10th Floor and/or the 11th Floor on the other hand, Tenant, at Tenant’s expense, must install a separate electric riser between such floors to effect such redistribution and (ii) if under any circumstance whatsoever this Lease terminates or expires as to only a portion of the Premises, the portion of the Premises as to which this Lease expires or terminates must have available to it from the Emergency Power allocated under this Lease to Tenant not less than 3 watts demand load per usable square foot of such portion of the Premises.

(c) Landlord shall keep and maintain the Emergency Power System in good working order and condition, with sufficient fuel reserves, and shall perform all routine maintenance and testing, including maintenance and testing recommended by the manufacturer. Landlord shall provide reasonable advance notice of any electrical shutdown in connection with testing of the Emergency Power System or any testing of the emergency power generators. Tenant shall not be released or excused from the performance of any of its obligations under this Lease for any interruption, impairment or termination of the Emergency Power System, except as expressly provided in this Lease, but Landlord shall restore same as soon as possible following any such interruption, impairment or termination.

(d) Landlord shall not be liable to Tenant (i) except to the extent of Landlord’s negligence or willful misconduct, for any loss, claim, injury or damage caused by other tenants or persons in, upon or about the Building as a result of any failure of the Emergency Power System to operate or (ii) for any consequential damages (even if grossly negligent or for willful misconduct) arising out of the operation of the Emergency Power System or the failure of the Emergency Power System to operate or to perform as desired for any reason.

(e) Except as set forth above, Landlord shall have no liability whatsoever to Tenant (and Tenant expressly releases Landlord from any obligation or liability) because Landlord is unable to fulfill or is delayed in fulfilling, any of its obligations under this Section 3.03 by reason of Unavoidable Delays. Landlord shall have no obligation to operate, service or maintain any equipment which is downstream from the buss duct on each floor of the Premises.

(f) The provisions of this Section 3.03 are made and entered into for the sole protection and benefit of Landlord and Tenant and their respective permitted successors and assigns. No third party beneficiary rights are created by the provisions of this Section 3.03 and no other persons or entities shall have any rights of action under this Section 3.03.

(g) (i) “Emergency Power Expenses” as used herein shall mean Landlord’s actual out-of-pocket costs and expenses of operating, maintaining, repairing, testing and cleaning the Emergency Power System and shall include, without limitation, all salaries, wages, payroll taxes, fringe benefits, workers’ compensation, cost of fuel and electricity, cost of other supplies, cleaning costs, cost of alterations and improvements to the Emergency Power System (or portions thereof) made by reason of law or requirements of public authorities or insurance bodies, costs of providing casualty insurance with extended coverage endorsements, and liability insurance in respect of the Emergency Power System in amounts deemed appropriate by Landlord naming Landlord and such other parties as Landlord may designate as the insured(s), cost of service and standby fuel contracts and sales and other taxes attributable to the Emergency Power System (excluding, however, any taxes imposed on or measured by, the net income of Landlord or any taxes imposed on the gross income, capital or capital stock of Landlord (unless such taxes are in substitution, in whole or in part, for or in lieu of any tax which would otherwise constitute a real estate tax)). Emergency Power Expenses shall (A) be without duplication of any amount included in Operating Expenses, (B) exclude Capital Improvements, except for Capital Improvements of the type includable in Operating Expenses, which shall be includable in Emergency Power Expenses in the same manner that they are includable in Operating Expenses, (c) exclude costs of repairs or restoration resulting from condemnation or casualty (except for deductibles to the extent not in excess of those customarily carried by prudent landlords of first class office buildings in lower Manhattan) and (D) fines imposed for failure timely to cure noticed violations.

(ii) “Landlord’s Emergency Power Statement” means an instrument setting forth the Emergency Power Operating Payment payable by Tenant for a specified Operating Year, which shall set forth in reasonable detail the Emergency Power Expenses for such Operating Year.

(iii) Tenant shall pay to Landlord, as additional rent, an amount (the “Emergency Power Operating Payment”) equal to Tenant’s Share of the Emergency Power Expenses. Notwithstanding anything contained herein to the contrary, the portion of the Emergency Power Expenses which are allocable to the use of the Emergency Power System for Building purposes (as opposed to the Emergency Power Expenses which are allocable to the availability of the Emergency Power System for use by tenants of the Building) shall be excluded from the computation of the Emergency Power Operating Payment, but shall be included within Operating Expenses.

(iv) If at any time (x) any Rentable Space in the Building shall be unoccupied and/or (y) the tenant or occupant of any space in the Building elects not to, or is not entitled to, be provided with emergency power from the Emergency Power System, then in either of such events, the Emergency Power Expenses shall be adjusted to reflect the Emergency Power Expenses that would have been incurred if, in the case of clause (x) above, such Rentable Space in the Building had been occupied, or, if in the case of clause (y) above, such tenant or occupant was provided with emergency power from the Emergency Power System.

(v) Landlord shall furnish to Tenant, prior to the commencement of each Operating Year, a statement setting forth Landlord’s reasonable estimate of the Emergency Power Operating Payment for such Operating Year. Tenant shall pay to Landlord on the first day of each month during such Operating Year, an amount equal to 1/12th of Landlord’s estimate of the Emergency Power Operating Payment for such Operating Year. If Landlord shall not furnish any such estimate for an Operating Year or if Landlord shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (x) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 3.03 in respect of the last month of the preceding Operating Year; (y) after such estimate is furnished to Tenant, Landlord shall notify Tenant whether the installments of the Emergency Power Operating Payment previously made for such Operating Year were greater or less than the installments of the Emergency Power Operating Payment to be made in accordance with such estimate, and (1) if there is a deficiency, Tenant shall pay the amount thereof within 30 days after delivery of such estimate, or (2) if there is an overpayment, Landlord shall, within 30 days after delivery of such estimate, refund to Tenant the amount thereof; and (z) on the first day of the month following the month in which such estimate is furnished to Tenant and monthly thereafter throughout such Operating Year Tenant shall pay to Landlord an amount equal to 1/12th of the Emergency Power Operating Payment shown on such estimate. Landlord may, during each Operating Year, furnish to Tenant a revised statement of Landlord’s estimate of the Emergency Power Operating Payment for such Operating Year, and in such case, the Emergency Power Operating Payment for such Operating Year shall be adjusted and paid or refunded as the case may be, substantially in the same manner as provided in the preceding sentence.

(vi) Landlord shall furnish to Tenant a Landlord’s Emergency Power Statement for each Operating Year (and shall endeavor to do so within 150 days after the end of each Operating Year). If Landlord’s Emergency Power Statement shall show that the sums paid by Tenant, if any, under Section 3.03(g)(v) exceeded the Emergency Power Operating Payment to be paid by Tenant for the applicable Operating Year, Landlord shall, within 30 days after delivery of the Emergency Power Operating Statement refund to Tenant the amount of such excess; and if the Landlord’s Emergency Power Statement shall show that the sums so paid by Tenant were less than the Emergency Power Operating Payment to be paid by Tenant for such Operating Year, Tenant shall pay the amount of such deficiency within 30 days after delivery of the Emergency Power Operating Statement.

(vii) Except as provided in Section 2.05 or Section 2.06 above, Landlord’s failure to render or delay in rendering a Landlord’s Emergency Power Statement with respect to any Operating Year or any component of the Emergency Power Operating Payment shall not prejudice Landlord’s right to thereafter render a Landlord’s Emergency Power Statement with respect to any such Operating Year or any such component, nor shall the rendering of a Landlord’s Emergency Power Statement for any Operating Year prejudice Landlord’s right to thereafter render a corrected Landlord’s Emergency Power Statement for such Operating Year.

(h) Tenant shall enter into such modifications of this Lease as Landlord may from time to time reasonably request in connection with any requirement of the New York State Public Service Commission, or any successor thereto, or any requirement of law pertaining to the supplying of electrical service or the charges therefor under any provision of this Lease; provided, that any such modification shall not (i) increase Tenant’s monetary obligations hereunder, (ii) except to a de minimis extent, decrease Tenant’s rights or increase Tenant’s obligation hereunder or (iii) except to a de minimis extent, increase Landlord’s rights or Tenant’s obligations hereunder. If because of any such requirement, any provision of this Section 3.03 cannot be given full effect, whether with respect to any past period or any future period, the parties shall enter into such modifications of this Lease setting forth substitute provisions, consistent with such requirements, which, to the maximum extent possible, achieve the intended purposes of the provisions of this Section 3.03 which cannot be given full effect.

(i) Anything contained in this Section 3.03 to the contrary notwithstanding, Tenant may elect by notice given to Landlord on or before the date that Landlord commences the performance of Landlord’s Work that Tenant does not desire to utilize any Emergency Power and, in such event, Tenant shall have no further rights to any Emergency Power and shall not be obligated to pay any Emergency Power Operating Payments, and the preceding provisions of this Section 3.03 shall be of no further force or effect.

ARTICLE 4

Leasehold Improvements; Tenant Covenants

4.01 Initial Improvements. Landlord, at Landlord’s expense, shall perform or cause to be performed the work described on Exhibit E (“Landlord’s Work”) in accordance with the provisions thereof. On each of the Tranche A Commencement Date and the Tranche B Commencement Date, Tenant shall accept the applicable portion of the Premises in its “as is” condition on such date, subject only to Final Completion of Landlord’s Work in respect of such portion. All initial improvements which do not constitute Landlord’s Work shall constitute Alterations and shall be performed by Tenant at Tenant’s expense in accordance with Section 4.02 and any applicable provisions of Exhibit E.

4.02 Alterations. (a) Tenant shall make no improvements, changes or alterations in or to the Premises (“Alterations”) without Landlord’s prior approval. Notwithstanding the foregoing, Landlord’s approval shall not be required for Alterations which are purely decorative in nature (such as wallpapering, painting and carpeting) and which do not require a building permit (“Decorative Alterations”), but Tenant shall give Landlord prior notice of any material Decorative Alterations. Landlord shall not unreasonably withhold its approval to any Alteration that is not a Material Alteration. “Material Alteration” means an Alteration that (i) is not limited to the interior of the Premises or which affects the exterior (including the appearance) of the Building or any portion thereof, (ii) is structural or affects the strength of the Building or any portion thereof, (iii) affects the usage or the proper functioning of any of the Building systems, (iv) has a cost for labor and materials greater than $100,000.00 (which amount shall be increased on each anniversary of the Commencement Date by 3% or (v) requires a change to the Building’s certificate of occupancy. In any instance in which Landlord’s approval shall be required with respect to the performance of any Alterations, Landlord shall, within 10 Business Days following receipt of Tenant’s plans for the performance of such Alterations, advise Tenant of Landlord’s approval or disapproval of such plans or any part thereof. If Landlord shall fail to approve or disapprove Tenant’s plans or any part thereof within such 10 Business Day period, Tenant may give to Landlord a notice of such failure stating that if Landlord fails within 2 Business Days after the giving of such notice to approve or disapprove such Tenant’s plans, Landlord shall be deemed to have approved such Tenant’s plans, and if Landlord shall fail to approve or disapprove such Tenant’s plans within such 2 Business Day period, Landlord shall be deemed to have approved such plans. If Landlord shall disapprove such plans (or any part thereof), Landlord shall set forth its reasons for such disapproval in writing and in reasonable detail and identify those portions of the plans so disapproved. Landlord shall advise Tenant within 5 Business Days following receipt of Tenant’s revised plans, or portions thereof, of Landlord’s approval or disapproval of the revised plans, setting forth Landlord’s reasons for any such further disapproval in writing and in reasonable detail. If Landlord fails to approve or disapprove the revised plans within such 5 Business Day period following Landlord’s receipt of Tenant’s revised plans, Tenant may give to Landlord a notice of such failure stating that if Landlord fails within 2 Business Days after the giving of such notice to approve or disapprove such revised plans, Landlord shall be deemed to have approved such revised plans, and if Landlord shall fail to approve or disapprove such revised plans within such 2 Business Day period, Landlord shall be deemed to have approved the revised plans.

(b) Tenant, in connection with any Alteration, shall comply with the rules and regulations with respect to alterations attached hereto as Exhibit K, and such reasonable modifications thereof as may be from time to time established by Landlord so long as such modifications are enforced in a manner which does not discriminate against Tenant. In the event of any conflict between such rules and regulations and the provisions of this Lease, the provisions of this Lease shall govern. Except in the case of Decorative Alterations, Tenant shall not proceed with any Alteration unless and until Landlord approves Tenant’s plans and specifications therefor in accordance with Section 4.02(a). Any review or approval by Landlord of plans and specifications with respect to any Alteration is solely for Landlord’s benefit, and without any representation or warranty to Tenant with respect to the adequacy, correctness or efficiency thereof, its compliance with Laws or otherwise.

(c) Tenant shall pay to Landlord within 30 days after demand, accompanied by copies of underlying bills and invoices, Landlord’s reasonable third-party costs and expenses (including, without limitation, the fees of any architect or engineer employed by Landlord or any Superior Lessor or Superior Mortgagee for such purpose) for reviewing plans and specifications and inspecting Alterations.

(d) Before proceeding with any Alteration (other than Decorative Alterations) that will cost more than $300,000.00 (exclusive of the costs of decorating work and items constituting Tenant’s Property) (which amount shall be increased on each anniversary of the Commencement Date by 3%), as estimated by a reputable contractor designated by Landlord, Tenant shall furnish to Landlord one of the following (as selected by Landlord): (i) a cash deposit, (ii) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York reasonably satisfactory to Landlord) or (iii) an irrevocable, unconditional, negotiable letter of credit, issued by a bank and in a form satisfactory to Landlord; each to be equal to 110% of the cost of the Alteration, estimated as set forth above. Any such letter of credit shall be for one year and shall be renewed by Tenant each and every year until the Alteration in question is completed and shall be delivered to Landlord not less than 30 days prior to the expiration of the then current letter of credit, failing which Landlord may present the then current letter of credit for payment. Upon (A) the completion of the Alteration in accordance with the terms of this Section 4.02 and (B) the submission to Landlord of (x) proof evidencing the payment in full for said Alteration, (y) written unconditional lien waivers of mechanics’ liens and other liens on the Project from all contractors performing said Alteration and (z) all other submissions as may be, from time to time required by Landlord, the security deposited with Landlord (or the balance of the proceeds thereof, if Landlord has drawn on the same) shall be returned to Tenant. Upon Tenant’s failure properly to perform, complete and fully pay for any Alteration, as determined by Landlord, Landlord may, upon notice to Tenant, draw on the security deposited under this Section 4.02(d) to the extent Landlord deems necessary in connection with said Alteration, the restoration and/or protection of the Premises or the Project and the payment of any costs, damages or expenses resulting therefrom. Notwithstanding the foregoing, the provisions of this Section 4.02(d) shall not apply (1) with respect to Landlord’s Work or any other improvements made by Tenant to prepare the premises initially demised by Tenant under this Lease for occupancy or (2) so long as Tenant shall have a net worth, as determined in accordance with GAAP, of not less than $100,000,000.00 (the “Required Net Worth”) as evidenced by the most recent quarterly financial statements of Tenant preceding the commencement of the Alteration in question.

(e) Tenant shall obtain (and furnish copies to Landlord of) all necessary governmental permits and certificates for the commencement and prosecution of Alterations and for final approval thereof upon completion, and shall cause Alterations to be performed in compliance therewith, and in compliance with all Laws and with the plans and specifications approved by Landlord. Landlord shall execute any permit applications and similar documents reasonably required in connection with obtaining such permits and certificates and any such final approvals, and shall cure any Building violations which must be cured in order for Tenant to obtain such building permits and final approvals. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the standards for the Building as of the date hereof. Alterations shall be performed by architects, engineers and contractors first approved by Landlord (which approval shall not be unreasonably withheld or delayed); provided that any Alterations in or to the systems of the Building shall be performed only by the contractor(s) designated by Landlord (Landlord shall, from time to time upon Tenant’s request made prior to Tenant’s commencement of each such Alteration, designate at least 3 contractors for each Building system except for the Class E system for which Landlord shall only designate one contractor, provided the rates of each such contractor are commercially competitive with other reputable contractors in the applicable trade, and if not, then Tenant shall have the right to select another contractor unless Landlord’s contractor agrees to charge commercially competitive rates or Landlord agrees to pay the difference). If employment of any contractor, mechanic or laborer in connection with the performance of any Alteration or any other work in the Project would violate Landlord’s union contracts affecting the Project, or create any work stoppage, picketing, labor disruption, disharmony or dispute or any unreasonable interference with the operation of the Building, and if Landlord gives Tenant notice thereof specifying in reasonable detail the nature of such violation or conflict, then Tenant shall cause all such contractors, mechanics or laborers to immediately leave the Building and shall take such other action as may be reasonably necessary to resolve such conflict.

(f) Throughout the performance of Alterations, Tenant shall carry worker’s compensation insurance in statutory limits, “all risk” Builders Risk coverage and general liability insurance, with completed operation endorsement, for any occurrence in or about the Premises, under which Landlord and its agent and any Superior Lessor and Superior Mortgagee whose name and address have been furnished to Tenant shall be named as additional insureds, in such limits and with insurers meeting the requirements set forth in Section 7.02(a). Tenant shall furnish Landlord with evidence that such insurance is in effect at or before the commencement of Alterations.

(g) Should any mechanics’ or other liens be filed against any portion of the Project by reason of the acts or omissions of, or because of a claim against, Tenant or anyone claiming under or through Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within 30 days after notice from Landlord. If Tenant shall fail to cancel or discharge said lien or liens within said 30 day period (but not otherwise), Landlord may cancel or discharge the same and, upon Landlord’s demand, Tenant shall reimburse Landlord for all costs incurred in canceling or discharging such liens, together with interest thereon at the Interest Rate from the date incurred by Landlord to the date of payment by Tenant, such reimbursement to be made within 30 days after receipt by Tenant of a written statement from Landlord as to the amount of such costs.

(h) Tenant shall deliver to Landlord, within 30 days after the completion of an Alteration (other than those that do not require a building permit), “as-built” drawings thereof. Tenant shall keep for a period of six years following completion thereof, records of Alterations (other than Decorative Alterations) costing in excess of $100,000 including plans and specifications, copies of contracts, invoices, evidence of payment and all other records customarily maintained in the real estate business relating to Alterations and the cost thereof and shall, within 30 days after demand by Landlord, furnish to Landlord copies of such records if such records are required in connection with any proceeding seeking reduction of the tax assessment of the Project or other valid business purpose.

(i) All Alterations to and Fixtures installed by Tenant in the Premises shall be fully paid for by Tenant in cash and shall not be subject to conditional bills of sale, chattel mortgages, or other title retention agreements. Tenant shall have the right to enter into equipment leases or other financing arrangements with respect to Tenant’s Property, provided, that such Leases or other arrangements shall not result in a lien on anything other than Tenant’s Property.

(j) Any dispute under this Section 4.02 shall be resolved by arbitration in accordance with the provisions of Section 8.09 below.

4.03 Landlord’s and Tenant’s Property. (a) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not at the expense of Tenant (collectively, “Fixtures”), shall be and remain a part of the Premises and shall not be removed by Tenant. All Fixtures shall be the property of Tenant during the Term and, upon expiration or earlier termination of this Lease, shall become the property of Landlord.

(b) All movable partitions, lighting fixtures, special cabinet work, business and trade fixtures, communications equipment, machinery and equipment, and all furniture, furnishings and other articles of personal property owned or leased by Tenant, which can be moved without material damage to the Premises and located in the Premises (collectively, “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided, that if any Tenant’s Property is removed, Tenant shall repair any damage to the Premises or to the Building resulting from the installation and/or removal thereof. Notwithstanding the foregoing, any equipment or other property identified in this Lease or in any leasehold improvement agreement as having been paid for with any allowance or credit granted by Landlord to Tenant shall not be considered Tenant’s Property and shall be and remain a part of the Premises, shall, upon the expiration or earlier termination of this Lease, be the property of Landlord and shall not be removed by Tenant.

(c) At or before the Expiration Date, or within 30 days after any earlier termination of this Lease, Tenant, at Tenant’s expense, shall remove Tenant’s Property from the Premises (except such items thereof as Landlord shall have expressly permitted to remain, which shall become the property of Landlord), and Tenant shall repair any damage to the Premises or the Building resulting from any installation and/or removal of Tenant’s Property. Any items of Tenant’s Property which remain in the Premises after the Expiration Date, or more than 30 days after an earlier termination of this Lease, may, at the option of Landlord, be deemed to have been abandoned, and may be retained by Landlord as Landlord’s property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine, at Tenant’s expense.

(d) Landlord, by notice given to Tenant at any time at least 90 days prior to the Expiration Date or not later than 30 days after any earlier termination of this Lease, may require Tenant, notwithstanding Section 4.03(a), to remove all or any Fixtures, exclusive of any Fixtures which constitute Landlord Cost Work, that do not constitute a standard office installation, such as, by way of example only, kitchens, vaults, safes, raised flooring and stairwells (“Specialty Alteration”). If Landlord shall give such notice, then Tenant, at Tenant’s expense, prior to the Expiration Date, or, in the case of an earlier termination of this Lease, within 45 days after the giving of such notice by Landlord, shall remove the same from the Premises, and repair any damage to the Premises or to the Building due to such removal. Landlord shall have 10 days after Tenant shall have removed such Specialty Alterations in which to object to any respects in which such removal is not complete or such repair is not satisfactory, after which Tenant shall be deemed to have satisfied in full its obligations hereunder with respect to removal of Fixtures and restoration of the Premises. Notwithstanding the foregoing, (i) Tenant shall not be obligated to remove or restore any Specialty Alteration that is installed as part of Landlord’s Work, unless the requirement for removal or restoration is shown in the Plans and (ii) Tenant may, together with the submission to Landlord for approval of the plans and specifications for an Alteration, submit a notice to Landlord inquiring whether Tenant shall be required to remove any Specialty Alteration in question under this Section 4.03(d). If Tenant gives such notice, Landlord shall advise Tenant together with Landlord’s approval of the plans and specifications in question whether or not Tenant shall be required to remove such Specialty Alteration. If Landlord shall fail to respond to such inquiry by Tenant within 10 Business Days after Tenant’s delivery of such notice, Landlord shall be deemed to have advised Tenant that Tenant shall not be required to remove such Specialty Alteration upon the expiration or earlier termination of this Lease.

(e) Any dispute under this Section 4.03 shall be resolved by arbitration in accordance with the provisions of Section 8.09 below.

4.04 Access and Changes to Building. (a) Landlord reserves the right, at any time, to make changes in or to the Project, other than the Premises, as Landlord may deem necessary or desirable, and, except as otherwise expressly provided herein, Landlord shall have no liability to Tenant therefor, provided any such change does not adversely affect the Premises, including Tenant’s access thereto, the location of elevators or stairs or affect the nature of the Project as a first-class office building. Landlord may install and maintain pipes, ducts, wires and conduits within the Base Building walls and the ceilings of the Premises; provided, that any such installations are fully concealed within such walls or ceilings and do not alter the appearance of the Premises or adversely affect the use, enjoyment and operation of the Premises. In exercising its rights under this Section 4.04 and any other right of access to the Premises pursuant to this Lease, Landlord shall use reasonable efforts (without incurring overtime or other premium costs) to perform any work as expeditiously as possible and to exercise its right of access in a manner that minimizes interference with or impairment of Tenant’s use of the Premises for the ordinary conduct of Tenant’s business. Landlord shall promptly repair and restore any damage to the Premises arising from such entry. Tenant shall not have any easement or other right in or to the use of any door or any passage or any concourse or any plaza connecting the Building with any other building or to any public conveniences, and the use of such doors, passages, concourses, plazas and conveniences may, without notice to Tenant, be regulated or discontinued at any time by Landlord.

(b) Except for the space shown hatched on the floor plans annexed as Exhibit B, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Premises, and any space in or adjacent to the Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, are reserved to Landlord and are not part of the Premises, and Landlord shall have access thereto as provided in this Lease. Tenant shall have the right to install and maintain within the Building such wiring, cable and/or conduit necessary to provide telecommunications and other similar services to the Premises (collectively, the “Conduits”) in the locations shown on the Plans for Landlord’s Work (including (i) two 4” conduits from each of two different telecommunications points of entry into the Building to the 10th floor, (ii) three 4” conduits from the 10th Floor to the 50th Floor, (iii) one 4” conduit from the 10th Floor to the Subconcourse Space and (iv) one 4” conduit from the 50th Floor to the roof of the Building). Landlord shall provide Tenant, at no additional charge, with reasonably necessary access in accordance with good construction practice for the installation, operation and maintenance of the Conduits, provided that such access shall not unreasonably interfere with or interrupt the operation and maintenance of the Building. Any Conduits which are not initially installed in the Premises as part of Landlord’s Work shall be paid for by Tenant at its sole cost and expense. Tenant shall perform such installation in accordance with the provisions of this Lease, including, without limitation, the provisions pertaining to the performance of Alterations.

(c) Landlord reserves the right to name the Building and to change the name or address of the Building at any time and from time to time. Notwithstanding the foregoing, so long as (i) this Lease is in full force and effect, (ii) Named Tenant is the tenant hereunder and (iii) Named Tenant leases and occupies not less than 170,000 rentable square feet in the Building, Landlord shall not name the Building after RR Donnelley & Sons Company, Merrill Corporation or their respective corporate successors which are primarily engaged in a business substantially similar to that of Tenant.

(d) Except as otherwise expressly provided herein, Landlord shall have no liability to Tenant if at any time any windows of the Premises are either temporarily (i.e. for a period not to exceed six months) darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building (or permanently darkened or obstructed if required by Law) or covered by any translucent material for the purpose of energy conservation, or if any part of the Building, other than the Premises, is temporarily closed or inoperable, unless any of the foregoing events constitutes an Abatement Event, in which event the provisions of Section 3.02(e) shall apply. Landlord shall use reasonable efforts to minimize the period during which such windows are temporarily closed, obstructed or darkened.

(e) Landlord and persons authorized by Landlord shall have the right, upon prior notice to Tenant (except in an emergency), to enter the Premises (together with any necessary materials and/or equipment) to inspect or perform such work as Landlord may reasonably deem necessary or to exhibit the Premises to prospective purchasers or, during the last 18 months of the Term, to prospective tenants. Notwithstanding the foregoing, Tenant may, from time to time restrict Landlord’s access to one or more portions of the Premises reasonably designated by Tenant (which designation may be verbal) either because of (i) security reasons, if Tenant does not generally permit access by the employees of Tenant to such area or (ii) the fact that such areas are being utilized by clients of Tenant. Any such areas designated by Tenant are called “Restricted Access Areas”. Landlord may not enter any Restricted Access Areas except for any entry made (A) for the purpose of operating, maintaining, repairing and replacing the Project and/or the Base Building, and (B) either (x) at times reasonably designated by Tenant, or (y) at any time in case of emergency. Except in the case of an emergency (in which case Landlord shall give Tenant such prior notice, if any, as shall be reasonable under the circumstances), Landlord shall notify Tenant in advance (which notice may be verbal) prior to entering any Restricted Access Area and Tenant shall have the right to have a representative accompany Landlord during any such entry; provided, that Tenant shall make such representative available to so accompany Landlord. Landlord shall have no obligation to provide any services, or make any repairs, to the Restricted Access Areas, or to other portions of the Premises, to the extent that access to the Restricted Access Areas is necessary to provide such services or make such repairs, unless Tenant shall provide Landlord with access to the Restricted Access Areas for purposes of providing such services or making such repairs at those times that Landlord shall reasonably designate in respect thereof.

4.05 Repairs. Tenant shall keep the Premises (including, without limitation, all Fixtures) in good condition and, upon expiration or earlier termination of the Term, shall surrender the same to Landlord in good condition, reasonable wear and tear, Alterations, casualty and condemnation excepted. Nothing herein shall prohibit Tenant from modifying, demolishing or removing any Alterations or Fixtures, provided that any Alterations are performed in accordance with the terms of this Lease. Tenant’s obligation shall include, without limitation, the obligation to repair all damage caused by the acts (including, without limitation, Alterations) or omissions of Tenant, its agents, employees, invitees and licensees to the equipment and other installations in the Premises or anywhere in the Building (other than negligence to which the release of liability and waiver of subrogation provided in Section 7.03 applies). Except as set forth in this preceding sentence, Tenant shall have no other obligations to make repairs in respect of the Base Building. Any maintenance, repair or replacement to the windows, the Building systems, the Building’s structural components or any areas outside the Premises and which is Tenant’s obligation to perform shall be performed by Landlord at Tenant’s expense; provided, that Landlord shall give to Tenant prior notice of the need for such work (except in an emergency) setting forth in reasonable detail the nature of the work and the basis for Landlord’s belief that Tenant is responsible, and Tenant shall reimburse the reasonable out of pocket costs of such work within 30 days after invoice accompanied by reasonable documentary evidence of the costs so incurred.

4.06 Compliance with Laws. (a) Tenant shall comply with all laws, ordinances, rules, orders and regulations (present, future, ordinary, extraordinary, foreseen or unforeseen) of any governmental, public or quasi-public authority and of the New York Board of Underwriters, the New York Fire Insurance Rating Organization and any other entity performing similar functions, at any time duly in force (collectively “Laws”) applicable to the Premises and (i) relating to any Alterations (other than Landlord’s Cost Work), or (ii) the specific nature or type of business operated by Tenant, or person claiming by, through or under Tenant, in the Premises (specifically excluding use of the Premises for ordinary office use). Nothing contained in this Section 4.06 shall require Tenant to make any structural alterations, improvements or changes except to the extent the same are necessitated by reason of Tenant’s performance of any Alterations, Tenant’s specific manner of use of the Premises or the use by Tenant of the Premises for purposes other than ordinary office use. Tenant shall procure and maintain all licenses and permits required for its business.

(b) Anything in this Section 4.06 to the contrary notwithstanding, Tenant need not comply with any Law so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Premises, in accordance with this Section 4.06(b). Tenant, at Tenant’s expense, after notice to Landlord, may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Premises, of any Law; provided that (i) Landlord shall not be subject to criminal penalty or to prosecution for a crime, or any other fine or charge (unless paid by Tenant), nor shall the Premises or any part thereof or the Project, or any part thereof, be subject to being condemned or vacated, nor shall the Project, or any part thereof, be subjected to any lien or encumbrance, by reason of non-compliance or otherwise by reason of such contest; (ii) unless Tenant then has the Required Net Worth, before the commencement of such contest, Tenant shall furnish to Landlord a cash deposit or other security in amount, form and substance satisfactory to Landlord; (iii) such non-compliance or contest shall not prevent Landlord from obtaining any and all permits and licenses in connection with the operation of the Building; and (iv) Tenant shall keep Landlord advised as to the status of such proceedings.

(c) Landlord, at Landlord’s expense (but subject to reimbursement by way of Operating Expenses to the extent includable therein), shall comply with all Laws affecting the Building or the Premises or the use and occupancy thereof (except as expressly set forth in Section 4.06(a) above) subject to Landlord’s right to contest and defer compliance with such Laws pursuant to appropriate proceedings, provided that Landlord shall not have the right to defer such compliance if (i) such non-compliance or contest shall prevent Tenant from lawfully occupying the Premises or Building for the use permitted hereunder, (ii) noncompliance threatens the safety of persons or property, (iii) Tenant is unable to obtain a building permit for Alterations, or (iv) noncompliance would otherwise materially adversely affect Tenant’s use and enjoyment of the Premises for the ordinary conduct of its business.

4.07 Tenant Advertising. Tenant shall not use, and shall cause each of its Affiliates not to use, the name or likeness of the Building or the Project in any advertising (by whatever medium) without Landlord’s consent (not to be unreasonably withheld or delayed).

4.08 Right to Perform Other Party’s Covenants. (a) If Tenant fails to perform any of its obligations under this Lease, Landlord, any Superior Lessor or any Superior Mortgagee (each, a “Curing Party”) may perform the same at the expense of Tenant (a) immediately and without notice in the case of emergency or in case such failure interferes with the use of space by any other tenant in the Building or with the efficient operation of the Building or may result in a violation of any Law or in a cancellation of any insurance policy maintained by Landlord and (b) in any other case if such failure continues for more than 30 days after written notice from Landlord stating that Landlord intends to cure such failure if Tenant does not do so within 30 days (or, in the case of a failure which for causes beyond Tenant’s reasonable control cannot with due diligence be cured within such period of 30 days, if Tenant shall not within 30 days following the receipt of such notice, (i) advise Landlord of Tenant’s intention duly to institute all steps necessary to cure such failure and (ii) institute and thereafter diligently prosecute to completion all steps necessary to cure the same). If a Curing Party performs any of Tenant’s obligations under this Lease, Tenant shall pay to Landlord (as Additional Charges) the reasonable out of pocket costs thereof, together with interest at the Interest Rate from the date incurred by the Curing Party until paid by Tenant, within 30 days after receipt by Tenant of a statement as to the amounts of such costs. “Interest Rate” means the lesser of (i) the base rate from time to time announced by Citibank, N.A. (or, if Citibank, N.A. shall not exist or shall cease to announce such rate, such other bank in New York, New York, as shall be designated by Landlord in a notice to Tenant) to be in effect at its principal office in New York, New York (the “Prime Rate”) plus 2% and (ii) the maximum rate permitted by law.

(b) If Landlord shall default in (i) the performance of Landlord’s Work or (ii) the performance of any of Landlord’s other obligations under this Lease and such default described in this clause (ii) is capable of being cured by Tenant taking action solely within the Premises and without affecting any of the Building’s systems which do not serve exclusively the Premises or any area outside of the Premises or the structure of the Building (any such default described in clause (i) or clause (ii) is called a “Landlord Obligation”), Tenant may give Landlord notice (a “Tenant Cure Notice”) setting forth in reasonable detail the nature of the Landlord default comprising the Landlord Obligation and Tenant’s intention to exercise its rights under this Section 4.08(b) with respect to such Landlord Obligation. If such default by Landlord shall continue for 30 days after the giving of the Tenant Cure Notice or, if such default is not reasonably susceptible of cure within such period, such longer period as may be reasonably necessary to complete the same with due diligence provided that Landlord commences the cure within said 30 day period, and if such default thereafter continues beyond the expiration of a further 5 Business Day reminder notice given by Tenant to Landlord, then Tenant, without thereby waiving such default, shall have the right (but shall not be obligated), upon notice to Landlord, to perform the Landlord Obligation for the account of Landlord. If Tenant so performs Landlord’s Obligation, Landlord shall pay the actual reasonable out-of-pocket costs of performing such Landlord Obligation, within 30 days following Landlord’s receipt of reasonable evidence of such out-of-pocket costs. If Landlord fails to pay such amount within such 30 day period, and provided Landlord is not disputing in good faith and in writing Tenant’s claim of the existence of such default or the amount incurred by Tenant to cure same, then Tenant may offset such amount against the next subsequent installments of Fixed Rent and Additional Charges coming due under this Lease, together with interest at the Interest Rate from the date such amount was due until offset as aforesaid.

4.09 Alternate Providers. Subject to Landlord’s consent not to be unreasonably withheld, Tenant may use the services of any telecommunications and data services providers. Landlord, at Tenant’s expense, shall cooperate with Tenant to enable Tenant to use any such provider. Landlord hereby approves AT&T, MCI, Verizon and Sprint to provide such services.

ARTICLE 5

Assignment and Subletting

5.01 Assignment; Etc. (a) Subject to the further provisions of this Article 5, and except as otherwise permitted pursuant to Section 5.06, neither this Lease nor the term and estate hereby granted, nor any part hereof or thereof, shall be assigned, mortgaged, pledged, encumbered or otherwise transferred voluntarily, involuntarily, by operation of law or otherwise, and neither the Premises, nor any part thereof, shall be subleased, be licensed, be used or occupied by any person or entity other than Tenant or be encumbered in any manner (except as set forth in Section 4.02(i) above) by reason of any act or omission on the part of Tenant, and no rents or other sums receivable by Tenant under any sublease of all or any part of the Premises shall be assigned or otherwise encumbered, without the prior consent of Landlord. No assignment or other transfer of this Lease and the term and estate hereby granted, and no subletting of all or any portion of the Premises shall relieve Tenant of its liability under this Lease or of the obligation to obtain Landlord’s prior consent to any further assignment, other transfer or subletting. Any attempt to assign this Lease or sublet all or any portion of the Premises in violation of this Article 5 shall be null and void.

5.02 Landlord’s Right of First Offer. (a) If, other than in accordance with Section 5.06, Tenant desires to assign this Lease or sublet all or part of the Premises for all or substantially all of the remainder of the Term (which, for purposes of this Article 5, shall be deemed to mean a sublease the term of which (inclusive of all renewal options) expires on or after the date that is two years before the then scheduled Expiration Date) Tenant shall give to Landlord notice (“Tenant’s Offer Notice”) thereof, specifying (i) in the case of a proposed subletting, the location of the space to be sublet and (ii) the proposed assignment or sublease commencement date.

(b) Tenant’s Offer Notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at Landlord’s option (each, a “Recapture Option”), (i) terminate this Lease (if the proposed transaction is an assignment or a sublease for all or substantially all of the remainder of the Term of all or substantially all of the Premises), or (ii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the Premises for all or substantially all of the remainder of the Term). Said option may be exercised by Landlord giving to Tenant a notice (a “Recapture Notice”) within 15 Business Days after a Tenant’s Offer Notice has been given by Tenant to Landlord. If Landlord fails to give to Tenant a Recapture Notice within such 15 Business Day period, Tenant may give to Landlord a notice stating that if Landlord fails within 2 Business Days after the giving of such notice to give a Recapture Notice, Landlord shall be deemed to have waived Landlord’s rights under this Section 5.02(b) in respect of the assignment or sublease in question, and, if Landlord shall fail to give a Recapture Notice within such 15 Business Day period, Landlord shall be deemed to have so waived Landlord’s rights in respect thereof.

(c) If Landlord exercises its option under Section 5.02(b)(ii) to terminate this Lease, then this Lease shall terminate on the proposed assignment or sublease commencement date specified in the applicable Tenant’s Offer Notice and all Rent shall be paid and apportioned to such date.

(d) If Landlord exercises its option under Section 5.02(b)(ii) to terminate this Lease with respect to the space covered by a proposed sublease, then (i) this Lease shall terminate with respect to such part of the Premises on the effective date of the proposed sublease; (ii) from and after such date the Rent, and the amount of any Letter of Credit that Tenant is required from time to time to post in accordance with the provisions of Section 2.09, shall each be adjusted, based upon the proportion that the rentable area of the Premises remaining bears to the total rentable area of the Premises and (iii) Tenant shall pay to Landlord, upon demand, the costs incurred by Landlord in demising separately such part of the Premises and in complying with any Laws relating to such demise.

(e) If Landlord does not timely exercise a Recapture Option, and if Tenant has not within 6 months after the date of the applicable Tenant’s Offer Notice entered into a binding agreement to sublease or assign (which sublease or assignment may be conditioned upon Landlord’s consent thereto), then Tenant shall not sublet any space to a third party or assign this Lease to a third party (other than Permitted Transfers) without complying once again with all of the provisions of this Section 5.02 and re-offering such space to Landlord.

5.03 Assignment and Subletting Procedures. (a) If Tenant delivers to Landlord a Tenant’s Offer Notice with respect to any proposed assignment of this Lease or subletting of all or part of the Premises for all or substantially all of the remainder of the Term and Landlord does not timely exercise a Recapture Option, and Tenant thereafter desires to assign this Lease or sublet the space specified in Tenant’s Offer Notice, or if Tenant desires to sublet all or part of the Premises for less than all or substantially all of the remainder of the Term or enter into any other transaction as to which Landlord’s consent is required, Tenant shall notify Landlord (a “Transfer Notice”) of such desire, which notice shall be accompanied by (i) a copy of the proposed assignment or sublease and all related agreements, the effective date of which shall be at least 15 Business Days after the giving of the Transfer Notice or, if the assignment or sublease has not been executed, then a term sheet or letter of intent setting forth the material terms of the transaction, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant, including without limitation, its most recent financial statements and (iv) such other information as Landlord may reasonably request. Landlord’s consent to the proposed assignment or sublease shall not be unreasonably withheld, delayed or conditioned, provided that:

(i) The proposed use of the Premises (A) is in keeping with the standards of first class office buildings in the vicinity of the Building and, (B) is limited to the general office use and uses ancillary thereto.

(ii) The proposed assignee or subtenant is a reputable person or entity of good character and with sufficient financial worth considering the responsibility involved.

(iii) Neither the proposed assignee or sublessee, nor any Affiliate of such assignee or sublessee, is then an occupant of any part of the Building (if Landlord has or within 6 months reasonably expects to have space available in the Building that is comparable in size to the Premises, or the portion thereof involved in the proposed transfer).

(iv) The proposed assignee or sublessee is not a person with whom Landlord is then engaged in active bona fide negotiations to lease space in the Building.

(v) The form of the proposed sublease shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 5.

(vi) There shall not be more than 3 subtenants on any full floor of the Premises, and not more than 2 subtenants on any partial floor of the Premises.

(vii) Tenant shall reimburse Landlord within 30 days after delivery of an invoice for any reasonable out of pocket costs incurred by Landlord in connection with said assignment or sublease, including, without limitation, the costs of making investigations as to the acceptability of the proposed assignee or subtenant, and legal costs incurred in connection with the granting of any requested consent.

(b) If Landlord consents to a proposed assignment or sublease and Tenant fails to execute and deliver the assignment or sublease to which Landlord consented within 120 days after the giving of such consent, then Tenant shall again comply with this Article 5 before assigning this Lease or subletting all or part of the Premises.

(c) If Landlord fails to grant or deny consent to a proposed assignment or subletting within 30 days after delivery to Landlord of the relevant Transfer Notice, Tenant may give to Landlord a notice stating that if Landlord fails within 2 Business Days after the giving of such notice to grant or deny the consent in question, Landlord shall be deemed to have granted such consent and, if Landlord shall fail to grant or deny such consent within such 2 Business Day period, Landlord shall be deemed to have consented to such assignment or subletting. If Landlord approves such transaction, the parties shall execute Landlord’s standard form of consent agreement, which shall be in substantially the form of Exhibit H hereto.

5.04 General Provisions. (a) If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof are sublet or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected against Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 5.01(a), or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease.

(b) Except for Permitted Transfers, no assignment or transfer shall be effective until the assignee delivers to Landlord (i) evidence that the assignee, as Tenant hereunder, has complied with the requirements of Sections 7.02 and 7.03, and (ii) an agreement in form and substance satisfactory to Landlord whereby the assignee assumes Tenant’s obligations under this Lease.

(c) Notwithstanding any assignment or transfer, whether or not in violation of this Lease, and notwithstanding the acceptance of any Rent by Landlord from an assignee, transferee, or any other party, the original named Tenant and each successor Tenant shall remain fully liable for the payment of the Rent and the performance of all of Tenant’s other obligations under this Lease, subject to Section 5.02(d). Landlord shall deliver to Named Tenant a copy of any notice of default which is delivered to a successor Tenant, simultaneously with delivery to the successor Tenant, and Named Tenant shall have the right to cure any such default within the grace or cure period set forth herein (including by exercising any right of reversion in the assignment documents or other right to regain title to this Lease), and Named Tenant shall have no liability for such default unless and until Landlord shall have given to Named Tenant such written notice and opportunity to cure. The joint and several liability of Tenant and any immediate or remote successor in interest of Tenant shall not be discharged, released or impaired in any respect by any agreement made by Landlord extending the time to perform, or otherwise modifying, any of the obligations of Tenant under this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of Tenant under this Lease; provided, that no predecessor Tenant shall, by reason of any such agreement or waiver, be liable for any obligations under this Lease other than those for which it would have been liable had such agreement not been made or such waiver not occurred.

(d) Each subletting by Tenant shall be subject to the following:

(i) No subletting shall be for a term (including any renewal or extension options contained in the sublease) ending later than one day prior to the Expiration Date, provided that a sublease with an Affiliate may grant to the subtenant the right to renew the term of the sublease if Tenant renews or extends the Term of this Lease.

(ii) Except for Permitted Transfers, no sublease shall be valid, and no subtenant shall take possession of the Premises or any part thereof, until there has been delivered to Landlord, both (A) an executed counterpart of such sublease, and (B) a certificate of insurance evidencing that (x) Landlord is an additional insured under the insurance policies required to be maintained by occupants of the Premises pursuant to Section 7.02, and (y) there is in full force and effect, the insurance otherwise required by Section 7.02.

(iii) Each sublease shall provide that it is subject and subordinate to this Lease, and that in the event of termination, reentry or dispossess by Landlord under this Lease Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be liable for, subject to or bound by any item of the type that a Successor Landlord is not so liable for, subject to or bound by in the case of an attornment by Tenant to a Successor Landlord under Section 6.01(a).

(e) Each sublease shall provide that the subtenant may not assign its rights thereunder or further sublet the space demised under the sublease, in whole or in part, without Landlord’s consent and without complying with all of the terms and conditions of this Article 5, including, without limitation, Section 5.04, which for purposes of this Section 5.04(e) shall be deemed to be appropriately modified to take into account that the transaction in question is an assignment of the sublease or a further subletting of the space demised under the sublease, as the case may be (except that Tenant shall have the right to permit the subtenant to transfer the sublease in connection with transactions described in Section 5.06(a) through (g), and for purposes of the foregoing each reference to “Tenant” therein shall be deemed to refer to the subtenant).

(f) Tenant shall not publicly advertise the availability of the Premises or any portion thereof at a rate that is less than the prevailing rental rate set by Landlord for comparable space in the Building, or, if there is no comparable space, the prevailing rental rate reasonably determined by Landlord (which Landlord shall provide to Tenant promptly upon request).

(g) Notwithstanding Section 5.04(d)(ii) above, provided that no Event of Default on the part of Tenant under this Lease shall have occurred and be continuing, with respect to any sublease (but not a further subletting), other than pursuant to Section 5.06, to which Landlord has given (or is deemed to have given) its consent pursuant to the terms of this Article 5, and which (i) is for one or more full contiguous floors, (ii) is for a term of not less than 5 years, (iii) provides for a rental which, after taking into account any free rent periods, credits, offsets or deductions to which the subtenant may be entitled thereunder, is equal to or in excess (on a per rentable square foot basis) of the Fixed Rent and recurring Additional Charges payable hereunder by Tenant from time to time throughout the term of this Lease (or if less (on a per rentable square foot basis) than the Fixed Rent and recurring Additional Charges payable hereunder by Tenant, if such subtenant agrees, in the Recognition Agreement hereinafter referred to, that such rental will automatically and without condition become so equal, if, as and when the attornment provided for in such Recognition Agreement becomes effective between Landlord and the subtenant following the termination of this Lease) and (iv) provides for other obligations of the subtenant at least substantially identical to the obligations of Tenant under this Lease, Landlord shall, at Tenant’s request and at Tenant’s expense, execute and deliver to such subtenant a recognition agreement in the form of Exhibit L annexed hereto (a “Recognition Agreement”), provided and upon condition that (A) Tenant has furnished to Landlord reasonably satisfactory proof that the subtenant has a financial worth sufficient to timely fulfill its obligations under such sublease as a primary tenant of Landlord (and not as a subtenant of Tenant), including any increase in such financial obligations which may become effective pursuant to clause (iii) above, and (B) the subtenant executes and delivers to Landlord such Recognition Agreement. Notwithstanding anything to the contrary set forth in this Section 5.04(g), any Recognition Agreement delivered by Landlord pursuant to this Section 5.04(g) shall (x) be personal to the subtenant named in such Recognition Agreement and its successors and assigns in accordance with Sections 5.06(a), (c), (d) or (e) below, and (y) expressly contain the condition such that, in the event of the termination of this Lease by reason of a condemnation or casualty pursuant to Section 7.04 or Section 7.05 of this Lease, then such Recognition Agreement shall, automatically and without further act of the parties, terminate and be of no further force or effect from and after the applicable termination date.

5.05 Assignment and Sublease Profits. (a) If the aggregate of the amounts payable as fixed rent and as additional rent on account of Taxes, Operating Expenses and electricity by a subtenant under a sublease of any part of the Premises and the amount of any Other Sublease Consideration payable to Tenant by such subtenant, whether received in a lump-sum payment or otherwise (“Sublet Payments”) shall be in excess of Tenant’s Basic Cost therefor then, promptly after the collection thereof, Landlord shall be entitled to receive 50% of such excess (such excess being referred to herein as “Sublet Profit”), to be determined and paid as set forth herein. “Tenant’s Basic Cost” for sublet space at any time means the sum of the following (in each case, to the extent the sublease is for less than the entire Premises, prorated based upon the rentable square feet in the sublet space) (i) the portion of the Fixed Rent, Tax Payments, Operating Payments and, if applicable, Emergency Power Payments which is attributable to the sublet space, plus (ii) the amount payable by Tenant on account of electricity, condenser water for supplemental HVAC, if any, and any other services for which separate charges are payable, in respect of the sublet space. “Other Sublease Considerations” means all sums paid for the furnishing of guaranteed services by Tenant and the sale or rental of Tenant’s Fixtures or Tenant’s Property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns.

(b) Upon any assignment of this Lease, Tenant shall pay to Landlord 50% of the Assignment Profit received by Tenant for such assignment, after deducting therefrom Transaction Expenses. “Assignment Profit” means an amount equal to all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, without limitation, sums paid for the furnishing of services by Tenant and the sale or rental of Tenant’s Fixtures or Tenant’s Property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns).

(c) Sublet Profit shall be allocated between Landlord and Tenant as follows (A) first to Tenant, the amount of any Transaction Expenses and (B) second, Tenant shall pay to Landlord in monthly installments as and when collected, as Additional Charges, Tenant’s good faith estimate of Landlord’s share of such Sublease Profit. Tenant shall deliver to Landlord within 60 days after the end of each calendar year and within 60 days after the expiration or earlier termination of this Lease a statement specifying each sublease in effect during such calendar year or partial calendar year, the rentable area demised thereby, the term thereof and a computation in reasonable detail showing the calculation of the amounts paid and payable by the subtenant to Tenant, and by Tenant to Landlord, with respect to such sublease for the period covered by such statement. Within 30 days following delivery of such statement, either Tenant shall pay to Landlord the portion of any Sublease Profit to which Landlord is entitled but which has not theretofore been paid, or Landlord shall refund to Tenant the portion of any Sublease Profit previously paid to Landlord which exceeds the amount to which Landlord is entitled.

(d) “Transaction Expenses” means the actual out-of-pocket expenses incurred by Tenant in marketing, negotiating and consummating a sublease or assignment, including, without limitation, (A) brokerage commissions, (B) allowances made available to the subtenant or assignee to fund the cost of Alterations that the subtenant or assignee makes to the Premises (or the applicable portion thereof), (C) costs paid in making Alterations including, without limitation, the construction of the demising walls or other improvements to prepare the Premises (or the applicable portion thereof) for the initial occupancy by the subtenant or assignee, (D) any other inducements or concessions paid in connection with the sublease or assignment, including lease takeover costs and moving expenses, (E) costs and expenses paid or reimbursed to Landlord in connection with such sublease or assignment and (F) reasonable attorneys’ fees and disbursements, and any transfer taxes, paid in connection with negotiating and consummating such sublease or assignment. “Transfer Profit” means any Sublease Profit and/or Assignment Profit.

5.06 Permitted Transfers. Notwithstanding the provisions of Section 5.01(a):

(a) The assignment of Tenant’s entire interest under this Lease to an Affiliate of Tenant shall be permitted without (x) Landlord’s prior approval, (y) Landlord’s having a Recapture Option in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that in each case (i) Tenant gives to Landlord, not later than the 10th Business Day after any such assignment is consummated, an instrument, duly executed by Tenant and the aforesaid Affiliate of Tenant, to the effect that such Affiliate assumes all of the obligations of Tenant under this Lease to the extent arising from and after the date of such assignment, (ii) Tenant, with such notice, provides Landlord with reasonable evidence to the effect that the person to which Tenant is so assigning Tenant’s interest under this Lease constitutes an Affiliate of Tenant and (iii) such assignment is for a valid business purpose and not to avoid any obligations under this Lease.

(b) The sublease or license of the Premises, or any portion thereof, to an Affiliate of Tenant, or occupancy of any portion of the Premises by an Affiliate of Tenant, shall be permitted without (x) Landlord’s prior approval, (y) Landlord’s having a Recapture Option in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that in each case (i) Tenant gives to Landlord a copy of such sublease, license or occupancy agreement, if any, not later than the 10th Business Day after any such transaction is consummated, (ii) Tenant, with such copy of such sublease or license, provides Landlord with reasonable evidence to the effect that the person to which Tenant is so subleasing or licensing the Premises or a portion thereof constitutes an Affiliate of Tenant and (iii) such sublease is for a valid business purpose and not to avoid any obligations under this Lease.

(c) The merger or consolidation of Tenant into or with another entity, or the assignment of this Lease in connection with such a merger or consolidation, shall be permitted without (x) Landlord’s prior approval, (y) Landlord’s having a Recapture Option in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that in each case (i) such merger or consolidation is not principally for the purpose of transferring Tenant’s interest in this Lease, (ii) Tenant gives Landlord notice of such merger or consolidation not later than the 10th Business Day after the occurrence thereof and (iii) if this Lease is assigned in connection with such merger or consolidation, Tenant gives to Landlord, not later than the 10th Business Day after the occurrence of such merger or consolidation, an instrument, duly executed by Tenant and the surviving company, to the effect that such surviving company assumes all of the obligations of Tenant under this Lease.

(d) The assignment of Tenant’s entire interest under this Lease, or the sublease of substantially all of the Premises for substantially all of the Term, in connection with the sale of all or substantially all of the assets of Tenant (excluding cash or cash equivalents) shall be permitted without (x) Landlord’s prior approval, (y) Landlord’s having a Recapture Option in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that in each case (i) Tenant gives to Landlord, not later than the 10th Business Day after any such assignment is consummated, notice of the occurrence thereof and an instrument, duly executed by Tenant and the transferee, to the effect that such transferee assumes all of the obligations of Tenant under this Lease, and (ii) such sale of all or substantially all of the assets of Tenant is not principally for the purpose of transferring Tenant’s interest in this Lease.

(e) The direct or indirect transfer of shares or equity interests in Tenant (including, without limitation, the issuance of equity securities, treasury stock or a new class of stock) whether or not such transfer results in a change in Control of Tenant, and whether on a public exchange or otherwise, shall be permitted without (x) Landlord’s prior approval, (y) Landlord’s having a Recapture Option in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith.

(f) Landlord’s consent shall not be required for (i) any recapture or reversion of the leasehold estate to a previous Tenant, including by assignment of this Lease from any assignee back to such assignor or other reversion of the leasehold estate to the assignor, or (ii) any recapture of sublet space, including by termination of the sublease, assignment of a sublease by the sublessee to Tenant or sub-sublease by a sublessee to Tenant, and any such recapture or reversion shall be permitted without (x) Landlord’s prior approval, (y) Landlord’s having a Recapture Option in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith.

(g) For purposes of this Lease: (i) “Affiliate” means, as to any designated person or entity, any other person or entity which controls, is controlled by, or is under common control with, such designated person or entity and (ii) “Control” (and with correlative meaning, “controlled by” and “under common control with”) means the capacity to direct the business operations and policies of any entity, whether by share ownership or otherwise.

(h) Tenant may permit portions of the Premises to be occupied, at any time and from time to time, by parties who are not members, officers or employees of Tenant (each such party who is permitted to occupy portions of the Premises pursuant to this Section 5.06 being referred to herein as a “Special Occupant”), without (x) Landlord’s prior approval, (y) Landlord’s having a Recapture Option in respect thereof, and (z) Tenant’s being required to pay Transfer Profit to Landlord in connection therewith, provided that, in each case, (i) no demising walls are erected in the Premises separating the space used by a Special Occupant from the remainder of the Premises, (ii) the Special Occupant uses the Premises in conformity with all applicable provisions of this Lease, (iii) the use of any portion of the Premises by any Special Occupant shall not create any right, title or interest of the Special Occupant in or to the Premises, (iv) the portion of the Premises used by all Special Occupants shall not exceed 10,000 rentable square feet of the Premises, and (v) such party is (A) an Affiliate of Tenant, (B) maintains a significant business relationship with Tenant (other than by virtue of such occupancy) or (C) is a charitable organization with which Tenant’s officers or directors are actively involved.

(i) Any assignment, sublease or other transfer described in this Section 5.06 shall be referred to herein as a “Permitted Transfer.”

5.07 Consent to Transactions with Other Tenants. Provided that Landlord does not then have available comparable space for a comparable term, Landlord shall not prohibit any tenant or occupant of the Building from entering into a sublease or license to Tenant, or from assigning its lease to Tenant, on the grounds that such transaction is prohibited under such other tenant’s or occupant’s lease because Tenant is an occupant of other space in the Building.

ARTICLE 6

Subordination; Default; Indemnity

6.01 Subordination. (a) Subject to the provisions of Section 6.01(b), this Lease is subject and subordinate to each mortgage (a “Superior Mortgage”) and each underlying lease (a “Superior Lease”) which may now or hereafter affect all or any portion of the Project or any interest therein. The lessor under a Superior Lease is called a “Superior Lessor” and the mortgagee under a Superior Mortgage is called a “Superior Mortgagee”. Landlord represents that on the date of this Lease there are no Superior Leases affecting the Project and there are no Superior Mortgages encumbering the Project. Tenant shall execute, acknowledge and deliver any instrument reasonably requested by Landlord, a Superior Lessor or Superior Mortgagee to evidence such subordination, subject to Section 6.01(b) below, but no such instrument shall be necessary to make such subordination effective. Tenant shall execute any amendment of this Lease reasonably requested by a Superior Mortgagee or a Superior Lessor that is generally recognized as an institutional lender and that is not an Affiliate of Landlord, provided such amendment is required as a condition to any financing of the Project (and Landlord provides reasonable evidence thereof) and provided further than such amendment shall not result in any increase in Tenant’s monetary obligations hereunder, any increase (other than a de minimis increase) in Tenant’s other obligations under this Lease, any reduction (other than a de minimis reduction) in the rights of Tenant under this Lease or any reduction (other than a de minimis reduction) in the obligations of Landlord under this Lease.

(b) Notwithstanding the provisions of Section 6.01(a), the subordination of this Lease to any Superior Lease or Superior Mortgage, or any renewal, modification, replacement or extension of any Superior Lease or any renewal, modification, extension, refinancing, consolidation or spreader of any Superior Mortgage, shall be subject to the express condition that, so long as there is no Event of Default hereunder and this Lease remains in effect, Tenant shall not be evicted from the Premises, nor shall Tenant’s leasehold estate under this Lease be terminated or disturbed, nor shall any of Tenant’s rights under this Lease be affected in any way by reason of any default by Landlord (or any successor in title to Landlord) under such Superior Lease or Superior Mortgage nor shall Tenant be joined as a party defendant in any action or proceeding which may be instituted by the Superior Lessor for purposes of terminating the Superior Lease or in any action or proceeding to foreclose or otherwise enforce the Superior Mortgage. In the event of the enforcement by a Superior Mortgagee of the remedies provided for by law or by such Superior Mortgage, or in the event of the termination or expiration of a Superior Lease, Tenant, upon request of such Superior Mortgagee, Superior Lessor or any person that succeeds to the interest of such mortgagee or lessor (each, a “Successor Landlord”), shall automatically become the tenant of such Successor Landlord without change in the terms or provisions of this Lease (it being understood that Tenant shall, if requested, enter into a new lease on terms identical to those in this Lease); provided, that any Successor Landlord that is not an Affiliate of Landlord shall not be:

(i) liable for any act, omission or default of any prior landlord (including, without limitation, Landlord) except to the extent such act, omission or default continues after the date that the Successor Landlord succeeds to Landlord’s interest in the Project and Successor Landlord has been given notice and an opportunity to cure same; (but if notice has been given to such Successor Landlord pursuant to Section 6.01(c) below, no additional notice shall be required).

(ii) subject to any offset, claims or defense that previously accrued to Tenant against any prior landlord (including, without limitation, Landlord), other than offsets and abatements expressly permitted under this Lease;

(iii) bound by any Rent which Tenant might have paid for more than 30 days in advance of the date on which such payment is due (including, without limitation, Landlord) unless actually received by such Successor Landlord;

(iv) bound by any waiver or forbearance under, or any amendment, modification, abridgment, cancellation or surrender of, this Lease made without any consent of the Superior Lessor or Superior Mortgagee that may be required under the Superior Lease or Superior Mortgage, other than amendments that confirm rights under this Lease (including without limitation amendments to confirm the addition to the Premises of Offer Space and the terms thereof and/or the commencement of the Renewal Term and the terms thereof).

Upon request by such Successor Landlord, Tenant shall execute and deliver an instrument or instruments, reasonably requested by such Successor Landlord, confirming the attornment provided for herein, but no such instrument shall be necessary to make such attornment effective.

(c) Tenant shall not seek to terminate this Lease by reason of Landlord’s default hereunder until Tenant has given written notice of such default to each Superior Mortgagee and each Superior Lessor whose name and address has previously been delivered to Tenant in writing. If any such Superior Lessor or Superior Mortgagee notifies Tenant, within 30 days after the delivery of such written notice from Tenant, that such Superior Lessor or Superior Mortgagee intends to remedy such act or omission of Landlord, then such Superior Lessor and/or Superior Mortgagee shall have a reasonable period of time in which to cure such default, not to exceed 30 days in the event of a monetary default and not to exceed 90 days in the event of a non-monetary default. Nothing herein shall be deemed to imply that Tenant has any right to terminate this Lease or any other right or remedy, except as may be otherwise expressly provided for in this Lease.

6.02 Estoppel Certificate. Each party shall, at any time and from time to time, within 15 days after request by the other party, execute and deliver to the requesting party (or to such person or entity as the requesting party may designate) a statement, in reasonable and customary form, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the Tranche A Commencement Date, the Tranche B Commencement Date, the Tranche A Rent Commencement Date, the Tranche B Rent Commencement Date, the Expiration Date and the dates to which the Fixed Rent and Additional Charges have been paid and stating whether or not, to the knowledge of such party, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which such party has knowledge, it being intended that any such statement may be relied upon by the party to whom such statement is addressed. Each party shall include or confirm in any such statement such other information concerning this Lease as the other party may reasonably request. Notwithstanding the foregoing, neither party shall request such certificate more than twice in any twelve-month period. No estoppel certificate shall modify or waive any rights or obligations of the parties under this Lease, and in the event of any inconsistency between any estoppel certificate delivered by either party and the provisions of this Lease, the provisions of this Lease shall govern.

6.03 Default. This Lease and the term and estate hereby granted are subject to the limitation that:

(a) if Tenant defaults in the payment of any Rent, and such default continues for 5 Business Days after Landlord gives to Tenant a notice specifying such default in the case of Fixed Rent or 10 Business Days after Landlord gives to Tenant a notice specifying such default in the case of any Rent other than Fixed Rent, or

(b) if Tenant defaults in the keeping, observance or performance of any covenant or agreement (other than a default of the character referred to in Sections 6.03(a), (c) or (d)), and if such default continues and is not cured within 30 days after Landlord gives to Tenant a notice specifying the same, or, in the case of a default which for causes beyond Tenant’s reasonable control cannot with due diligence be cured within such period of 30 days, if Tenant shall not within 30 days following the receipt of such notice, (i) advise Landlord of Tenant’s intention duly to institute all steps necessary to cure such default and (ii) institute and thereafter diligently prosecute to completion all steps necessary to cure the same, or

(c) if Tenant shall abandon the Premises (and the fact that any of Tenant’s Property remains in the Premises shall not be evidence that Tenant has not abandoned the Premises), or

(d) if Tenant fails to deliver to Landlord any Letter of Credit within the time period required under Section 2.09 and such default remains uncured for more than 5 Business Days after written notice from Landlord, then, in any of such cases (each of which shall be referred to herein as an “Event of Default”), then in addition to any other remedies available to Landlord at law or in equity, Landlord shall be entitled to give to Tenant a notice of intention to end the Term at the expiration of 10 Business Days from the date of the giving of such notice, and, in the event such notice is given, this Lease and the term and estate hereby granted shall terminate upon the expiration of such 10 Business Days with the same effect as if the last of such 10 Business Days were the Expiration Date, but Tenant shall remain liable for damages as provided herein or pursuant to law.

6.04 Re-entry by Landlord. If this Lease shall terminate as in Section 6.03 provided, Landlord or Landlord’s agents and servants may immediately or at any time thereafter re-enter into or upon the Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any persons therefrom, to the end that Landlord may have, hold and enjoy the Premises. The words “re-enter” and “re-entering” as used in this Lease are not restricted to their technical legal meanings. Upon such termination or re-entry, Tenant shall pay to Landlord any Rent then due and owing (in addition to any damages payable under Section 6.05).

6.05 Damages. If this Lease is terminated under Section 6.03, or if Landlord re-enters the Premises under Section 6.04, Tenant shall pay to Landlord as liquidated damages in respect of the Rent payable for the balance of the term, at the election of Landlord, either:

(a) a sum which, at the time of such termination, represents the then value of the excess, if any, of (1) the aggregate of the Rent which, had this Lease not terminated, would have been payable hereunder by Tenant for the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date over (2) the aggregate fair rental value of the Premises for the same period, both of (1) and (2) being discounted to present value at the Prime Rate, or

(b) sums equal to the Rent that would have been payable by Tenant through and including the Expiration Date had this Lease not terminated or had Landlord not re-entered the Premises, payable upon the due dates therefor specified in this Lease; provided, that if Landlord shall relet all or any part of the Premises for all or any part of the period commencing on the day following the date of such termination or re-entry to and including the Expiration Date, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease and of re-entering the Premises and of securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Premises for new tenants, brokers’ commissions, and all other expenses properly chargeable against the Premises and the rental therefrom in connection with such reletting, it being understood that any such reletting may be for a period equal to or shorter or longer than said period; provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord under this Lease, (ii) in no event shall Tenant be entitled, in any suit for the collection of damages pursuant to this Section 6.05(b), to a credit in respect of any net rents from a reletting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit, (iii) if the Premises or any part thereof should be relet in combination with other space, then an equitable apportionment shall be made of the rent received from such reletting and of the expenses of reletting, and (iv) Landlord shall have no obligation to so relet the Premises and Tenant hereby waives any right Tenant may have, at law or in equity, to require Landlord to so relet the Premises.

Suit or suits for the recovery of any damages payable hereunder by Tenant, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall require Landlord to postpone suit until the date when the Term would have expired but for such termination or re-entry.

6.06 Other Remedies. Nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

6.07 Right to Injunction. In the event of a breach or threatened breach by either party of any of its obligations under this Lease, the other party shall also have the right of injunction. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may lawfully be entitled, and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not herein provided for.

6.08 Certain Waivers. Tenant waives and surrenders all right and privilege that Tenant might have under or by reason of any present or future law to redeem the Premises or to have a continuance of this Lease after Tenant is dispossessed or ejected therefrom by process of law or under the terms of this Lease or after any termination of this Lease. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of any eviction or dispossession for nonpayment of rent, and the provisions of any successor or other law of like import. Landlord and Tenant each waive trial by jury in any action in connection with this Lease.

6.09 No Waiver. Failure by either party to declare any default immediately upon its occurrence or delay in taking any action in connection with such default shall not waive such default but such party shall have the right to declare any such default at any time thereafter. Any amounts paid by Tenant to Landlord may be applied by Landlord, in Landlord’s discretion, to any items then owing by Tenant to Landlord under this Lease. Receipt by Landlord of a partial payment shall not be deemed to be an accord and satisfaction (notwithstanding any endorsement or statement on any check or any letter accompanying any check or payment) nor shall such receipt constitute a waiver by Landlord of Tenant’s obligation to make full payment. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord and by each Superior Lessor and Superior Mortgagee whose lease or mortgage provides that any such surrender may not be accepted without its consent.

6.10 Holding Over. If Tenant holds over without the consent of Landlord after expiration or termination of this Lease, Tenant shall pay as holdover rental for each month of the holdover tenancy an amount equal to the Applicable Percentage of the greater of (i) the Fair Market Rent of the Premises for such month (but Tenant shall have no right to arbitrate any dispute as to the amount of such Fair Market Rent) or (ii) the Rent which Tenant was obligated to pay for the month immediately preceding the end of the Term. No holding over by Tenant after the Term shall operate to extend the Term. Notwithstanding the foregoing, the acceptance of any rent paid by Tenant pursuant to this Section 6.10 shall not preclude Landlord from commencing and prosecuting a holdover or summary eviction proceeding. “Applicable Percentage” means (a) 125% for the first 60 days of such holdover, (b) 150% for the next 30 days of such holdover and (c) 200% thereafter.

6.11 Attorneys’ Fees. If any action or proceeding is brought by Landlord or Tenant to enforce its rights under this Lease, the prevailing party in such action shall be entitled to collect its reasonable attorneys fees and costs of suit from the other party.

6.12 Nonliability and Indemnification. (a) Neither Landlord, nor any Landlord Indemnified Party (whether disclosed or undisclosed), shall be liable to Tenant for: (i) any loss, injury or damage to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss, nor shall the aforesaid parties be liable for any loss of or damage to property of Tenant or of others entrusted to employees of Landlord; provided, that, except to the extent of the release of liability and waiver of subrogation provided in Section 7.03 hereof, the foregoing shall not be deemed to relieve Landlord of any liability to the extent resulting from the negligence, of Landlord or any Landlord Indemnified Party in the operation or maintenance of the Premises or the Building or from a breach of this Lease, (ii) any loss, injury or damage described in clause (i) above caused by other tenants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work performed by parties other than Landlord, its agents or employees, or (iii) even if negligent, consequential damages arising out of any loss of use of the Premises or any equipment, facilities or other Tenant’s Property therein or otherwise.

(b) Tenant shall indemnify and hold harmless Landlord, all Superior Lessors and all Superior Mortgagees and each of their respective partners, directors, officers, shareholders, principals, agents and employees (each, a “Landlord Indemnified Party”), from and against any and all claims made by third parties against such Landlord Indemnified Party arising from or in connection with (i) any negligence of Tenant or any person claiming through or under Tenant or any of their respective partners, directors, officers, agents, employees or contractors, (ii) any accident, injury or damage occurring in, at or upon the Premises from and after the commencement date of the Term applicable to such portion of the Premises (or prior to such commencement date, if arising from or in connection with any negligence of Tenant or any person claiming through or under Tenant or any of their respective partners, directors, officers, agents, employees or contractors), (iii) any default by Tenant in the performance of Tenant’s obligations under this Lease and (v) any brokerage commission or similar compensation claimed to be due, by any person claiming to have dealt with Tenant, by reason of any proposed subletting or assignment by Tenant (irrespective of the exercise by Landlord of any of the options in Section 5.02(b)); together with all reasonable costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence (other than negligence to which the release of liability and waiver of subrogation provided in Section 7.03 applies) or willful misconduct of the Landlord Indemnified Party.

(c) Landlord shall indemnify and hold harmless Tenant, its partners, directors, officers, shareholders, principals, agents and employees (each, a “Tenant Indemnified Party”), from and against any and all claims made by third parties against such Tenant Indemnified Party arising from or in connection with (i) any negligence of Landlord or any person claiming through or under Landlord or any of their respective partners, directors, officers, agents, employees or contractors, (ii) any accident, injury or damage occurring in the common or public areas of the Project, (iii) any default by Landlord in the performance of Landlord’s obligations under this Lease and (v) Landlord’s failure to pay the brokerage commission due to the Broker; together with all reasonable costs, expenses and liabilities incurred in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and disbursements; provided, that the foregoing indemnity shall not apply to the extent such claim results from the negligence (other than negligence to which the release of liability and waiver of subrogation provided in Section 7.03 applies) or willful misconduct of the Tenant Indemnified Party.

(d) (i) If any claim that is within the scope of the indemnities set forth in this Section 6.12 is asserted against any indemnified party, then the indemnified party shall give prompt written notice (each, an “Indemnified Party Notice”) thereof to the indemnifying party (i.e., within a time period so as not to prejudice the indemnifying party’s or its insurer’s ability to defend effectively any action or proceeding brought on such claim) and the indemnifying party shall have the right to defend and control the defense of any action or proceeding brought on such claim with counsel chosen by the indemnifying party subject to the approval of the indemnified party (such approval not to be unreasonably withheld) or by the indemnifying party’s insurance company. If the indemnified party fails promptly to give such notice or if the indemnified party shall not afford the indemnifying party the right to defend and control the defense of any such action or proceeding then, in either of such events, the indemnifying party shall have no obligation under the applicable indemnity set forth in this Lease with respect to such action or proceeding or other actions or proceedings involving the same or related facts. If the indemnifying party shall defend any such action or proceeding, then the following shall apply:

(A) the indemnified party shall cooperate with the indemnifying party (or its insurer) in the defense of any such action or proceeding in such manner as the indemnifying party (or its insurer) may from time to time reasonably request and the indemnifying party shall not be liable for the costs of any separate counsel employed by the indemnified party;

(B) the indemnifying party shall not be liable for any settlement made without the indemnifying party’s consent;

(C) if such action or proceeding can be settled by the payment of money and without the need to admit liability on the indemnified party’s part, then the indemnifying party shall have the right to settle such action or proceeding without the indemnified party’s consent and the indemnifying party shall have no obligation under the applicable indemnity set forth in this Lease with respect to such action or proceeding or other actions or proceedings involving the same or related facts if the indemnified party refuses to agree to such a settlement; and

(D) if such action or proceeding cannot be settled merely by the payment of money and without the need to admit liability on the indemnified party’s part, then the indemnifying party shall not settle such action or proceeding without the indemnified party’s consent (which consent shall not be unreasonably withheld, conditioned or delayed) and if the indemnified party unreasonably withholds, conditions or delays its consent to any such settlement, then the indemnifying party shall have no obligation under the applicable indemnity set forth in this Lease with respect to such action or proceeding or other actions or proceedings involving the same or related facts.

(ii) If an indemnifying party shall, in good faith, believe that a claim set forth in an Indemnified Party Notice is or may not be within the scope of the indemnifying party’s indemnity set forth in this Lease then, pending determination of that question, the indemnifying party shall not be deemed to be in default under this Lease by reason of its failure or refusal to indemnify and hold harmless any indemnified party therefrom or to pay such costs, expenses and liabilities; provided, that if it shall be finally determined by a court of competent jurisdiction or by arbitration in accordance with Section 8.09 that such claim was within the scope of such indemnifying party’s indemnity set forth in this Lease then such indemnifying party shall be liable for any judgment or reasonable settlement or any reasonable legal fees incurred by the party entitled to indemnity hereunder.

(e) Anything contained in this Lease to the contrary notwithstanding, in no event shall Tenant or Landlord be entitled to claim or recover any consequential, exemplary or punitive damages from the other in any action arising under this Lease.

(f) The provisions of this Section 6.12 shall survive the expiration or earlier termination of this Lease.

ARTICLE 7

Insurance; Casualty; Condemnation

7.01 Compliance with Insurance Standards. (a) Tenant shall not violate, or knowingly permit the violation of, any customary and reasonable condition imposed by any insurance policy then issued in respect of the Project of which Landlord shall have notified Tenant, and shall not do, or permit anything to be done, or keep or permit anything to be kept in the Premises (after Landlord shall have notified Tenant not to do so), which would subject Landlord, any Superior Lessor or any Superior Mortgagee to any liability or responsibility for personal injury or death or property damage, or which would result in insurance companies of good standing refusing to insure the Project in amounts reasonably satisfactory to Landlord, or which would result in the cancellation of, or the assertion of any defense by the insurer in whole or in part to claims under, any policy of insurance in respect of the Project.

(b) If (i) Tenant (or any other person claiming by, through or under Tenant) uses the Premises for any purpose other than ordinary office use, and (ii) such use of the Premises by Tenant (or such other person) causes the premium for Landlord’s property insurance policy to exceed the premium that would have otherwise applied therefor if Tenant (or such person) had used the Premises solely for ordinary office use, then Landlord shall notify Tenant of such increase and Tenant shall pay to Landlord, within 30 days after Landlord gives to Tenant an invoice therefor, an amount equal to such excess from and after the date such increase is first imposed. A schedule or “make up” of rates for the Project or the Premises, as the case may be, issued by the New York Fire Insurance Rating Organization or other similar body making rates for insurance for the Project or the Premises, as the case may be, shall be presumptive evidence of the facts therein stated and of the several items and charges in the insurance rate then applicable to the Project or the Premises, as the case may be.

7.02 Insurance. (a) Tenant shall cause to be maintained at all times during the Term (i) ”all risk” property insurance covering all present and future Tenant’s Property to a limit of not less than the full replacement cost thereof, and (ii) commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000 combined single limit for bodily injury and property damage liability in any one occurrence and (iii) boiler and machinery, if there is a boiler, supplemental air conditioning unit or pressure object or similar equipment in the Premises, with Landlord and its managing agent, if any, and each Superior Lessor and Superior Mortgagee whose name and address shall have been furnished to Tenant, as additional insureds, with limits of not less than $5,000,000 and (iv) when Alterations are in process, the insurance specified in Section 4.02(f) hereof. Such insurance may be carried under blanket and/or umbrella policies covering the Premises and other properties owned or leased by Tenant; provided, that each such policy shall in all respects comply with this Section 7.02. The limits of such insurance shall not limit the liability of Tenant. Tenant shall deliver to Landlord and any additional insureds, at least 10 days prior to the Commencement Date, such fully paid-for policies or certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insureds such renewal policy or a certificate thereof prior to the expiration of any existing policy. All such policies shall be issued by companies of recognized responsibility licensed to do business in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing as A- or better or the then equivalent of such rating, and all such policies shall contain a provision whereby the same cannot be canceled, allowed to lapse or materially modified unless Landlord and any additional insureds are given at least 30 days prior written notice of such cancellation, lapse or modification. Tenant shall cooperate with Landlord in connection with the collection of any insurance moneys that may be due in the event of loss and Tenant shall execute and deliver to Landlord such proofs of loss and other instruments which may be required to recover any such insurance moneys. Landlord may from time to time require that the amount of the insurance to be maintained by Tenant under this Section 7.02 be increased, so that the amount thereof is equal to the amount which landlords of first class office Buildings in downtown Manhattan are then customarily requiring tenants to carry.

(b) Landlord shall maintain during the Term (i) ”all risk” property insurance covering the Building with limits consistent with property insurance maintained by product owners of comparable buildings in downtown Manhattan; (ii) all insurance coverage required by applicable federal, state or local law and statute, including workers’ compensation insurance and, if applicable, disability insurance, with respect to all employees of Landlord at the Building, (iii) employer’s liability insurance including bodily injury coverage, with a minimum limit of $1,000,000, with respect to all employees of Landlord at the Building, (iv) commercial general liability insurance, including a contractual liability endorsement, and personal injury liability coverage, in respect of the Project and the conduct or operation of business therein, with limits consistent with liability insurance maintained by prudent owners of comparable buildings in downtown Manhattan. All such policies shall be issued by companies of recognized responsibility authorize to write insurance in New York State and rated by Best’s Insurance Reports or any successor publication of comparable standing as A- or better or the then equivalent of such rating.

(c) During the performance of Landlord’s Work, Landlord or Landlord’s contractors shall carry (i) worker’s compensation insurance in statutory limits, (ii) ”Special Form” Builder’s Risk coverage in completed value form/reporting form/including Boiler Explosion and Ordinance or Law endorsements and commercial general liability insurance, with completed operation endorsement, for any occurrence in or about the Project, under which Tenant and its agents whose names and addresses have been furnished to Landlord shall be named as additional insureds, with such insurers, in such forms and with such other endorsements as Landlord may deem prudent. Landlord shall furnish Tenant with evidence of insurance, including a certificate of insurance, prior to the commencement of Landlord’s Work.

7.03 Subrogation Waiver. Landlord and Tenant shall each include in each of its insurance policies (insuring the Building in case of Landlord, and insuring Tenant’s Property and Fixtures in the case of Tenant, against loss, damage or destruction by fire or other casualty) a waiver of the insurer’s right of subrogation against the other party during the Term or, if such waiver should be unobtainable or unenforceable, (a) an express agreement that such policy shall not be invalidated if the assured waives the right of recovery against any party responsible for a casualty covered by the policy before the casualty or (b) any other form of permission for the release of the other party. Each party hereby waives and releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property occurring during the Term to the extent such loss, damage or destruction arises from a risk which is, or is required to be, insured against by the waiving party pursuant to the provisions of this Article 7. Nothing contained in this Section 7.03 shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild or to nullify any abatement of rents provided for elsewhere in this Lease.

7.04 Condemnation. (a) If there shall be a total taking of the Building in condemnation proceedings or by any right of eminent domain, this Lease and the term and estate hereby granted shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be prorated and paid as of such termination date. If there shall be a taking of any portion of the Land or the Building (whether or not the Premises are affected by such taking), then Landlord may terminate this Lease and the term and estate granted hereby by giving notice to Tenant within 60 days after the date of taking of possession by the condemning authority; provided, that if the Premises are not affected by such condemnation, then Landlord shall only have the right to terminate this Lease if at least 30% of the rentable square footage of the Building is taken and Landlord shall elect to terminate leases (including this Lease) affecting substantially all of the rentable area of the Building. If there shall be a taking of the Premises of such scope that the untaken part of the Premises would in Tenant’s reasonable judgment be uneconomic to operate or be unsuitable for the conduct of Tenant’s business, or if by reason of the condemnation Tenant no longer has reasonable means of access to the Premises, then Tenant may terminate this Lease and the term and estate granted hereby by giving notice to Landlord within 60 days after the date of taking of possession by the condemning authority. If either Landlord or Tenant shall give a termination notice as aforesaid, then this Lease and the term and estate granted hereby shall terminate as of the date of such notice and all Rent shall be prorated and paid as of such termination date. In the event of a taking of the Premises which does not result in the termination of this Lease (i) the term and estate hereby granted with respect to the taken part of the Premises shall terminate as of the date of taking of possession by the condemning authority and all Rent shall be appropriately abated for the period from such date to the Expiration Date, and Tenant’s Share shall be adjusted based upon the ratio of the rentable square footage of the portion of the Premises not taken to the rentable square footage of the portion of the Building not taken, and (ii) Landlord shall with reasonable diligence restore the remaining portion of the Premises (exclusive of Tenant’s Property) as nearly as practicable to its condition prior to such taking.

(b) In the event of any taking of all or a part of the Building, Landlord shall be entitled to receive the entire award in the condemnation proceeding, including, without limitation, any award made for the value of the estate vested by this Lease in Tenant or any value attributable to the unexpired portion of the Term, and Tenant hereby assigns to Landlord any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof, and Tenant shall be entitled to receive no part of such award; provided, that nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant’s Property or moving expenses, provided the same do not include any value of the estate vested by this Lease in Tenant or of the unexpired portion of the Term and do not reduce the amount available to Landlord or materially delay the payment thereof.

(c) If all or any part of the Premises shall be taken for a limited period, Tenant shall be entitled, except as hereinafter set forth, to that portion of the award for such taking which represents compensation for the use and occupancy of the Premises, for the taking of Tenant’s Property and for moving expenses, and Landlord shall be entitled to that portion which represents reimbursement for the cost of restoration of the Premises. This Lease shall remain unaffected by such taking and Tenant shall continue responsible for all of its obligations under this Lease to the extent such obligations are not affected by such taking and shall continue to pay in full all Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Premises shall be apportioned between Landlord and Tenant as of the Expiration Date. Any award for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be paid to, held and applied by Landlord as a trust fund for payment of the Rent thereafter becoming due.

(d) In the event of any taking which does not result in termination of this Lease, (i) Landlord, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Building and the Premises (other than those parts of the Premises which constitute Tenant’s Property) to substantially their former condition to the extent that the same may be feasible (subject, as to the Building, to reasonable changes which Landlord deems necessary or appropriate, provided such changes are consistent with a first class downtown office building and do not adversely affect the Premises, Building systems and services provided to the Premises or access thereto) and so as to constitute a complete and rentable Building and Premises and (ii) Tenant, whether or not any award shall be sufficient therefor, shall proceed with reasonable diligence to repair the remaining parts of the Premises which constitute Tenant’s Property, to substantially their former condition to the extent that the same may be feasible, subject to reasonable changes which shall be deemed Alterations.

(e) All references in this Section 7.04 to the “Building” shall be construed to mean only the south tower of the Project.

7.05 Casualty. (a) If the Building or the Premises shall be partially or totally damaged or destroyed by fire or other casualty (each, a “Casualty”) and if this Lease is not terminated as provided below, then (i) subject to Unavailable Delay, Landlord shall repair and restore the Building and the Premises (excluding Tenant’s Fixtures and Property) with reasonable dispatch (but Landlord shall not be required to perform the same on an overtime or premium pay basis) after notice to Landlord of the Casualty as nearly as possible to the condition preceding the casualty (“Landlord’s Restoration Obligation”) and (ii) subject to Unavailable Delay, Tenant shall repair and restore (subject to such redesign or Alterations as Tenant may elect) in accordance with Section 4.02 (but the provisions of Section 4.02(d) shall not apply if the insurance proceeds are reasonably anticipated to be sufficient to pay the costs of such repair and restoration) all Fixtures and Tenant’s Property with reasonable dispatch after the Casualty. In making any repairs or restorations pursuant to this Section 7.05, Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of any portion of the Premises that was not damaged.

(b) If all or part of the Premises shall be rendered Untenantable by reason of a Casualty, the Fixed Rent and the Additional Charges under Sections 2.04 and 2.05 shall be abated in the proportion that the Untenantable area of the Premises bears to the total area of the Premises, for the period from the date of the Casualty to the earlier of (i) the date the Premises is made tenantable, including a reasonable period of time, not to exceed 30 days, to refurnish the Premises and move back in (provided, that if the Premises would have been tenantable at an earlier date but for Tenant having failed diligently to prosecute repairs or restoration, then the Premises shall be deemed to have been made tenantable on such earlier date and the abatement shall cease) or (ii) the date Tenant or any subtenant reoccupies a portion of the Premises for the ordinary conduct of business (in which case the Fixed Rent and the Additional Charges allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). If a fire or other casualty occurs in the Premises after the Commencement Date and prior to the Rent Commencement Date applicable to such portion of the Premises, then the aggregate abatement of Rent to which Tenant is entitled as contemplated by this Section 7.05(b) (from and after such Rent Commencement Date) shall be an amount equal to the aggregate abatement of Rent to which Tenant would have been entitled under this Section 7.05(b) if such Rent Commencement Date had occurred immediately prior to such fire or other casualty.

7.06 Landlord Termination Rights.

(a) If by reason of a Casualty (i) the Building shall be totally damaged or destroyed or (ii) the Building shall be so damaged or destroyed (whether or not the Premises are damaged or destroyed) that Landlord shall elect to demolish the Building, then Landlord may terminate this Lease by giving Tenant notice thereof on or prior to the 60th day after such fire or other casualty; provided, that if the Premises are not substantially damaged or rendered substantially Untenantable by such fire or other casualty, then Landlord may not so terminate this Lease unless Landlord elects to terminate leases (including this Lease) affecting substantially all of the rentable area of the Building.

(b) If Landlord elects to terminate this Lease as aforesaid, then the Term shall expire on a date set by Landlord that is (1) not sooner than the 30th day after the date that Landlord gives such notice (if all or substantially all of the Premises is rendered Untenantable by such fire or other casualty), or (2) the 180th day after the date that Landlord gives such notice (if less than all or substantially all of the Premises is rendered Untenantable by such fire or other casualty). Upon the termination of this Lease under this Section 7.06, the Rent shall be apportioned and any prepaid portion of the Rent for any period after the date that the abatement of Rent as described in this Section 7.06 becomes effective shall be refunded promptly by Landlord to Tenant (and Landlord’s obligation to make such refund shall survive the Expiration Date).

7.07 Tenant Termination Rights.

(a) Within 60 days after Landlord has actual knowledge of any fire or other casualty that results in 30,000 rentable square feet or more of the Premises being Untenantable, Landlord shall deliver to Tenant an estimate prepared by a reputable contractor selected by Landlord reasonably acceptable to Tenant setting forth such contractor’s estimate as to the time reasonably required (i) to perform Landlord’s Restoration Obligation and (ii) to repair such damage in order to make the Premises (or such portion thereof) no longer Untenantable. If Landlord shall fail to deliver said estimate within said 60-day period, Tenant may designate an independent reputable contractor to prepare the same. If the period set forth in any such estimate to make the Premises no longer Untenantable exceeds 365 days from the date of such fire or other casualty, Tenant may elect to terminate this Lease by notice to Landlord given not later than 30 days following Tenant’s receipt of such estimate. If Tenant shall exercise such election, the Term of this Lease shall terminate on the 20th day after notice of such election shall be given by Tenant, and Tenant shall vacate the Premises, and surrender the same to Landlord in accordance with the terms of this Lease. If the time period set forth in said estimate to make the Premises no longer Untenantable does not exceed 365 days from the date of such fire or other casualty, and for any reason whatsoever (other than a delay caused by the act or omission of Tenant) Landlord shall not Substantially Complete Landlord’s Restoration Obligation within 30 days after the date set forth in the estimate as the date by which Landlord’s Restoration Obligation should reasonably be completed (or such longer time, but not in excess of 60 additional days, that Landlord may be delayed in Substantially Completing Landlord’s Restoration Obligation by reason of Unavoidable Delays), then Tenant shall have the right to terminate this Lease by notice to Landlord given not later than 30 days following the last day of such 30 day period (as so extended) after the date set forth in the estimate as the date by which Landlord’s Restoration Obligation should reasonably be completed. If the time period set forth in said estimate to make the Premises no longer Untenantable does exceed 365 days from the date of such fire or other casualty and Tenant has not elected to terminate this Lease as set forth above, and for any reason whatsoever (other than a delay caused by the act or omission of Tenant) Landlord shall not complete Landlord’s Restoration Obligation within 90 days after the date set forth in the estimate as the date by which Landlord’s Restoration Obligation should reasonably be completed (or such longer time, but not in excess of 90 additional days, that Landlord may be delayed in Substantially Completing Landlord’s Restoration Obligation by reason of Unavoidable Delays), then Tenant shall have the further right to terminate this Lease by notice to Landlord given not later than 30 days following the last day of such 90 day period after the date set forth in the estimate as the date by which Landlord’s Restoration Obligation should reasonably be completed. Landlord shall keep Tenant apprised of the progress of restorations, and if Landlord’s Restoration Obligation is not complete on the projected completion date, then Landlord shall give Tenant written notice of the revised projected completion date. Upon any such termination of this Lease, Tenant’s liability for Rent hereunder shall cease as of the date of such termination, and any prepaid portion of Rent for any period after such date shall promptly be refunded by Landlord to Tenant.

(b) Anything to the contrary contained in this Section 7.07 notwithstanding, if any fire or other casualty occurs during the last 18 months of the term of this Lease, all references in the previous paragraph to “365 days” shall be deemed replaced with the following number of days:

(1)	if such fire or other casualty occurs during the 6-month period commencing on the date that is 18 months prior to the end of the term of this Lease, “90 days”;

(2)	if such fire or other casualty occurs during the 6-month period commencing on the date that is 12 months prior to the end of the term of this Lease, “60 days”; and

(3)	if such fire or other casualty occurs during the last 6-months of the term of this Lease, “20 days”.

7.08 Miscellaneous.

(a) Landlord shall not carry any insurance on Tenant’s Property and shall not be obligated to repair or replace Tenant’s Property or Fixtures. Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant’s Property or Fixtures. Tenant shall notify Landlord promptly of any Casualty in the Premises.

(b) This Article 7 shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and Section 227 of the New York Real Property Law providing for such a contingency in the absence of an express agreement, and any other law of like import now or hereafter in force, shall have no application. All references in this Article 7 to the “Building” shall be construed to mean only the south tower of the Project.

ARTICLE 8

Miscellaneous Provisions

8.01 Notice. All notices, demands, consents, approvals, advices, waivers or other communications which may or are required to be given by either party to the other under this Lease (each, “Notice”) shall be in writing and shall be delivered by (a) personal delivery, (b) the United States mail, certified or registered, postage prepaid, return receipt requested, or (c) a nationally recognized overnight courier, in each case addressed to the party to be notified at the address for such party specified in the first paragraph of this Lease or to such other place as the party to be notified may from time to time designate by at least 10 days notice to the notifying party. Each Notice to Landlord shall be sent to the attention of Mr. Harry Bridgwood and with a copy of each notice to Landlord to Retirement System of Alabama, 1325 South Union Street, Montgomery, Alabama 36104, Attention: General Counsel). Each Notice to Tenant shall be sent to the attention of Director of Real Estate, and a copy of each notice to Tenant shall be sent to Office of General Counsel, Bowne & Co., Inc., at 345 Hudson Street, New York, New York 10014 prior to the Commencement Date, and thereafter at the Premises. Notices from Landlord may be given by Landlord’s managing agent, if any, or by Landlord’s attorney. Each Notice shall be deemed to have been given on the date such Notice is actually received as evidenced by a written receipt therefor and in the event of failure to deliver by reason of changed address of which no Notice was given or refusal to accept delivery, as of the date of such failure.

8.02 Building Rules. Tenant shall comply with, and Tenant shall cause its licensees, employees, contractors, agents and invitees to comply with, the rules of the Building set forth in Exhibit C, as the same may be reasonably modified or supplemented by Landlord from time to time upon reasonable advance written notice to Tenant for the safety, care and cleanliness of the Premises and the Building and for preservation of good order therein. Landlord shall not be obligated to enforce the rules of the Building against Tenant or any other tenant of the Building or any other party, and Landlord shall have no liability to Tenant by reason of the violation by any tenant or other party of the rules of the Building; provided, that Landlord shall not enforce the rules of the Building in a manner which discriminates against Tenant. If any rule of the Building shall conflict with any provision of this Lease, such provision of this Lease shall govern. Any dispute with respect to the reasonableness of any modifications or supplements to the rules of the Building or the enforcement thereof shall be determined by arbitration in accordance with Section 8.09.

8.03 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

8.04 Certain Definitions. (a) “Landlord” means only the owner, at the time in question, of the Building or that portion of the Building of which the Premises are a part, or of a lease of the Building or that portion of the Building of which the Premises are a part, so that in the event of any transfer or transfers of title to the Building or of Landlord’s interest in a lease of the Building or such portion of the Building, the transferor shall be and hereby is relieved and freed of all obligations of Landlord under this Lease, and it shall be deemed, without further agreement, during the period such transferee is the holder of Landlord’s interest under this Lease, that such transferee has assumed all obligations of Landlord under this Lease.

(b) “Landlord shall have no liability to Tenant” or words of similar import mean that Tenant is not entitled, solely by reason of the referenced action, omission or condition, to terminate this Lease, or to claim actual or constructive eviction, partial, or total, or to receive any abatement or diminution of Rent, or to be relieved in any manner or any of its other obligations under this Lease, or to be compensated for loss or injury suffered or to enforce any other right or kind of liability whatsoever against Landlord under or with respect to this Lease or with respect to Tenant’s use or occupancy of the Premises.

(c) Whenever the term “including” or “include” is used with respect to a list of items, the same shall be deemed to mean “including, without limitation.”

(d) The term “person” shall be deemed to mean and include any natural person, corporation, partnership, limited liability company or other entity.

8.05 Quiet Enjoyment. So long as this Lease shall be in full force and effect, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises, subject to the terms of this Lease.

8.06 Limitation of Landlord’s Personal Liability. Tenant shall look solely to Landlord’s interest in the Project, and the rents, issues, profits and proceeds thereof, for the recovery of any judgment against Landlord, and no other property or assets of Landlord or Landlord’s partners, officers, directors, shareholders or principals, direct or indirect, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease.

8.07 Counterclaims. If Landlord commences any summary proceeding or action for nonpayment of Rent or to recover possession of the Premises, Tenant shall not interpose any counterclaim of any nature or description in any such proceeding or action, unless Tenant’s failure to interpose such counterclaim in such proceeding or action would result in the waiver of Tenant’s right to bring such claim in a separate proceeding under applicable law.

8.08 Survival. All obligations and liabilities of Landlord or Tenant to the other which accrued before the expiration or other termination of this Lease and all such obligations and liabilities which by their nature or under the circumstances can only be, or by the provisions of this Lease may be, performed after such expiration or other termination, shall survive the expiration or other termination of this Lease. Without limiting the generality of the foregoing, the rights and obligations of the parties with respect to any indemnity under this Lease, and with respect to Tax Payments, Operating Payments and any other amounts payable under this Lease, shall survive the expiration or other termination of this Lease.

8.09 Arbitration. (a) Either party shall have the right to submit a dispute relating to (i) the reasonableness of the grant or denial of a consent or other determination by the other party where, pursuant to the provisions of this Lease, such other party’s consent was not to be unreasonably withheld or (ii) any other matter for which arbitration is expressly provided as a means of dispute resolution pursuant to the terms of this Lease, to binding arbitration under the Expedited Procedures provisions (Rules E-1 through E-10 in the edition in effect on the date of this Lease, as the same may be modified or supplemented from time to time) of the Commercial Arbitration Rules of AAA. In cases where the parties utilize such arbitration: (i) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Rule E-5, (ii) the first hearing shall be held within 7 Business Days after the appointment of the arbitrator, (iii) if the arbitrator shall find that a party acted unreasonably in withholding or delaying a consent or approval, such consent or approval shall be deemed granted, and (iv) the losing party in such arbitration shall pay the arbitration costs charged by AAA and/or the arbitrator. The decision of the arbitrators shall be conclusively binding on the parties, and judgment upon the decision may be entered in any court having jurisdiction.

(b) Landlord and Tenant agree to sign all documents and to do all other things necessary to submit any such matter to arbitration and further agree to, and hereby do, waive any and all rights they or either of them may at any time have to revoke their agreement hereunder to submit to arbitration and to abide by the decision rendered thereunder. For such period, if any, as this agreement to arbitrate is not legally binding or the arbitrator’s award is not legally enforceable, the provisions requiring arbitration shall be deemed deleted and matters to be determined by arbitration shall be subject to litigation.

(c) If Tenant requests Landlord’s consent and Landlord fails or refuses to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent (unless there is an affirmative finding by a court of competent jurisdiction that Landlord withheld such consent in bad faith), it being intended that (unless Landlord shall have so acted in bad faith) Tenant’s sole remedy shall be an action for specific performance or injunction, or expedited arbitration pursuant to Section 8.09(a) and that such remedy shall be available only in those cases where this Lease provides that Landlord shall not unreasonably withhold its consent. No dispute relating to this Lease or the relationship of Landlord and Tenant under this Lease shall be resolved by arbitration unless this Lease expressly provides for such dispute to be resolved by arbitration.

8.10 No Offer. The submission by Landlord of this Lease in draft form shall be solely for Tenant’s consideration and not for acceptance and execution. Such submission shall have no binding force or effect and shall confer no rights nor impose any obligations, including brokerage obligations, on either party unless and until both Landlord and Tenant shall have executed a lease and duplicate originals thereof shall have been delivered to the respective parties.

8.11 Captions; Construction. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.

8.12 Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by the party to be charged.

8.13 Broker. Each party represents to the other that such party has dealt with no broker other than CB Richard Ellis, Inc. (representing Landlord) and Cushman & Wakefield, Inc. (representing Tenant) (collectively, the “Broker”) in connection with this Lease or the Building, and each party shall indemnify and hold the other harmless from and against all loss, cost, liability and expense (including, without limitation, reasonable attorneys’ fees and disbursements) arising out of any claim for a commission or other compensation by any broker other than Broker who alleges that it has dealt with the indemnifying party in connection with this Lease or the Building. Landlord shall enter into a separate agreement with Broker which provides that, if this Lease is executed and delivered by both Landlord and Tenant, Landlord shall pay to Broker a commission to be agreed upon between Landlord and Broker, subject to, and in accordance with, the terms and conditions of such agreement.

8.14 Merger. Tenant acknowledges that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease. This Lease embodies the entire understanding between the parties with respect to the subject matter hereof, and all prior agreements, understanding and statements, oral or written, with respect thereto are merged in this Lease.

8.15 Successors. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent that an assignment may be approved by Landlord, (or such approval is not required), Tenant’s assigns.

8.16 Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any principles of conflicts of laws.

8.17 No Development Rights. Tenant acknowledges that it has no rights to any development rights, air rights or comparable rights appurtenant to the Project, and consents, without further consideration, to any utilization of such rights by Landlord, provided the same does not adversely effect Tenant’s use and occupancy of the Premises on the terms set forth herein. Tenant shall promptly execute and deliver any instruments which may be requested by Landlord, including instruments merging zoning lots, evidencing such acknowledgment and consent. The provisions of this Section 8.17 shall be construed as an express waiver by Tenant of any interest Tenant may have as a “party in interest” (as such term is defined in Section 12-10 Zoning Lot of the Zoning Resolution of the City of New York) in the Project, provided that Tenant shall not be required to waive the rights described in this Section 8.17 to the extent that such waiver impairs or restricts Tenant’s rights to use and occupy the Premises on the terms set forth herein.

8.18 Condominium. This Lease and all rights of Tenant hereunder are and shall be subject and subordinate in all respects to any condominium declaration and any other documents (collectively, the “Declaration”) which are or shall be recorded in order to convert the Land and the improvements erected thereon to a condominium form of ownership in accordance with the provisions of Article 9-B of the Real Property Law, or any successor thereto, provided the Declaration does not include other terms which (i) increase Tenant’s monetary obligations hereunder (ii) except to a de minimis extent, decrease Tenant’s rights or increase Tenant’s obligations under this Lease or (iii) except to a de minimis extent, decrease Landlord’s obligations or increase Landlord’s rights under this Lease. If any such Declaration is to be recorded, Tenant, upon the request of Landlord, shall enter into an amendment of this Lease confirming such subordination and modifying this Lease in such respects as shall be necessary to conform to such condominiumization, including, without limitation, appropriate adjustments to Tenant’s Share and appropriate reductions in the Operating Expenses for the Base Operating Year and the Base Tax Amount; provided, that, such amendment shall not (i) increase Tenant’s monetary obligations hereunder (ii) except to a de minimis extent, decrease Tenant’s rights or increase Tenant’s obligations under this Lease or (iii) except to a de minimis extent, decrease Landlord’s obligations or increase Landlord’s rights under this Lease.

8.19 Roof Rights. (a) Subject to the requirements of this Section 8.19, Tenant may install, maintain and operate, at Tenant’s sole cost and expense, up to 5 communications antennas, satellite dishes or similar telecommunications equipment (collectively, the “Communications Equipment”) on the structure therefor provided by Landlord on the roof of the Building and run a cable therefrom into the Premises through conduit space provided by Landlord in such locations as Landlord may designate. Tenant acknowledges that (i) Tenant’s use of the roof of the Building is a non-exclusive use and Landlord may permit any person or entity to use any other portion of the roof of the Building for any use; (ii) the installation of the Communications Equipment shall be deemed to be a Material Alteration; (iii) if Landlord’s structural engineer recommends that there be structural reinforcement of the roof of the Building in connection with the installation of the Communications Equipment, Tenant shall, prior to any installation of the Communications Equipment, perform the same at Tenant’s sole cost and expense in accordance with plans and specifications approved by Landlord; (iv) without limiting the other conditions set forth in this Section 8.19, such installation (including, without limitation, any structural reinforcements performed in connection therewith) shall be performed in compliance with all of the provisions of Section 4.02 and the other provisions of this Lease applicable to Alterations; (v) Tenant, at Tenant’s expense, shall comply with all Laws and procure and maintain all necessary permits and approvals required therefor (Tenant hereby acknowledging that Landlord is making no representations as to the permissibility of any Communications Equipment on the roof of the Building by any governmental authority having jurisdiction thereof); (vi) Tenant shall promptly repair any damage (whether structural or non-structural) caused to the roof or any other portion of the Building or its fixtures, equipment and appurtenances by reason of the installation, maintenance or operation of the Communications Equipment (or, at Landlord’s election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for the reasonable costs thereof within 30 days after rendition of a bill therefor); (vii) the installation, operation and maintenance of the Communications Equipment shall not interfere with the operation and maintenance of any installations existing on the date Tenant installs the Communications Equipment; (viii) if Tenant’s installation, operation or maintenance of the Communications Equipment shall interfere with Landlord’s rights (including, without limitation, Landlord’s right to use the remainder of the roof of the Building for any purposes) or other present or future tenants in the Building, Tenant shall cooperate with Landlord or such other tenants in all reasonable respects, at no cost to Tenant, in eliminating such interference; provided that in cases where the interference affects installations existing on the date Tenant installs the Communications Equipment the cost of remedying such interference shall be borne by Tenant; and (ix) no satellite dish or other Communications Equipment may be more than 24 inches in diameter.

(b) If the specific manner of installation or maintenance of the Communications Equipment shall revoke, negate or in any manner impair or limit any roof warranty or guaranty for the Building, and provided Tenant has been notified thereof prior to Tenant’s installation of such Communications Equipment, then Tenant shall reimburse Landlord for any loss or damage sustained or costs or expenses incurred by Landlord as a result thereof. Tenant shall remove the Communications Equipment upon the expiration or earlier termination of the Term and repair any damage to the roof of the Building caused by the installation or removal of the Communications Equipment, all at Tenant’s expense (or, at Landlord’s election, Landlord shall perform such repairs and Tenant shall reimburse Landlord for the reasonable costs thereof within 30 days after rendition of a bill therefor). Landlord shall have no liability to repair or maintain the Communications Equipment, nor shall Landlord be liable for any damage to the Communications Equipment, except to the extent such damage is caused by the negligence or willful misconduct of Landlord.

(c) For the purpose of installing, operating or maintaining the Communications Equipment, Tenant shall have access to the roof of the Building at reasonable times upon reasonable notice to Landlord, and Landlord shall have the right to require, as a condition to such access, that Tenant (or Tenant’s employee, contractor or other representative) at all times be accompanied by a representative of Landlord who Landlord shall make available upon reasonable notice, and, if such representative is provided on an overtime basis, Tenant shall pay Landlord’s out-of-pocket expenses incurred in making such representative available.

(d) Landlord shall have the right to relocate the Communications Equipment, at Landlord’s sole cost and expense (or at Tenant’s sole cost and expense if the relocation shall be required due to the application of any Laws or if due to the request of Tenant), to any other location on the roof of the Building, such right to be exercisable by Landlord giving Tenant 10 days prior notice thereof (except in the case of emergency in which case Landlord shall give such notice as is reasonably practicable). Tenant shall pay any amounts due to Landlord in connection with the relocation of the Communications Equipment within 30 days after rendition of a bill therefor. Tenant shall not have the right to object to any new location of the Communications Equipment unless such new location shall adversely affect Tenant’s use of the Communications Equipment.

(e) All Communicative Equipment shall, if electricity is required, be connected to Tenant’s submeters measuring Tenant’s use of electricity in the Premises.

(f) The rights granted in this Section 8.19 are given in connection with, and as part of the rights created hereunder, this Lease, and are not separately transferable or assignable other than in connection with an assignment of this Lease or a subletting of the Premises as permitted by this Lease. Tenant shall not resell in any form the use of the Communications Equipment, including, without limitation, the granting of any licensing or other rights.

8.20 Memorandum of Lease. Landlord agrees that, upon the request of Tenant, Landlord shall, contemporaneously with the execution of this Lease, execute, acknowledge and deliver to Tenant a short form or memorandum of this Lease in recordable form and otherwise in a form mutually satisfactory to Landlord and Tenant. Upon the termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord all necessary instrument(s) in recordable form evidencing a termination of this Lease and sufficient to discharge any memorandum hereof of record. Recording, filing and like charges imposed by any governmental agency to effect such recording shall be paid by Tenant.

8.21 Representations and Warranties. (a) Landlord hereby represents and warrants to Tenant that, as of the date of this Lease, (i) Landlord is duly organized and validly existing in good standing under the laws of the State of Delaware, and possesses all licenses and authorizations necessary to carry on its business, (ii) Landlord has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated hereby, (iii) the individual executing and delivering this Lease on Landlord’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Landlord, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Landlord (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Landlord will not cause or constitute a default under, or conflict with, the organizational documents of Landlord or any agreement to which Landlord is a party, (vii) the execution, delivery and performance of this Lease by Landlord does not violate any Laws, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Landlord for the execution, delivery and performance of this Lease have been obtained or made.

(b) Landlord hereby represents and warrants to Tenant that attached hereto as Exhibit I is a true and correct copy of the certificate of occupancy of the Building in effect as of the date of this Lease.

(c) Tenant hereby represents and warrants to Landlord that, as of the date of this Lease, (i) Tenant is duly organized and validly existing in good standing under the laws of the State of Delaware, and possesses all licenses and authorizations necessary to carry on its business, (ii) Tenant has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated hereby, (iii) the individual executing and delivering this Lease on Tenant’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Tenant, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Tenant (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Tenant will not cause or constitute a default under, or conflict with, the organizational documents of Tenant or any agreement to which Tenant is a party, (vii) the execution, delivery and performance of this Lease by Tenant will not violate any Laws, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Tenant for the execution, delivery and performance of this Lease have been obtained or made.

8.22 Parking. (a) Landlord shall make a number of parking spaces as Tenant may elect from time to time, but not in excess of 70 parking spaces (“Tenant’s Parking Spaces”) in the Building garage (the “Garage”) available to Tenant and Tenant shall hire same from Landlord. Landlord makes no representation as to the specific location of Tenant’s Parking Spaces. Tenant’s Parking Spaces shall be used exclusively for the parking of passenger cars belonging to or leased to or operated by Tenant, any of Tenant’s permitted subtenants, and their respective employees, visitors and invitees, and for no other purpose. Tenant shall upon request promptly furnish to Landlord the license numbers of the cars operated by Tenant and Tenant’s permitted subtenants and their employees and contractors. Tenant’s use of Tenant’s Parking Spaces shall be subject to such reasonable rules and regulations as may be promulgated by Landlord from time to time in accordance with the provisions of this Lease. Notwithstanding the foregoing, if at any time (i) the number of Tenant’s Parking Spaces shall exceed 35, (ii) Landlord shall require parking spaces in the Garage for another tenant of the Building and (iii) Tenant shall not be using all of the Tenant’s Parking Spaces, then Landlord may reduce the number of Tenant Parking Spaces, but not below the greater of (A) the number of parking spaces in the Garage then being used by Tenant and (B) 35.

(b) All parking spaces used by Tenant, its employees, visitors and invitees will be used at their own risk, and Landlord shall not be liable for any injury to person or property, or for loss or damage to any automobile or its contents, resulting from theft, collision, vandalism or any other cause whatsoever, unless such injury or loss is caused by the negligence or willful misconduct of Landlord.

(c) Landlord shall have the right to license an independent operator to conduct a parking operation open to the public with respect to the Garage or to conduct such operation itself.

(d) Tenant shall pay to Landlord on the first day of each month, or in lieu thereof, to any parking operator who shall be licensed by Landlord to conduct a parking operation with respect to the Garage (subject to any good faith bona fide disputes that Tenant may be having with the parking operator), the amount obtained by multiplying the number of Tenant’s Parking Spaces reserved in any given month by the Monthly Rate. “Monthly Rate” shall mean, for any given month during the Term, the rate then being charged by Landlord or a garage operator to the general public for an equivalent space for such month. Any garage operator shall provide validation services for Tenant’s invitees.

(e) Landlord may require that all cars to be parked in Tenant’s Parking Spaces shall exhibit such identification as Landlord or the garage operator may from time to time deem reasonably necessary. Any badges, stickers or other methods of identification so required shall be provided to Tenant for the use of Tenant or Tenant’s permitted subtenants, or their employees, visitors or invitees, at no cost to Tenant. Landlord shall have the right to tow, at Tenant’s expense, any of Tenant’s or Tenant’s permitted subtenants’, or their employees’, visitors’ or invitees’, cars not exhibiting such identification, provided that Tenant shall have been notified in writing of such identification requirements at least 30 days prior thereto.

(f) At Tenant’s request, Landlord shall reserve a designated area of the Garage for Tenant’s Parking Spaces, shall install a sign designating such area and shall paint individual’s names on up to 10 of the spaces in such designated area. The reasonable cost of any such signage and painting shall be reimbursed by Tenant within 30 days after invoice.

8.23 Lobby Desk. (a) Tenant, at Tenant’s expense, shall have the right to install, in the location shown on Exhibit M annexed hereto at the Building’s “J” elevator bank in the Building lobby, a security desk (the “Lobby Desk”) for the exclusive use of Tenant. The Lobby Desk may be installed as part of Landlord’s Work, and otherwise shall be subject to plans approved by Landlord and to all other provisions of this Lease applicable to work performed by Tenant. The Lobby Desk shall be staffed solely by persons employed by Tenant, or by a security contractor retained by Tenant subject to Landlord’s reasonable approval. The cost of maintaining and repairing the Lobby Desk shall be borne by Tenant and shall be payable from time to time within 30 days after invoice by Landlord.

(b) Anything contained herein to the contrary notwithstanding, the provisions of Section 8.23(a) shall be null and void and of no further force or effect; and Landlord shall have the right to require Tenant to remove the Lobby Desk, if (i) the Tenant under the Lease is not Named Tenant, (ii) the Premises leased by Named Tenant does not consist of at least one full floor of the 49th, 50th or 51st floors of the Building, which is being occupied by Tenant as a client service center or (iii) the term of this Lease shall expire or terminate. In the event of any such removal of the Lobby Desk, Landlord shall make reasonable provisions for Tenant’s (and any subtenant’s) personnel and invitees traveling to the portion of the Premises on the 49th, 50th and/or 51st floors of the Building to have access to the Building’s “J” elevator bank.

ARTICLE 9

Renewal Right

9.01 Renewal Right. (a) Provided that on the date Tenant exercises the Renewal Option and at the commencement of the Renewal Term (i) this Lease shall not have been terminated, (ii) no Event of Default shall have occurred and be continuing under this Lease and (iii) Tenant shall occupy the entire Premises, Tenant shall have the option (the “Renewal Option”) to extend the term of this Lease for an additional 10 year period (the “Renewal Term”), to commence at the expiration of the initial Term.

(b) The Renewal Option shall be exercised with respect to the entire Premises or any Renewal Portion (the space as to which Tenant exercises the Renewal Option is called the “Renewal Premises”). The Renewal Option shall be exercisable by Tenant giving notice to Landlord (the “Renewal Notice”) on or before the date that is 18 months before the last day of the initial Term; provided, that if Tenant timely gave a Rent Request Notice, then the Renewal Notice may be given until the date that is 30 days after the giving of the Rent Notice (whether earlier or later than the date that is 18 months before the last day of the initial Term). Tenant shall specify in the Renewal Notice the space to be included in the Renewal Premises (failing which the Renewal Premises shall be deemed to be the entire then Premises). Time is of the essence with respect to the giving of the Renewal Notice. “Renewal Portion” shall mean a portion of the Premises which (i) are or will be occupied by Tenant and its Affiliates as of the commencement of the Renewal Term (excluding sublet space, other than sublet space as to which the term expires on or before the Expiration Date and which Tenant and its Affiliates intend to occupy upon the commencement of the Renewal Term), (ii) except in the case of the Subconcourse Space or any partial floor which then constitutes part of the Premises, consists of full floors and (iii) if Tenant is then leasing 3 or more contiguous floors (in whole or in part), then the floors that Tenant renews (of those floors) must be the topmost or bottommost of such floors, and floors contiguous thereto (by way of example only, if the Premsies consists of floors 10, 11, 49, 50 and 51, and Tenant wishes to renew (A) as to only one of the upper floors, Tenant must renew as to 49 or 51 or (B) as to two of the upper floors, Tenant must renew as to 49 and 50, or 50 and 51; and in each such case Tenant could also renew as to either or both of 10 and 11)..

9.02 Renewal Rent and Other Terms. (a) The Renewal Term shall be upon all of the terms and conditions set forth in this Lease, except that (i) the Fixed Rent shall be as determined pursuant to the further provisions of this Section 9.02; (ii) Tenant shall accept the Renewal Premises in its “as is” condition at the commencement of the Renewal Term, and Landlord shall not be required to perform Landlord’s Work or any other work, to pay any amount or to render any services to make the Premises ready for Tenant’s use and occupancy or to provide any abatement of Fixed Rent or Additional Charges, in each case with respect to the Renewal Term; (iii) Tenant shall have no option to renew this Lease beyond the expiration of the Renewal Term; (iv) the Base Tax Amount shall be the Taxes for the Tax Year in which the commencement of the Renewal Term occurs and the Base Operating Year shall be the Operating Year in which the commencement of the Renewal Term occurs; (v) all references in this Lease to the “Premises” shall be deemed to refer to the Renewal Premises; (vi) if the Renewal Premises consists of a Renewal Portion, Tenant’s Share shall be appropriately reduced; (vii) if the Renewal Premises consists of a Renewal Portion, then any space as to which this Lease is not being renewed shall be delivered to Landlord one day before the first day of the applicable Renewal Term vacant and free of any lien or encumbrance and otherwise in the condition required pursuant to this Lease as if such date were the expiration date of this Lease and (viii) all references in this Lease to the Expiration Date shall be deemed to mean the last day of the Renewal Term.

(b) The annual Fixed Rent for the Premises for the Renewal Term shall be the Fair Market Rent. “Fair Market Rent” means the fixed annual rent that a willing lessee would pay and a willing lessor would accept for the Renewal Premises during the Renewal Term, taking into account all relevant factors.

(c) (i) If Tenant timely exercises the Renewal Option, Landlord shall notify Tenant (the “Rent Notice”) within 30 days after delivery of the Renewal Notice of Landlord’s determination of the Fair Market Rent (“Landlord’s Determination”). Tenant shall notify Landlord (“Tenant’s Notice”), within 30 days after Tenant’s receipt of the Rent Notice, whether Tenant accepts or disputes Landlord’s Determination, and if Tenant disputes Landlord’s Determination, Tenant’s Notice shall set forth Tenant’s determination of the Fair Market Rent (“Tenant’s Determination”).

(ii) Notwithstanding the provisions of Section 9.02(c)(i), Tenant may give to Landlord a notice (a “Rent Request Notice”) at any time on or before the date that is 19 months before the last day of the initial Term, requesting that Landlord give to Tenant a Rent Notice setting forth Landlord’s Determination. If Tenant timely gives a Rent Request Notice, then Landlord shall have until the later of (A) the date that is 30 days after the giving of the Rent Request Notice and (B) the date that is 19 months before the last day of the initial Term, to give to Tenant a Rent Notice. In such event, Tenant shall have until 30 days after the giving of the Rent Notice to give both the Renewal Notice and Tenant’s Notice (which may be combined into one notice).

(iii) If Tenant timely gives a Renewal Notice but fails to give Tenant’s Notice within the applicable 30 day period under Section 9.02(c)(i) or Section 9.02(c)(ii), and if the Rent Notice states in bold-faced type that Tenant’s failure to object to Landlord’s Determination within 30 days will be deemed acceptance thereof, then Tenant shall be deemed to have accepted Landlord’s Determination.

(d) If Tenant timely disputes Landlord’s Determination and Landlord and Tenant fail to agree as to the Fair Market Rent within 20 days after the giving of Tenant’s Notice, then the Fair Market Rent shall be determined as follows: Such dispute shall be resolved by arbitration conducted in accordance with the Commercial Dispute Resolution Procedures (Expedited Procedures) of the AAA, except that the provisions of this Section 9.02(d) shall supersede any conflicting or inconsistent provisions of said rules. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and that said dispute shall be determined in the City of New York, in accordance with this Section 9.02(d). Landlord and Tenant shall endeavor to agree on an arbitrator who shall be impartial within 14 days of such notice. If no arbitrator shall have been appointed within such 14 days, either Landlord or Tenant may apply to any court having jurisdiction to make such appointment. The arbitrator shall subscribe and swear to an oath fairly and impartially to determine such dispute. Within 14 days after the arbitrator has been appointed, the arbitrator shall hold hearings to determine the Fair Market Rent. The arbitrator shall only be empowered to choose either Landlord’s Determination or Tenant’s Determination as the Fair Market Rent. The arbitrator shall render such determination within 30 days after being appointed. The fees and expenses of any arbitration pursuant to this Section 9.02(d) shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. The arbitrator shall not have the power to add to, modify or change any of the provisions of this Lease. The arbitrator shall have at least 20 years’ experience in leasing and valuation of properties which are similar in character to the Building. After a determination has been made of the Fair Market Rent, the parties shall execute and deliver an instrument setting forth the Fair Market Rent, but the failure to so execute and deliver any such instrument shall not effect the determination of Fair Market Rent.

(e) If Tenant disputes Landlord’s Determination and if the final determination of Fair Market Rent shall not be made on or before the first day of the Renewal Term, then, pending such final determination, Tenant shall pay, as Fixed Rent for the Renewal Term, an amount equal to one-half of the sum of Tenant’s Determination and Landlord’s Determination. If, based upon the final determination of the Fair Market Rent, the Fixed Rent payments made by Tenant for such portion of the Renewal Term were (i) greater than the Fair Market Rent payable for the Renewal Term, Landlord shall credit the amount of such excess against future installments of Fixed Rent and/or Additional Charges payable by Tenant and (ii) less than the Fair Market Rent payable for the Renewal Term, Tenant shall pay to Landlord the shortfall within 30 days after such determination.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first written above.

Landlord:	NEW WATER STREET CORP.

Tenant:	By: BOWNE & CO., INC.	Edward J. Kulick, Jr. Name: Edward J. Kulick, Jr. Title: Senior Vice President

	By:	C. Cody Colquitt Name: C. Cody Colquitt

Title: Senior Vice President & Chief Financial Officer

Tenant’s Federal Tax I.D. No.: 13-2618477